Exhibit 10.45

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (the “Agreement”) is dated as of this 26th  day of April, 2016, by and between GRIFFIN INDUSTRIAL REALTY, INC., a Delaware corporation, with a principal place of business 204 West Newberry Road, Bloomfield, Connecticut 06002-1308 (the “Borrower”) and PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States having an office at One Financial Plaza, Hartford, Connecticut 06103 (the “Lender”).

STATEMENT OF PURPOSE

WHEREAS, the Borrower has requested that the Lender make a mortgage loan in the principal amount of up to Fourteen Million Three Hundred Fifty Thousand and 00/100 Dollars ($14,350,000.00) (the “Loan”) to be secured by the real property owned by Borrower and commonly known as 14 International Drive, 15 International Drive and 16 International Drive, East Granby, Connecticut, and 35 International Drive and 40 International Drive, Windsor, Connecticut (collectively, the “Property”); and

WHEREAS, the Lender has agreed to make the Loan and the Borrower desires to enter into the Loan, all upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and intending to be legally bound hereby, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.     Definitions.  The following terms when used in this Agreement shall have the meanings assigned to them below:

“Affiliate” means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any Subsidiary thereof.  The term control means (a) the power to vote ten percent (10%) or more of the Capital Securities of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting Capital Securities, by contract or otherwise.  Notwithstanding the foregoing, (a) no individual shall be an Affiliate of a Person solely by reason of his or her being a director, officer or employee of such Person and (b) the Lender shall not be an Affiliate of Borrower.

“Agreement” shall mean this Loan and Security Agreement, as it may be amended or modified from time to time.

“Anti-Terrorism Laws” shall have the meaning set forth in Section 5.01(w).

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Borrower” shall mean Griffin Industrial Realty, Inc., a Delaware corporation.

“Borrower’s Knowledge” or words of similar import used in this Agreement shall mean solely the actual knowledge of (i) Michael S. Gamzon, President and Chief Executive Officer of the Borrower; (ii) Anthony J. Galici, Vice President, Chief Financial Officer and Secretary of the Borrower or (iii) Thomas M. Lescalleet, Senior Vice President of Griffin Industrial, LLC, a subsidiary of the Borrower, who have been active in the management of the Property and the Borrower, without any duty of inquiry or investigation of any type.

“Business Day” means:

(a)        any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Bridgeport, Connecticut;

(b)        when such term is used to describe a day on which a payment or prepayment is to be made in respect of the Loan while the Loan is bearing interest at a rate based upon the LIBOR Rate (a “LIBOR Rate Loan”), any day which is: (i) neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York City; and (ii) a LIBOR Business Day; and

(c)        when such term is used to describe a day on which an interest rate determination is to be made in respect of a LIBOR Rate Loan, any day which is a LIBOR Business Day.

“Capital Lease” means, with respect to Borrower, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a balance sheet of Borrower.

“Capital Securities” means, with respect to any Person, any and all shares, interests (including partnership interests or limited liability company interests), participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued hereafter.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified from time to time.

“Collateral” means, collectively, all estate, right, title and interest which the Borrower now has or may later acquire in and to (i) the “Mortgaged Property” as defined in the Mortgage, (ii) the “Leases” and “Rents” as defined in the Collateral Assignment, as well as all other collateral now and hereafter granted to the Lender as security for the Obligations; and (iii) the UCC Collateral (as defined in Section 4.01 herein).

“Collateral Assignment” means the Assignment of Leases and Rentals dated the date hereof from the Borrower to Lender.

“Debt” means, with respect to any Person at any date and without duplication, the sum of the following calculated in accordance with GAAP:  (a) all indebtedness for borrowed money and all obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person; (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid in the ordinary course of business and accrued expenses incurred in the ordinary course of business; (c) all obligations of any such Person as lessee under Capital Leases; (d) all debt secured by any Lien upon property or assets owned by such Person, notwithstanding that such Person has not assumed or become liable for the payment of such debt; (e) all Guaranty Obligations of any such Person; (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including any reimbursement obligation, and banker’s acceptances issued for the account of any such Person; (g) all obligations of such Person with respect to all Capital Securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person (provided,  that, if the documents governing such repurchase or redemption obligation do not require such repurchase or redemption if the same would violate the provisions of this Agreement, only to the extent such repurchases or redemptions are permitted to be paid under the terms of this Agreement), but only to the extent such obligations are no longer contingent; and (h) all obligations incurred by any such Person pursuant to the Interest Rate Protection Agreement.

“Debtor Relief Laws” means the United States Bankruptcy Code, Title 11 of the United States Code, 11 U.S.C. §101 et seq., as amended from time to time, or any successor statute, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, winding up or similar debtor relief laws, whether federal, state, local or foreign from time to time in effect affecting the rights of creditors generally.

“Default” means any of the events specified in Section 10.01 which with the passage of time, the giving of notice or the satisfaction of any other condition, would constitute an Event of Default.

“Default Rate” has the meaning ascribed to it in the Note.

“Dollars or $” means, unless otherwise qualified, dollars in lawful currency of the United States.

“Dominos” shall mean Domino’s Pizza Master Issuer, LLC.

“Eaton” shall mean Eaton Corporation.

“Environmental Laws” means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified from time to time.

“ERISA Affiliate” means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Event of Default” means any of the events specified in Section 10.01, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

“Executive Order” has the meaning assigned thereto in Section 5.01(w) hereof.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Fiscal Year” means the fiscal year of Borrower ending on November 30.

“GAAP” means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis throughout the period indicated.

“Governmental Approvals” means all authorizations, consents, permits, approvals, licenses, exemptions and other qualifications of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any nation, province, state or political subdivision thereof, federal, state or local, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranty Obligation” means, with respect to any Person, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval or (e) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas in amounts in excess of those permitted by applicable Environmental Laws.

“Interest Rate Protection Agreement” shall mean any agreement, device or arrangement designed to protect Borrower from fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency exchange agreements, forward currency exchange agreements, interest rate caps, collars or floors, forward rate currency or interest rate options, puts, warrants, swaps, swaptions, U.S. Treasury locks and U.S. Treasury options, and any and all schedules thereto, confirmations thereof, cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

“Lender’s Office” means, with respect to the Lender, the office of the Lender referenced in preamble of this Agreement.

“LIBOR Business Day” shall have the meaning ascribed to it in the Note.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge or other encumbrance of any kind including any conditional sale or other title retention agreement, and any lease in the nature thereof.  For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Loan Document” means, individually, and “Loan Documents” means, collectively, this Agreement, the Note, the Interest Rate Protection Agreement, the Security Documents and each other document, instrument, certificate and agreement executed and delivered by the Borrower in connection with the above or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.

“Master Lease” shall mean a lease by and between the Borrower, as landlord, and the Master Tenant, as tenant, for the Eaton Space and/or the Dominos Space, as applicable, in accordance with Section 8.02 below.  Such Master Lease shall be in the form attached hereto as Schedule B or Schedule C, as applicable and otherwise in compliance with the terms and conditions set forth in Section 8.02 below.

“Master Tenant” shall mean Tradeport Development IV, LLC, a wholly owned Subsidiary of the Borrower.

“Material Adverse Effect” means a material adverse effect (i) on the Property or the financial condition of Borrower, or (ii) on the ability of Borrower to perform its material obligations under any Loan Document to which it is a party.

 “Mortgage” means the Open-End Mortgage Deed and Security Agreement dated the date hereof from the Borrower to the Lender pursuant to which Borrower grants to the Lender a lien in all the Mortgaged Property, in form and substance acceptable to the Lender, as it may be amended or modified from time to time, to secure, inter alia, the Note and the Interest Rate Protection Agreement.

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on the Loan, (b) all obligations owing by Borrower under the Interest Rate Protection Agreement and (c) all other fees and commissions (including attorneys’ fees), obligations, covenants and duties owing by Borrower to the Lender arising pursuant to this Agreement, the Note, the Interest Rate Protection Agreement or any of the other Loan Documents, and including any such obligations incurred after the commencement of any proceeding under any Debtor Relief Law (including any interest accruing under any Loan Document after the filing of a petition with respect to the Borrower under any Debtor Relief Law whether or not allowed or allowable as a claim in the related proceeding).

“Operating Account” means commercial checking account to be established in the name of the Borrower at the Lender and which shall be identified as the “Operating Account” hereunder when its opened by an amendment to this Agreement signed by both the Borrower and the Lender.

“Permitted Liens” shall have the meaning assigned thereto in Section 9.03.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

“Property” collectively means those certain pieces or parcels of real property owned by Borrower and commonly known as 14 International Drive, 15 International Drive and 16 International Drive, East Granby, Connecticut; 35 International Drive and 40 International Drive, Windsor, Connecticut, together with all improvements thereon and appurtenances thereto, all being more particularly described in the Mortgage encumbering said Property.

“Responsible Officer” means any of the following: the chief executive officer, chief financial officer, president, vice president or any other officer reasonably acceptable to the Lender.

“Rollover Replacement Lease” shall mean a lease to one or more Rollover Replacement Tenants (as hereinafter defined) pursuant to a written lease agreement approved by the Lender in its reasonable discretion and containing (1) a term of not less than five (5) years, and (2) such other terms and conditions as are satisfactory to the Lender in its reasonable discretion, including rental rates which together with other rentals generated by the Property allow for the Property to maintain the required Debt Service Coverage Ratio.

“Rollover Replacement Tenants” shall mean one or more new tenants acceptable to the Lender (including, without limitation, that the creditworthiness of such new tenant or tenants is acceptable to the Lender in its reasonable discretion) that will occupy all or any part of the Eaton Space (as hereinafter defined) or the Dominos Space (as hereinafter defined), as applicable, pursuant to a Rollover Replacement Lease.

“Security Document” means, individually, and “Security Documents” means, collectively, the Mortgage, the Collateral Assignment and each other agreement or writing pursuant to which Borrower purports to pledge or grant a lien or security interest in any real or personal property or assets securing the Obligations, together with all documents delivered in connection therewith.

“Solvent” means, as to any Person on a particular date, that such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns assets having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its liabilities (including contingencies) as they become absolute and matured, and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Securities having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, Capital Securities of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency).  Unless otherwise qualified references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Borrower.

“UCC” means the Uniform Commercial Code as codified in the State of Connecticut or as codified in any other state the laws of which are required by Article 9 thereof to be applied in connection with the issue or perfection of security interests, as such statutes are in effect during the term hereof.  All terms used in this Agreement which are defined in the UCC shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC, unless another meaning is specifically provided herein.

“United States” means the United States of America.

Section 1.02.     General.  Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement.  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.

Section 1.03.     Other Definitions and Provisions.

(a)        Use of Capitalized Terms.  Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Note and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

(b)        Miscellaneous.  The words hereof, herein and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

ARTICLE II

THE LOANS; LENDER FEES

Section 2.01.     The Loan.  Subject to the satisfaction of the terms and conditions hereof and at the discretion of the Lender, and in reliance on the representations and warranties contained herein and in the other Loan Documents, the Lender agrees to furnish the Loan, which shall be a permanent mortgage loan to the Borrower in the amount of Fourteen Million Three Hundred Fifty Thousand and 00/100 Dollars ($14,350,000.00).  The Loan shall be used to (a) pay related closing expenses, and (b) return a portion of the equity to the Borrower.

Section 2.02.     Interest and Repayment of Principal of Loan.  The Promissory Note evidencing the Loan (the “Note”) is attached hereto as Schedule A and contains all of the terms relative to the repayment of principal, the payment of interest and the rate(s) at which interest shall accrue.  The Note is incorporated herein as if fully set forth herein.

Section 2.03.     Maturity Date.  The entire balance of the Loan shall be due and payable on or before the Maturity Date (as defined in the Note).

Section 2.04.     Appraisals.  Unless otherwise specified herein or in the Mortgage, any appraisals referenced or required by this Agreement shall mean an appraisal, to the reasonable satisfaction of the Lender, of the Property prepared by an MAI appraiser approved by the Lender, which approval shall not be unreasonably withheld, which appraisal must be paid for by the Borrower.

ARTICLE III

GENERAL LOAN PROVISIONS

Section 3.01.     Manner of Payment.  Each payment by the Borrower on account of the principal of or interest on the Loan or of any fee, commission or other amounts payable to the Lender under this Agreement, the Note or Mortgage shall be made not later than 3:00 p.m. (New York time) on the date specified for payment under such document or instrument, as applicable, to the Lender at the Lender’s Office for the account of the Lender (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever.  Any payment received after such time but before 4:00 p.m. (New York time) on such day shall be deemed a payment on such date for the purposes of Section 10.01, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.  Any payment received after 4:00 p.m. (New York time) shall be deemed to have been made on the next succeeding Business Day for all purposes.  If any payment under this Agreement, the Note or Mortgage shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing any interest if payable along with such payment.  Borrower hereby grants to the Lender the right to make withdrawals from the Operating Account to make payments on the Obligations as and when due hereunder.

Section 3.02.     Credit of Payments and Proceeds.  In the event that Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 10.02, all payments received by the Lender upon the Note and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied as set forth in Section 10.03.

Section 3.03.     Voluntary Prepayment of the Loan.  The Loan may be prepaid upon the terms and conditions set forth in the Note evidencing the Loan.  Borrower acknowledges that additional obligations may be associated with any such prepayment under the terms and conditions of the Note and the Interest Rate Protection Agreement.  Borrower shall give the Lender notice of any proposed prepayment of the Loan in accordance with the Note, which notice shall specify the proposed date of payment and the principal amount to be paid.  Each partial prepayment of the principal amount of the Loan shall be accompanied by the payment of all charges outstanding on the Loan (including any Prepayment Premium, as defined in the Note) and of all accrued interest on the principal repaid to the date of payment.

Section 3.04.     LIBOR Rate Lending Unlawful.  If the Lender shall reasonably determine (which determination shall, upon notice thereof to Borrower, be conclusive and binding on Borrower) that the introduction of or any change in or in interpretation of any law, rule, regulation or guideline (whether or not having the force of law), makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Lender to make, continue or maintain the Loan as a LIBOR Rate Loan, then any such LIBOR Rate Loan shall, upon such determination, forthwith be suspended until the Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and all amounts outstanding under the Note shall automatically bear interest at the Alternate Rate (as defined in the Note) plus two hundred (200) basis points at the end of the then current LIBOR Interest Period (as defined in the Note) with respect thereto or sooner, if required by such law and assertion.

Section 3.05.     Intentionally Omitted.

Section 3.06.     Increased Costs.  If on or after the date hereof the adoption of any applicable law, rule or regulation or guideline (whether or not having the force of law), or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by Lender for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in law”, regardless of the date enacted, adopted or issued):

(a)        shall subject the Lender to any tax, duty or other charge with respect to the Loan or its obligation to make the Loan as a LIBOR Rate Loan, or shall change the basis of taxation of payments to the Lender of the principal of, or interest on, the Loan or any other amounts due under this agreement in respect of the Loan or its obligation to make the Loan (except for the introduction of, or change in the rate of, tax on the overall net income of the Lender or franchise taxes, imposed by the jurisdiction (or any political subdivision or taxing authority thereof) under the laws of which the Lender is organized or in which the Lender’s principal executive office is located); or

(b)        shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System of the United States) against assets of, deposits with or for the account of, or credit extended by, the Lender or shall impose on the Lender or on the London interbank market any other condition affecting the Loan or its obligation to make the Loan;

and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining the Loan as a LIBOR Rate Loan, or to reduce the amount of any sum received or receivable by the Lender under this agreement with respect thereto, by an amount deemed by the Lender to be material, then, within fifteen (15) days after demand by the Lender, Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction.

Section 3.07.     Increased Capital Costs.  If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority (provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by Lender for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in law”, regardless of the date enacted, adopted or issued) affects or would affect the amount of capital required or expected to be maintained by the Lender, or person controlling the Lender, and the Lender determines (in its reasonable discretion) that the rate of return on its or such controlling person’s capital as a consequence of its commitments or the Loan made by the Lender is reduced to a level below that which the Lender or such controlling person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Lender to

Borrower, Borrower shall immediately pay directly to the Lender additional amounts sufficient to compensate the Lender or such controlling person for such reduction in rate of return.  A statement of the Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Borrower.  In determining such amount, the Lender may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable.

Section 3.08.     Taxes.  All payments by Borrower of principal of, and interest on, the Loan and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Lender’s net income or receipts or income from the Loan (such non-excluded items being called “Taxes”).  In the event that any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Borrower will:

(a)        pay directly to the relevant authority the full amount required to be so withheld or deducted;

(b)        promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

(c)        pay to the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Lender with respect to any payment received by the Lender hereunder, the Lender may pay such Taxes and Borrower will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Lender would have received had not such Taxes been asserted.

If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

Section 3.09.     Interest Rate Protection Agreement.  Borrower has entered into an Interest Rate Protection Agreement with the Lender (together with the confirmation thereof and all schedules thereto, and as may be amended or substituted from time to time) dated on or prior to the Closing Date, in order to eliminate the risk with respect to fluctuation of the interest rate in connection with the Loan.  The Interest Rate Protection Agreement shall be effective as of the date thereof with the payment terms and the rate as referenced therein to commence on the Closing Date and shall continue until the Maturity Date and shall, at all times, be in a notional amount equal to the entire outstanding principal amount of the Loan. If the Interest Rate Protection Agreement shall expire prior to the Maturity Date and leave any principal of the Loan uncovered thereby, or if for any other reason any principal portion of the Loan shall be uncovered by the Interest Rate Protection Agreement during the period of time commencing on the Closing Date and ending on the Maturity Date, such uncovered amount shall be immediately due and payable.  All costs, expenses, penalties and indemnity obligations that may be incurred by Lender as a result of Borrower’s default under, or termination of, the Interest Rate Protection Agreement, including but not limited to the costs of unwinding the Interest Rate Protection Agreement, shall be (a) subject to immediate reimbursement by Borrower pursuant to the terms hereof and to the Interest Rate Protection Agreement, and (b) secured by the Security Documents.  In the event the Loan is terminated or Borrower repays all amounts due under the Loan prior to the termination date set forth in the Interest Rate Protection Agreement, subject to the terms thereof, Borrower shall be obligated to terminate said Interest Rate Protection Agreement and pay to the Lender any and all amounts that may be outstanding under said Interest Rate Protection Agreement in addition to any other amounts that may be due the Lender under this Agreement, the Note and the other Loan Documents.  In the event Borrower makes a partial prepayment on the Loan as permitted hereby, Borrower shall be obligated to pay to the Lender any and all amounts that may be payable under the terms of the Interest Rate Protection Agreement with respect to such partial prepayment in addition to any other amounts that may be due the Lender under this Agreement, the Note and the other Loan Documents.

ARTICLE IV

COLLATERAL AND GRANT OF SECURITY INTEREST

Section 4.01.     Security Interest.  As security for the payment of the Loan and the performance by the Borrower of its Obligations, the Borrower hereby mortgages, pledges and assigns to the Lender, and gives and grants to the Lender, security interests in all of the personal property and fixtures which are now or hereafter installed in or used exclusively in connection with the operation or maintenance of the Property and all of its right, title and interest in and to the items and types of property, described or referred to below, whether now owned or hereafter acquired and which are now or hereafter installed in or used exclusively in connection with the operation or maintenance of the Property, and the proceeds and products thereof, (all of which property is herein collectively called the “UCC Collateral”), which security interest is and shall remain first and prior and which UCC Collateral shall remain free and clear of all mortgages, pledges, security interests, liens, and other encumbrances and restrictions on the transfer thereof except Permitted Liens.

(a)        All of Borrower right, title and interest in and to all appliances, machinery and equipment owned by the Borrower now or hereafter installed in or used exclusively in connection with the operation or maintenance of the Property, including but not limited to gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators, escalators, incinerators, motors, dynamos, sinks, disposals, dishwashers, water closets, basins, medicine chests, pipes, faucets and other plumbing and heating fixtures, ventilating apparatus, dryers, air-conditioning equipment and units, paneling, refrigerating plant, refrigerators, whether mechanical or otherwise, fire prevention and extinguishing apparatus, shades, awnings, screens, blinds, carpeting, wall cabinets, furniture and equipment, and also any and all other fixtures and articles of personal property owned by the Borrower now or hereafter attached to, or used exclusively in connection with the operation or maintenance of, the Property.

(b)        All rents, income, profits, security deposits and other benefits to which the Borrower may now or hereafter be entitled from the leases of the Property.

(c)        All of the Borrower’s right, title and interest in and to proceeds of casualty and other insurances relating to the Property and all causes of action, claims, compensation and recoveries for any damage, condemnation or taking of the Property, or for any conveyance in lieu thereof, whether direct or consequential, or for any damage or injury to the Property, or for any loss or diminution in value of the Property.

(d)        All of the Borrower’s right, title and interest in and to the Operating Account.

(e)        The foregoing collateral includes all additions, replacements and substitutions thereof and thereto and all proceeds of all of the foregoing, as these terms are used and defined in the Uniform Commercial Code.

(f)        All Proceeds (as such term is defined in Article 9 of the UCC), including without limitation all proceeds and all products of all Collateral described above.  The security interest described herein continues in all UCC Collateral, notwithstanding sale, exchange or other disposition thereof by the Borrower.

It is understood that the UCC Collateral shall only include the property expressly set forth above and shall not include any other personal property of the Borrower, whether or not such other personal property of the Borrower is stored at the Property.

Section 4.02.      Authorization Re: Financing Statements.

(a)        The Lender may at any time and from time to time file financing statements, continuation statements and amendments thereto that describe the Collateral and which contain any other information required by Lender or by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower.  The Borrower shall furnish any such identification number issued promptly to the Lender.

(b)        The Borrower shall at any time and from time to time take such steps as the Lender may reasonably request for the Lender: (i) to obtain “control” of the Operating Account (as such term is defined in Article 9 of the UCC with corresponding provisions in §§ 9-104, 9-105, 9-106 and 9-107 relating to what constitutes “control” for such items), with any agreements establishing control to be in form and substance reasonably satisfactory to the Lender, and (iii) otherwise to insure the continued perfection and priority of the Lender’s security interest in any of the Collateral and of the preservation of its rights therein.

(c)        Nothing contained herein shall be construed to narrow the scope of the security interest granted hereby in any of the UCC Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of the Lender hereunder except as (and then only to the extent) specifically mandated by Article 9 of the UCC to the extent then applicable.  Notwithstanding the foregoing, the parties agree that Lender’s security interest hereunder shall not extend to any Hazardous Materials or devices utilized primarily for the storage of Hazardous Materials.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

Section 5.01.     Representations and Warranties.  To induce the Lender to enter into this Agreement and to induce the Lender to make the Loan, the Borrower hereby represents and warrants to the Lender, that:

(a)        Organization; Power; Qualification.  The Borrower is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except where the failure to be qualified would not reasonably be expected to have a Material Adverse Effect.

(b)        Authorization of Agreement, Loan Documents and Borrowing.  The Borrower has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms.  This Agreement and each of the other Loan Documents to which it is a party have been duly executed and delivered by a duly authorized officer of the Borrower, and each such document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by any Debtor Relief Law from time to time in effect which affect the enforcement of creditors rights in general and the availability of equitable remedies.

(c)        Compliance of Agreement, Loan Documents and Borrowing with Laws, etc.  The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party, the borrowings hereunder and thereunder and the consummation of the other transactions contemplated hereby and thereby do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower, (ii) conflict with, result in a breach of or constitute a default under the Borrower’s articles of incorporation, by-laws or other organizational documents of the Borrower or any indenture, material agreement or other instrument to which it is a party or by which any of its material properties may be bound or any Governmental Approval relating to the Borrower, or (iii) result in, or require the creation or imposition of, any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than Liens arising under the Loan Documents.

(d)        Compliance with Law; Governmental Approvals; Other Consents and Approvals.  The Borrower: (i) has all Governmental Approvals required by any Applicable Law for the Borrower to own and operate the Property, each of which is in full force and effect, (ii) is in compliance with each Governmental Approval and Applicable Law applicable to the Borrower’s ownership and operation of the Property, and (iii) has obtained all Governmental Approvals and other consents and approvals required or necessary for the consummation of the transactions contemplated by the Loan Documents.

(e)        Tax Returns and Payments.  The Borrower has duly filed or caused to be filed all material federal, state, local and other material tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all material federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except such taxes, assessments and governmental charges or levies that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established on the books of the Borrower to the extent required by GAAP.  No Governmental Authority has asserted any Lien or other claim against the Borrower with respect to unpaid taxes which has not been discharged or resolved.  The charges, accruals and reserves on the books of the Borrower in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower are in Borrower’s judgment adequate.

(f)        Intentionally Omitted.

(g)        Environmental Matters. Except for the matters set forth in the reports identified on Schedule B of that certain Environmental Indemnification Agreement and Affidavit of the Borrower in favor of the Lender and dated of even date herewith:

(i)        The Property does not contain, and to the Borrower’s Knowledge has not previously contained, any Hazardous Materials in amounts or concentrations which: (A) constitute or constituted a material violation of applicable Environmental Laws, or (B) could reasonably be expected to give rise to liability under applicable Environmental Laws;

(ii)        All operations conducted in connection with the Property are in material compliance, and, to the Borrower’s Knowledge, have been in material compliance, with all applicable Environmental Laws, and to the Borrower’s Knowledge there is no contamination at, under or about the Property which materially interferes with the continued operation of the Property or materially impairs the fair saleable value thereof;

(iii)       Borrower has not received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials, or compliance with Environmental Laws relating to the Property, nor to the Borrower’s Knowledge is there any reason to believe that any such notice will be received or is being threatened;

(iv)       To the Borrower’s Knowledge, (A) Hazardous Materials have not been disposed at, or transported from the Property in any manner which would give rise to liability under Environmental Laws, and (B) Hazardous Materials have not been generated, treated, stored, or disposed of at, on or under any of the Property in violation of, or in a manner that would give rise to liability under, any applicable Environmental Laws;

(v)        No judicial proceedings or governmental or administrative action is pending, or, to Borrower’s Knowledge, is threatened, under any Environmental Law with respect to the Property to which the Borrower is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders outstanding under any Environmental Law with respect to the Property; and

(vi)       To Borrower’s Knowledge, during the Borrower’s, or any of Borrower’s Affiliates, period of ownership or occupancy, there has been no release of Hazardous Materials at or from the Property, in violation of, or in a manner that could reasonably be expected to give rise to liability under, any Environmental Law.

(vii)     To Borrower’s Knowledge, there has been no release prior to the Borrower’s ownership period of Hazardous Materials at or from the Property, in violation of, or in a manner that could reasonably be expected to give rise to liability under, any Environmental Law.

(viii)    To Borrower’s Knowledge, there has been no threat of release at any time, of Hazardous Materials at or from the Property, in violation of, or in a manner that could reasonably be expected to give rise to liability under, any Environmental Law.

(h)        ERISA.  The Borrower and each ERISA Affiliate of it is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all employee benefit and pension plans and no liability has been incurred by the Borrower or any such ERISA Affiliate of the Borrower which remains unsatisfied for any taxes or penalties with respect to any such employee benefit and pension plan.

(i)        Margin Stock.  The Borrower is not engaged principally or as one of its activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (as each such term is defined or used in Regulation U of Federal Reserve Board).  No part of the proceeds of the Loan will be used for purchasing or carrying margin stock or for any purpose which violates the provisions of Regulation T, U or X of such Federal Reserve Board.

(j)        Government Regulation.  The Borrower is not an investment company or a company controlled by an investment company (as each such term is defined or used in the Investment Company Act of 1940, as amended), and the Borrower is not, or after giving effect to the Loan will not be, subject to regulation under any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

(k)        Employee Relations.  There are no pending or, to the Borrower’s Knowledge, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees.

(l)        Health and Safety; Zoning.

(i)        Borrower has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the occupancy of the Property and the operation of the Property and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

(ii)       The Property and the present and contemplated use and occupancy thereof are in full compliance with all applicable zoning ordinances, health and building codes, land use laws, fire codes and other similar laws.

(iii)      The Property is served by all utilities required for the current or contemplated use thereof.  Except as provided in the next sentence, all utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.  The portions of the Property known and numbered as 14 International Drive, East Granby, Connecticut and 40 International Drive, Windsor, Connecticut have drinking water supplied by wells located on such properties.

(iv)      All public roads and streets necessary for service of, and access to, the Property for the current or contemplated use thereof have been completed, are serviceable and are physically and legally open for use by the public.

(v)       The Property is served by public water and sewer systems; however, as provided in Section 5.01(l)(iii) above, drinking water at the 14 International Drive, East Granby, Connecticut property and the 40 International Drive, Windsor, Connecticut property is obtained from wells located on such properties.

(vi)      The Property is free from damage caused by fire or other casualty.

(vii)     All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements (as defined in the Mortgage) have been paid in full.

(viii)    Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants’ property) used in connection with the operation of the Property,

free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

(ix)      All liquid and solid waste disposal, septic and sewer systems located on the Property, if any, are in a good and safe condition and repair and in compliance with all Applicable Laws.

(x)       No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Improvements is located within such area, Borrower has obtained and will maintain the insurance prescribed in Section 3 of the Mortgage.

(m)      No Material Adverse Effect.  Since the date of the most recent financial statements the Borrower has delivered to the Lender, there has been no material adverse change in the properties, business, results of operations or financial condition of the Borrower and no event has occurred or condition arisen that would reasonably be expected to have a Material Adverse Effect thereon.  The most recent financial statements the Borrower has delivered to the Lender sets forth a complete and correct listing of all Debt and Guaranty Obligations of the Borrower as of the date thereof.

(n)       Solvency.  The Borrower is and will remain Solvent.

(o)       Title to Properties.  The Borrower has valid and legal title to all of the personal property and assets owned by it necessary to operate the Property.

(p)       Liens.  The Collateral is not subject to any Lien, except Permitted Liens.

(q)       Debt and Guaranty Obligations.  Except as set forth on Schedule 5.01(q), the Borrower is in material compliance with all of the terms of all of its Debt and Guaranty Obligations that are to remain outstanding during any portion of the term of the Loan, and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or an event of default, on the part of the Borrower exists with respect to any such Debt and Guaranty Obligation.

(r)        Litigation.  Except for matters set forth on Schedule 5.01(r), there are no actions, suits or proceedings pending or, to the Borrower’s Knowledge, threatened, against or in any other way adversely relating to or affecting the Property, the Borrower, its operations or any of its properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, which would reasonably be expected to have a Material Adverse Effect.

(s)       Absence of Defaults.  No event has occurred or is continuing which constitutes a Default or an Event of Default.

(t)        Accuracy and Completeness of Information.  All written information, reports and other papers and data (other than financial forecasts) produced by or on behalf of the Borrower and furnished to the Lender were, at the time the same were so furnished, complete and correct in all material respects.  The documents, including any financial statements, furnished or written statements made to the Lender by the Borrower on or prior to the date hereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents, taken together, do not and will not contain any untrue statement of a fact material to the creditworthiness of the Borrower or omit to state a fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they were made, all except as otherwise qualified herein or therein.  The Borrower is not aware of any facts which it has not disclosed in writing to the Lender having a Material Adverse Effect, or insofar as any Borrower can now foresee, would have a Material Adverse Effect.

(u)       Fees and Commissions.  Borrower does not owe any brokerage or similar fees or commissions in connection with obtaining the Loan, except those paid directly to the Lender.

(v)       Foreign Assets Control Regulations.  Neither the borrowing by Borrower nor the use of the proceeds thereof will violate the Foreign Assets Control Regulations, the Foreign Funds Control Regulations, the Transactions Control Regulations, the Cuban Assets Control Regulations, the Iranian Assets Control Regulations or any other transaction or asset control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended).

(w)       Anti-Terrorism Laws.

(i)        Borrower is not in violation of any laws or regulations relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(ii)        Borrower is not a Prohibited Person.  A “Prohibited Person” is any of the following:

(a)        a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(b)        a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(c)        a person or entity with whom any bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(d)        a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(e)        a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.

(iii)        To the Borrower’s Knowledge, Borrower (1) has not conducted any business or engaged in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (2) has not dealt in, or otherwise engaged in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, and (3) has not engaged in or conspired to engage in any transaction that evaded or avoided, or had the purpose of evading or avoiding, or attempted to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(iv)        The Borrower shall not (1) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (2) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (3) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and Borrower shall deliver to the Lender any certification or other evidence requested from time to time by the Lender in its reasonable discretion, confirming Borrower’s compliance herewith).

(x)        Sanction Concerns.  Neither Borrower nor any Subsidiary, nor any director, officer, employee, agent, affiliate or representative thereof, is a Person that is, or is owned or controlled by any Person that is (i) currently the subject or target of any sanction administered or enforced by the United States Government (including, without limitation, the Office of Foreign Assets Control of the United States Department of the Treasury), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other Governmental Authority (collectively, “Sanctions”) or (ii) located, organized or resident in any country or territory to the extent that such country or territory is the subject of any Sanction (each a “Designated Jurisdiction”).  Neither the Loan, nor the proceeds from the Loan has been or will be used, to Borrower’s Knowledge, directly or indirectly, to lend, contribute, provide or has been otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including Lender) of Sanctions.

Section 5.02.     Representations Relating to Collateral.  With respect to the Collateral, the Borrower represents, warrants and covenants that:

(a)       Borrower is the sole owner, free and clear of all liens, claims, security interests and encumbrances, except for Permitted Liens, and Borrower is fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of Collateral;

(b)       To the Borrower’s Knowledge, none of the transactions underlying or giving rise to the Collateral violate any applicable state or federal laws or regulations, and all documents relating to the Collateral are legally enforceable in accordance with their terms.  The failure of any Collateral to fully comply with the provisions of this Section shall not affect, terminate, modify or otherwise limit the Lender’s lien or security interest in the Collateral.  The Borrower shall immediately notify the Lender of the failure of any Collateral to fully comply with the provisions of this Section.

Section 5.03.     Survival of Representations and Warranties, etc.  All representations and warranties set forth in this Article V and all representations and warranties contained in any certificate delivered pursuant to this Agreement, or in any of the Loan Documents (including any such representation or warranty made in, or in connection with, any amendment thereto) shall constitute representations and warranties made under this Agreement.  All representations and warranties made under this Agreement:  (i) shall be made or deemed to be made at and as of the date hereof, and (ii) survive the closing of the Loan and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or the making of the Loan hereunder.

ARTICLE VI

FINANCIAL INFORMATION AND NOTICES

Section 6.01.     Financial Statements. Until all the Obligations have been paid and satisfied in full, unless consent has been obtained in the manner set forth in Section 11.09 hereof, Borrower will furnish or cause to be furnished to the Lender annually (i) within ninety (90) days after the close of each Fiscal Year of Borrower that ends during the life of the Loan, financial reports with respect to the Property showing the annual rent roll, profit and loss statements, other income, and the detailed operating expenses of the Property prepared and certified by the Borrower, all in accordance with GAAP and in such detail as the Lender may reasonably require; (ii) within ten (10) days upon the Borrower’s filing of Form 10-K with the Securities and Exchange Commission (“SEC”), audited financial statements of the Borrower; (iii) financial statements of all tenants at the Property required to provide same under the terms of its lease within thirty (30) days of Borrower’s receipt of the same; and (iv) such other financial information in such detail as the Lender may reasonably require within a reasonable period of time following the Lender’s request for same, but no longer than thirty (30) days after such request.  Notwithstanding the foregoing, for so long as the Borrower is a publicly traded company and is required to file its financial statements annually with the SEC, the financial reports required under (ii) above shall be satisfied by the Borrower’s filing of the Form 10-K and the Borrower’s delivery of a copy of the same to the Lender.  During the continuance of an Event of Default hereunder, the report described in (i) above shall be provided on a monthly basis within thirty (30) days after the end of the preceding calendar month.

Section 6.02.     Intentionally Omitted.

Section 6.03.     Notice of Litigation and Other Matters.  Promptly (but in no event later than five (5) days after Borrower obtains knowledge thereof) Borrower shall provide Lender with written notice of:  (a) the commencement of all proceedings and investigations, including those by or before any Governmental Authority, and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or the Property or any other Collateral, which would reasonably be expected to have a Material Adverse Effect; (b) any notice of any violation received by the Borrower from any Governmental Authority with respect to the Property or the Collateral including any notice of violation of Environmental Laws; (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work stoppage against the Borrower which would reasonably be expected to have a Material Adverse Effect; (d) any attachment, judgment, lien, levy or order exceeding (1) $250,000 that has been assessed against the Borrower or (2) $100,000 that has been assessed against the Collateral, in either case excluding judgments that are fully covered by insurance; (e) any Default or Event of Default by which the Borrower, the Property or the Collateral may be bound; and (f) any Collateral is (i) materially damaged or destroyed, or suffers any other material loss, or (ii) is condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purpose to which such property was used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value of the Collateral not covered by insurance equals or exceeds $250,000 (collectively, a “Casualty Loss”).

Section 6.04.     Accuracy of Information.  All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower to the Lender (other than financial forecasts and information prepared by third parties and required to be delivered to the Lender by this Agreement) whether pursuant to this Article VI or any other provision of this Agreement, or any of the Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects.

ARTICLE VII

AFFIRMATIVE COVENANTS

Until all of the Obligations have been paid and satisfied in full, unless consent has been obtained in the manner provided for in Section 11.09, the Borrower covenants and agrees as follows:

Section 7.01.     Preservation of Existence and Related Matters.  Borrower shall preserve and maintain its separate existence, form, jurisdiction of organization and tax status, and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under Applicable Law except where the failure to be qualified would not reasonably be expected to have a Material Adverse Effect.

Section 7.02     Maintenance of Property; Operation of Property.  In addition to the requirements of any of the Loan Documents, Borrower shall protect and preserve all properties useful in and material to the Collateral, maintain in good working order and condition (subject to ordinary wear and tear) all of the Collateral and from time to time make or cause to be made all repairs, renewals, replacements and additions to the Collateral.

Section 7.03.     Insurance.

(a)        The Borrower shall maintain for the entire term of the Loan,

(i)        Fire and Extended Coverage or other Physical Damage Insurance for the benefit of the Lender, naming Lender as the “loss payee”. This coverage should include vandalism and malicious mischief, broadened to the so-called “All Risk of Physical Loss” coverage basis, in an amount, after application of any deductibles acceptable to the Lender, of not less than one hundred percent (100%) of the full replacement value of the Collateral at the time of issuance of such policy or policies and at each renewal date thereof, exclusive of land, excavations, foundations and other items normally excluded from such policies, and which amount in no event shall be less than the face amount of the Obligations unless an insurance survey (appraisal) acceptable to the Lender is submitted in advance of closing substantiating a lesser amount. The policy shall contain an agreed amount endorsement;

(ii)        Loss of Rent Insurance in an amount not less than the aggregate rental value of the Property for a period of one (1) year, or business interruption insurance in an amount reasonably acceptable to the Lender, as the case may be;

(iii)       Commercial General Liability Insurance covering the operations involving the ownership, maintenance and use of the Property in an amount of not less than Two Million and 00/100 Dollars ($2,000,000.00) per occurrence;

(iv)       Workman's Compensation Insurance, if applicable, in an amount at least equal to the minimum statutory limits;

(v)        Builder's Risk Insurance during any period during which construction of improvements is proceeding on the Property, in the form of a “Builder’s Risk 100% Completed Value Non-Reporting Form” policy in an amount to be determined by the Lender as the full replacement value of the improvements covering on “All Risk of Physical Loss” basis, and naming the Lender as Mortgagee (the Lender may also require that a distinction be made for “soft costs”

in the construction project and the need for business interruption coverage under the same program of insurance); and

(b)        All policies and endorsements should read:

Loan #

People’s United Bank, N.A., Its Successors and/or Assigns, ATIMA

PO Box 820

Burlington, VT 05402 – 0820

(c)        The property casualty insurance, except for flood, should be in an amount equal to the balance of the Obligations or the full replacement cost of Collateral, whichever is greater, and in compliance with any co-insurance clause in such insurance (i.e. all insurance must be in sufficient amounts to prevent the application of any insurance policy co-insurance contribution on any loss). All insurance policies shall be in form and substance, for amounts and in companies "A-" (A.M. Best) rated or better and acceptable to the Lender in its reasonable discretion, with annual premiums prepaid by the Borrower, and shall contain statutory mortgagee clauses effective as of the Closing Date, providing for any loss payable thereunder to be paid to the Lender, shall provide that coverage will not be terminated, cancelled or non-renewed without a minimum of ten (10) days prior written notice to the Lender for non-payment of premium and thirty (30) days’ notice for all other causes.

(d)        If notice of cancellation is received by the Lender for the Fire and Extended Coverage insurance policy and/or the Flood insurance policy, or if the Borrower fails to provide the required proof of coverage for any insurance coverage required hereunder or upon the reasonable request therefor, Borrower acknowledges and agrees the Lender may, at Borrower’s expense, purchase (force place) insurance. The cost of this insurance will be added to the Obligations. Borrower also acknowledges that if the Lender purchases the required insurance, such insurance will provide limited protection against physical damage to the Collateral, up to an amount equal to the lesser of (1) the unpaid balance of the Loan, excluding unearned finance charges, or (2) the value of Collateral; however, the Borrower’s equity in the Collateral may not be insured. In addition, the insurance will not provide any public liability or property damage indemnification and will not meet the requirements of any financial responsibility laws.

(e)        Borrower shall give prompt notice in writing to the Lender of any loss or damage to any Collateral caused by any casualty.

(f)        Certificates of insurance or other reasonably acceptable evidence of insurance, including flood insurance if applicable, shall be delivered to the Lender annually during the term of the Loan.

Section 7.04.     Accounting Methods and Financial Records.  Borrower shall maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.  All financial statements required to be provided by the Borrower to the Lender shall be prepared in accordance with GAAP consistently applied.

Section 7.05.     Payment and Performance of Obligations.  Borrower shall pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform within applicable grace periods (a) all taxes, assessments and other governmental charges that may be levied or assessed upon (i) the Property, or (ii) it or any of its other property and that would reasonably be expected to have a Material Adverse Effect, and (b) all other indebtedness, obligations and liabilities that would reasonably be expected to have a Material Adverse Effect in accordance with customary trade practices; provided, that the Borrower may contest any item described in this Section 7.05 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

Section 7.06.     Compliance With Laws and Approvals.  Borrower shall observe and remain in compliance with all Applicable Laws relating to the ownership and operation of the Property and maintain in full force and effect all Governmental Approvals with respect to the Property in each case where failure would reasonably be expected to have a Material Adverse Effect, including in connection with any procurement, disclosure, anti-kickback or other Applicable Laws and Governmental Approval relating to contracting with any Governmental Authority which is an account debtor of Borrower.

Section 7.07.     Environmental Laws.  In addition to and without limiting the generality of Section 7.06 with respect to the Property, Borrower shall (a) comply with all applicable Environmental Laws; (b) obtain and comply with any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; (c) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under applicable Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding such Environmental Laws, except orders and directives that are being challenged in good faith; and (d) defend, indemnify and hold harmless the Lender, and its Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials at the Property, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the Property or the Borrower, or any orders, requirements or demands of Governmental Authorities related thereto, including reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the negligence or willful misconduct of the party seeking indemnification therefor.

Section 7.08.     Compliance with ERISA.  In addition to and without limiting the generality of Section 7.06, Borrower shall comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all employee benefit and pension plans maintained by Borrower and any Affiliate of Borrower.

Section 7.09.     Visits and Inspections.  Borrower shall permit representatives of the Lender or its designated agents, from time to time, and upon reasonable prior notice, not more frequently than once per Fiscal Year (unless a Default or Event of Default shall have occurred) and during Borrower’s regular business hours without disruption to Borrower’s business or to any tenants at the Property, to: (a) visit and inspect the Property (including the performance of field audits); (b) inspect, audit and make extracts from Borrower’s books, records and files relating to the Property, including management letters prepared by independent accountants; and (c) discuss with Borrower’s principal officers and its independent accountants, the operation of the Property by the Borrower.  Borrower shall not be responsible for the cost of any field examinations unless the same are conducted during the continuance of an Event of Default in which event, the Borrower shall reimburse the Lender for the conduct of any field examinations at Lender’s then current per diem rates plus expenses.

Section 7.10.     Appraisals.  From time to time, Borrower shall permit the Lender to obtain additional appraisals of all or any portion of the Property, and if an appraisal is required by law, is made to ascertain the value of the Property upon considering a loan extension, or is commissioned following an Event of Default, then Borrower shall pay to the Lender within ten (10) business days of demand all costs of such appraisal.  Appraisals shall be the property of the Lender and the Lender will have no obligation to disclose the content of any appraisals to any person or entity, including the Borrower.

Section 7.11.     Operating Account.  Throughout the term of the Loan, the Borrower shall maintain an Operating Account in the name of the Borrower at the Lender into which Borrower shall deposit all advances under the Loan, all proceeds of sale from the sale of portions of the Property and all other income and profits derived from the Property, including, without limitation, all monies paid under any Master Lease (as hereinafter defined), if any, entered into in accordance with Section 8.02 below.  Without limiting the generality of the foregoing, Borrower shall deposit or cause to be deposited directly into said account all income and profits derived or received from the operation of the Property, including, without limitation, all rents and incomes received under any lease or rental agreement for all or a portion of the Property.  The Borrower hereby grants to the Lender a lien and right of set-off against the Operating Account.  During the continuance of an Event of Default, the Lender may apply or set-off such deposits or other sums then present or in transit to the Operating Account against the then outstanding Obligations without prior resort to any security therefor.

Section 7.12.     Further Assurances.  Borrower shall make, execute and deliver all such additional and further acts, things, deeds and instruments as the Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Lender its rights under this Agreement, the Note and the other Loan Documents.

Section 7.13.     Principal Office.  Borrower shall not change its principal executive offices from the address first set forth above, change its name, or change the location of the Collateral or the books and records related thereto without giving the Lender thirty (30) days’ advance notice and in the event of such change taking all such actions requested by the Lender to ensure the continued perfection of its security interest.  In addition, Borrower shall not remove any Collateral from the States in which the Borrower is located.

Section 7.14.     Additional Collateral.  With respect to any personal property acquired after the Closing Date by Borrower that is intended to be subject to a Lien created by any Security Document but is not so subject, Borrower shall promptly (and in any event within thirty (30) days after the acquisition thereof) (a) execute and deliver to Lender such amendments or supplements to the relevant Security Document or such other documents as Lender shall reasonably deem necessary to grant to Lender, for its benefit, a Lien on such property subject to no Liens other than Permitted Liens, and (b) take all reasonable actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all Applicable Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by Lender.  Borrower shall otherwise take such actions and execute and/or deliver to Lender such documents as Lender shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired property.

Section 7.15.     Compliance with Anti-Terrorism Laws.  Borrower shall not (1) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (2) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (3) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and Borrower shall deliver to the Lender any certification or other evidence requested from time to time by the Lender in its reasonable discretion, confirming Borrower’s compliance herewith).

ARTICLE VIII

FINANCIAL COVENANTS

Until all of the Obligations have been paid and satisfied in full, unless consent has been obtained in the manner set forth in Section 11.09 hereof:

Section 8.01.     Debt Service Coverage Ratio.  At all times during the term of the Loan, the Property must maintain debt service coverage ratio of not less than 1.25 to 1, which shall be determined by the Lender in its reasonable discretion based upon the net operating income from the Property (net of all operating expenses for the Property including, without limitation, third party management fees and replacement reserves [if any are required] in Leases with respect to the Property) compared to total debt service under the Loan for the same period utilizing the interest rate payable under the Interest Rate Protection Agreement (or the rate under the Note if the Interest Rate Protection Agreement is no longer in effect) (the “Debt Service Coverage Ratio”) tested as of fiscal year end November 30, 2017 and as of each November 30th thereafter throughout the term of the Loan (the time of such testing [but not the date as of which such testing applies] to be determined by the Lender in its sole but reasonable discretion).

Section 8.02.     Master Lease Requirement.

(a)        If (i) Eaton has not given written notice to the Borrower that it has renewed its Lease on or prior to July 31, 2020 for the entire space demised under such Lease (the “Eaton Space”) for not less than the renewal term provided for therein and otherwise on the terms and conditions set forth in the current Lease to Eaton; and (ii) the projected annual net operating income (calculated in accordance with Section 8.01 above) from existing Leases at the Property (including any Rollover Replacement Leases) as of February 1, 2021 (the “Easton Master Lease Commencement Date”) will not, on a prospective twelve (12) month basis, be sufficient to satisfy the Debt Service Coverage Ratio, as verified by the Lender, then, on or prior to the Eaton Master Lease Commencement Date, the Borrower shall enter into a Master Lease with the Master Tenant for the Eaton Space, which Master Lease shall: (1) commence no later than the Eaton Master Lease Commencement Date, (2) be for a term of no less than five (5) years, and (3) provide for a rental rate equal to the lesser of (A) the difference between (x) the projected annual net operating income (calculated in accordance with Section 8.01 above) from existing Leases at Property (including any Rollover Replacement Leases) as of the Eaton Master Lease Commencement Date (on a prospective twelve (12) month basis) and (y) the annual net operating income (calculated in accordance with Section 8.01 above) that would be necessary to satisfy the Debt Service Coverage Ratio, or (B) the then fair market rental value of the Eaton Space, but in no event less than $5.75 per square foot on a triple-net basis.

(b)        If (i) Dominos has not given written notice to the Borrower that it has renewed its Lease on or prior to April 30, 2021 for the entire space demised under such Lease (the “Dominos Space”) for not less than the renewal term provided for therein and otherwise on the terms and conditions set forth in the current Lease to Dominos; and (ii) the projected annual net operating income (calculated in accordance with Section 8.01 above) from existing Leases at the Property (including any Rollover Replacement Leases) as of November 1, 2021 (the “Dominos Master Lease Commencement Date”) will not, on a prospective twelve (12) month basis, be sufficient to satisfy the Debt Service Coverage Ratio, as verified by the Lender, then, on or prior to the Dominos Master

Lease Commencement Date, the Borrower shall enter into a Master Lease with the Master Tenant for the Dominos Space, which Master Lease shall: (1) commence no later than the Dominos Master Lease Commencement Date, (2) be for a term expiring no earlier than the Maturity Date (as defined in the Note), and (3) provide for a rental rate equal to the lesser of (A) the difference between (x) the projected annual net operating income (calculated in accordance with Section 8.01 above) from existing Leases at Property (including any Rollover Replacement Leases) as of the Dominos Master Lease Commencement Date (on a prospective twelve (12) month basis) and (y) the annual net operating income (calculated in accordance with Section 8.01 above) that would be necessary to satisfy the Debt Service Coverage Ratio, or (B) the then fair market rental value of the Dominos Space, but in no event less than $5.00 per square foot on a triple-net basis.

(c)        The Borrower shall unconditionally and irrevocably guaranty, for the benefit of the Lender, the payment and performance of all obligations of the Master Tenant under each Master Lease, if any, entered into in accordance with this Section 8.02 pursuant to a guaranty of Lease in the form attached hereto as Schedule D.  The Borrower acknowledges and agrees that a default under any such guaranty of a Master Lease shall be an Event of Default hereunder.

(d)        The Borrower shall not amend, modify or terminate any Master Lease entered into by Borrower in accordance with this Section 8.02 and Borrower shall maintain each such Master Lease in full force and effect until the earlier of (i) the Maturity Date or (ii) the stated expiration date of such Master Lease.  It is understood and agreed that nothing contained in the Section 8.02 shall be deemed to constitute a modification or waiver by the Lender of the Borrower’s obligation to comply with the terms of Section 8.01 above.

ARTICLE IX
NEGATIVE COVENANTS

Until all of the Obligations have been paid and satisfied in full, unless consent has been obtained in the manner set forth in Section 11.09 hereof, the Borrower shall not:

Section 9.01.     Limitations on Debt.  Create, incur, assume or suffer to exist any Debt secured by the Collateral except:

(a)        the Obligations;

(b)        Debt incurred in connection with the Interest Rate Protection Agreement;

(c)        purchase money Debt and Capital Leases for equipment secured solely by such equipment, and other Debt secured by Permitted Liens.

Section 9.02.     Limitations on Guaranty Obligations.  Create, incur, assume or suffer to exist any Guaranty Obligations secured by or encumbering the Collateral.

Section 9.03.     Limitations on Liens.  Create, incur, assume or suffer to exist, any Lien on or with respect to the Collateral, whether now owned or hereafter acquired, except the following (“Permitted Liens”):

(a)        Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested by the Borrower in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower to the extent required by GAAP;

(b)        the claims of materialmen or mechanics or lessors for labor, materials, supplies or rentals incurred in the ordinary course of business, which are being contested by the Borrower in good faith and by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower to the extent required by GAAP;

(c)        Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar legislation or obligations under customer service contracts;

(d)        Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of the Property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of the Collateral or impair the use thereof in the ordinary conduct of business;

(e)        Liens of the Lender;

(f)        Liens described on Schedule 9.03(f);

(h)        normal and customary rights of setoff with respect to deposits of cash in favor of banks or other depository institutions.

Section 9.04.     Intentionally Omitted.

Section 9.05.     Limitations on Mergers and Liquidation.  Merge, consolidate or enter into any similar combination with any other Person (unless the Borrower shall be the surviving entity, provided Borrower has given Lender reasonable advance notice thereof and such merger or consolidation is not reasonably expected to result in a Material Adverse Effect) or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution).

Section 9.06.     Limitations on Sale of Collateral.  Convey, sell, lease, assign, transfer or otherwise dispose of any of the Collateral, whether now owned or hereafter acquired except:

(a)        the sale, transfer, lease or other disposition of machinery, parts, equipment and other assets no longer used in the operation of the Property, so long as the net proceeds therefrom are used to repair or replace damaged property or to purchase or otherwise acquire new assets or property;

(b)        leases or licenses of real, personal or intangible property in the ordinary course of business, subject to the Collateral Assignment; and

(c)        the settlement, discount or compromise of receivables which constitute part of the Collateral in the ordinary course of business in connection with the collection thereof.

Section 9.07.     Intentionally Omitted.

Section 9.08.     Intentionally Omitted.

Section 9.09.     Intentionally Omitted.

Section 9.10.     Certain Accounting Changes.  Change its Fiscal Year end without prior notice to Lender, or make any change in its accounting treatment and reporting practices except as required or permitted by GAAP.

Section 9.11.     Restrictive Agreements.  Enter into any agreement concerning or affecting the Property which contains any negative pledge on assets or any covenants more restrictive than the provisions of Articles VII, VIII and IX hereof and which would, individually or in the aggregate, have a Material Adverse Effect.

Section 9.12.     Transfer of Property.  A sale, conveyance, or transfer, whether voluntary, by operation of law or otherwise, of all or any portion of, or interest in, all or any portion of the Property or the placing of any mortgage, lien or other encumbrance on the Property without prior written consent of the Lender in each case.  Notwithstanding the foregoing, the Borrower shall have the right to obtain a partial release (“Partial Release”) of any entire parcel comprising a portion of the Property (the “Release Property”) from the Mortgage and Loan Documents only upon satisfaction of the conditions set forth below:

(a)        Borrower must provide not less than thirty (30) days, but not more than one hundred twenty (120) days, prior written notice to Lender requesting a Partial Release and identifying the Release Property and date upon which it desires to have the Release Property released (“Partial Release Date”).

(b)        No Event of Default shall have occurred and be continuing at the time Borrower requests a Partial Release or on the Partial Release Date.

(c)        The Lender shall order, at the Borrower’s sole cost and expense, an appraisal of each Property, including, but not limited to, the portion of the Property which is to be the Release Property.

(d)        As of the Partial Release Date, and, after giving effect to the Partial Release to occur on such date, the Debt Service Coverage Ratio for the remaining Property not released from the Mortgage shall be not less than 1.25 to 1 as determined by Lender in its reasonable discretion.

(e)        As of the Partial Release Date, and after giving effect to the Partial Release to occur on such date and the payment of the Release Fee (as hereinafter defined), the loan to value ratio for the remaining portion of the Premises equals: (i) no more than seventy percent (70%) if such Partial Release occurs prior to the fifth (5th) anniversary of the date of the Note, or (ii) no more than sixty-five percent (65%) if such Partial Release occurs after the fifth (5th) anniversary of the date of the Note, in each instance as determined by Lender in its reasonable discretion.

(f)        Borrower shall have delivered to Lender forms of all documents necessary to release the Release Property from the liens created by the Mortgage and the other Loan Documents, each in appropriate form required by Applicable Law and otherwise satisfactory to Lender and its counsel in all respects together with the Release Fee which shall be applied in reduction of the then outstanding principal balance of the Loan and the applicable Prepayment Premium (as defined in the Note) and any unwind or termination fee due in connection with the Interest Rate Protection Agreement.  As used herein, the term “Release Fee” shall mean one hundred twenty percent (120%) of the portion of the Loan attributed by the Lender to the Release Property.  The allocated portion of the Loan with respect to each entire parcel constituting a portion of the Property shall be determined by the Lender based upon the Lender’s review and approval, prior to the Partial Release Date, of the appraisal reports ordered by the Lender in accordance with subparagraph (c) above.

(g)        Borrower shall have delivered a certificate from an officer of the Borrower certifying that the requirements set forth above have been satisfied in all material respects.

(h)        Borrower has paid all amounts then due and unpaid under the Loan Documents through (and including) amounts due on the Release Date and in connection with the Partial Release.

(i)        Lender shall have received a copy of a deed conveying all of the Borrower’s right, title and interest in and to the Release Property to an entity other than Borrower and a letter from Borrower countersigned by a title insurance company acknowledging receipt of such deed and agreeing to record such deed in the real estate records of the appropriate recording office in which the Release Property is located.

(j)        Borrower agrees to pay all of Lender’s expenses incurred in connection with reviewing and documenting such Partial Release, which amounts must be paid by Borrower whether or not the proposed Partial Release is approved or executed.  Upon Borrower’s failure to pay such amounts, and in addition to Lender’s remedies for Borrower’s failure to perform, the unpaid amounts shall be added to principal, shall bear interest at the Default Rate (as defined in the Note) until paid in full and payment of such amounts shall be secured by the Mortgage and the other Collateral.

(k)        Notwithstanding anything contained herein to the contrary, no Partial Release granted by Lender shall, in any way, impair or affect the lien or priority of the Mortgage relating to the portion of the Property not included in the Partial Release or improve the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such Partial Release.  The Mortgage shall continue as a lien and security interest on the portion of the Property not included in a Partial Release.

Section 9.13.     Sanctions.  Directly or indirectly, use the Loan or the proceeds of the Loan, or lend, contribute or otherwise make available such Loan or the proceeds thereof to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person of Sanctions.

Section 9.14.     Governmental Approvals. With respect to any Governmental Approval which affects or concerns the Collateral, (a) terminate or cancel or consent to or accept any cancellation or termination thereof other than in accordance with the terms thereof, (b) amend, modify or supplement any provision, (c) except as otherwise permitted under this Agreement, sell, assign or otherwise dispose of (by operation of law or otherwise) any part of its interest therein, (d) petition, request or take any other legal or administrative action that seeks, or may be expected, to impair or seeks to materially amend, modify or supplement such Governmental Approval, or (e) waive any material default thereunder, material breach thereof, material provision thereof or the performance of a material obligation by any other Person thereunder, in each case, without first obtaining the written approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed.

ARTICLE X

DEFAULT AND REMEDIES

Section 10.01.     Events of Default.  Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

(a)         Default in Payment Obligations.

(i)        Borrower shall fail to pay (i) any principal, interest, or both, whether by acceleration, maturity or otherwise, of the Loan when due in accordance with the terms of the Note (including any period of grace or cure as provided therein); or (ii) any fees, expenses or other amounts payable hereunder or under any Loan Document within any period of grace or cure as provided therein, or if no such period of grace or cure is specified therein, within ten (10) days after written demand therefor by the Lender.

(ii)       Any default shall occur pursuant to the Interest Rate Protection Agreement (which continues beyond any applicable period of grace or cure provided thereunder), including without limitation, if any termination payment shall be due by Borrower under the Interest Rate Protection Agreement and such amount is not paid when due and following the expiration of any applicable cure period.

(b)         Misrepresentation.  Any representation or warranty made by the Borrower under this Agreement, any Loan Document or any amendment hereto or thereto (except those representations and warranties made as of a date certain and representations and warranties which are no longer true and correct because of the consummation of a transaction permitted hereunder or consented to by the Lender) shall at any time prove to have been incorrect in any material respect when made.

(c)         Default in Performance of Other Covenants and Conditions.  There shall be a default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 10.01) or any other Loan Document and such default shall continue for a period of thirty (30) days after notice from Lender and expiration of any cure period as provided therein provided , however, that if (i) the curing of such failure cannot be accomplished with due diligence within said period; (ii) granting an additional period of time within which to cure such failure would not (A) result in any material impairment of the Collateral, or any portion thereof, or the Lender’s lien thereon or (B) have a Material Adverse Effect; and (iii) the Borrower commences to cure such failure promptly (and in any event within the aforesaid thirty (30) days) upon learning thereof and thereafter diligently and continuously prosecutes the cure of such failure, then such period shall be extended for such time as shall be reasonably necessary to cure such failure; provided further, however, such extended cure period shall not be applicable to any failure which can be cured by the payment of money.

(d)         Material Adverse Effect.  A Material Adverse Effect shall occur.

(e)         Voluntary Bankruptcy Proceeding.  The Borrower shall (i) commence a voluntary case or file a petition under any Debtor Relief Law, (ii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Law, (iii) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (iv) admit in writing its inability to pay its debts as they become due, (v) make a general assignment for the benefit of creditors, or (vi) take any corporate action for the purpose of authorizing any of the foregoing.

(f)         Involuntary Bankruptcy Proceeding.  A case or other proceeding shall be commenced against the Borrower in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Law, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower for all or any substantial part of its assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of ninety (90) consecutive days, or an order granting the relief requested in such case or proceeding (including an order for relief under any Debtor Relief Law) shall be entered.

(g)         Failure of Agreements.  This Agreement or any other Loan Document shall, for any reason (excluding the actions of the Lender), cease to be in full force and effect (other than pursuant to the terms hereof or thereof) or cease to be valid and binding on the Borrower thereto, or the Borrower shall so assert in writing, or any Security Document shall for any reason (excluding the actions of the Lender) cease to create a valid and perfected first priority Lien on, or security interest in, a material portion of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

(h)         Judgment.  A judgment or order for the payment of money which causes the aggregate amount of all such judgments not fully covered by insurance to exceed $500,000 shall be entered against the Borrower by any court and such judgment or order shall continue without discharge, stay, proper appeal or posting of an appropriate bond for a period of thirty (30) days.

(i)         Transfer of Property.  The Borrower sells, conveys or transfers, whether voluntary, involuntary, by operation of law or otherwise, all or any of Borrower’s interest in and to the Collateral in violation of the terms of this Agreement (provided, however, in the case of an involuntary Lien is paced against or encumbers the Property, the same shall not constitute an Event of Default hereunder unless it is not discharged or bonded off within thirty (30) days of the filing or recording thereof).

(j)         Secondary Financing.  Borrower obtains financing secured by any of the Collateral or any income, profits or revenues derived or obtained from the Collateral, in either case without having first obtained the Lender’s written consent, to be given or withheld in Lender’s sole discretion.

(k)        Post Closing Items.  The Borrower shall fail to deliver or satisfy any of the post-closing items set forth on Schedule 10.01(k) hereof within the time periods set forth on such Schedule 10.01(k).

(l)         Required Accounts.  The Borrower fails to establish and maintain the Operating Account.

(m)       Other Defaults.  Borrower shall (i) default in the payment of any Debt due to the Lender or its Affiliates, beyond the period of grace or cure, if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt due to the Lender or its Affiliates or contained in any instrument or agreement evidencing, securing or relating thereto.

Section 10.02.     Remedies.  Upon the occurrence and continuation of an Event of Default (after taking into account any applicable period of notice, grace or cure), the Lender may by notice to Borrower:

(a)        Acceleration.  Declare the principal of, and interest on, the Loan and the Note at the time outstanding and all other amounts owed to the Lender under this Agreement or any of the other Loan Documents and all other Obligations to be forthwith due and payable, whereupon all of the foregoing shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, that upon the occurrence of an Event of Default specified in Sections 10.01(e) or 10.01(f), all Obligations shall automatically become due and payable.

(b)        Rights of Collection.  Exercise all of the Lender’s other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

(c)        Receiver.  Without limiting, and in addition to, any other rights, options and remedies the Lender has under the Loan Documents, the UCC, at law or in equity, upon the occurrence and continuation of an Event of Default under Section 10.01(a),  Section 10.1(e) or Section 10.1(f) and the acceleration of the Obligations pursuant to Section 10.02 as a result thereof, the Lender shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by the Lender to enforce its rights and remedies in order to manage, protect, preserve, sell or dispose the Collateral and continue the operation of the Property and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.  THE BORROWER HEREBY IRREVOCABLY CONSENTS TO AND WAIVES ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF RECEIVER AS PROVIDED ABOVE.  BORROWER (I) GRANTS SUCH WAIVER AND CONSENT KNOWINGLY AFTER HAVING DISCUSSED THE IMPLICATIONS THEREOF WITH COUNSEL, (II) ACKNOWLEDGES THAT (A) THE UNCONTESTED RIGHT TO HAVE A RECEIVER APPOINTED FOR THE FOREGOING PURPOSES IS CONSIDERED ESSENTIAL BY THE LENDER IN CONNECTION WITH THE ENFORCEMENT OF ITS RIGHTS AND REMEDIES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND (B) THE AVAILABILITY OF SUCH APPOINTMENT AS A REMEDY UNDER THE FOREGOING CIRCUMSTANCES WAS A MATERIAL FACTOR IN INDUCING THE LENDER TO MAKE THE LOAN; AND (III) AGREE TO ENTER INTO ANY AND ALL STIPULATIONS IN ANY LEGAL ACTIONS, OR AGREEMENTS OR OTHER INSTRUMENTS IN CONNECTION WITH THE FOREGOING AND TO COOPERATE FULLY WITH THE LENDER IN CONNECTION WITH THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER OVER ALL OR ANY PORTION OF THE PROPERTY.

Section 10.03.     Allocation of Payments After Exercise of Remedies.  The Lender shall have the right to accept any payments made with respect to the Obligations following acceleration thereof, regardless of whether the Borrower has received notice of such acceleration.  Such payment shall not cure any Event of Default, except that any default interest rate imposed shall be removed, unless and until all Obligations of the Borrower to the Lender are paid in full.  The Lender’s acceptance of such payment shall not constitute a waiver of any right of the Lender nor shall acceptance of such payment constitute an agreement by the Lender to forbear from seeking collection of the Loan.

Section 10.04.     Rights and Remedies Cumulative; Non-Waiver, etc.  The enumeration of the rights and remedies of the Lender set forth in this Agreement is not intended to be exhaustive, and the exercise by the Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise.  No delay or failure to take action on the part of the Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.  No course of dealing between the Borrower, the Lender or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

Section 10.05.     Power of Attorney.  For the purposes of carrying out the provisions and exercising the rights, remedies, powers and privileges granted by or referred to in this Article X, the Borrower hereby irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and do and perform any acts which are referred to in this Article X, in the name and on behalf of the Borrower provided, however, the foregoing power of attorney shall be exercisable by the Lender only during the continuance of an Event of Default.  The power vested in such attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.

ARTICLE XI

MISCELLANEOUS

Section 11.01.     Notices.  Unless otherwise specified herein, all notices hereunder (“Notice”) to any party hereto shall be in writing and shall be given (a) by certified mail, return receipt requested, or (b) by nationally recognized overnight courier (e.g., UPS or Federal Express), or (c) by electronic facsimile transmission (with confirmation of successful transmission) or by electronic mail (provided, however, that if a notice is given by facsimile or electronic mail, a copy of such notice shall also be delivered by one of the other delivery methods set forth in clauses (a), and (b) above), in each case addressed to such party at its address indicated below:

(a)          If to the Borrower:

Griffin Industrial Realty, Inc.

One Rockefeller Plaza

Suite 2301

New York, NY 10020

Attn: Michael S. Gamzon

Facsimile No.:

E-mail: mgamzon@griffinindustrial.com

With a copies to:

Griffin Industrial Realty, Inc.

204 West Newberry Road

Bloomfield, CT 06002

Attn: Anthony Galici

Facsimile No.:

E-mail: agalici@griffinindustrial.com

Thomas M. Daniells, Esq.

Murtha Cullina LLP

CityPlace, 185 Asylum Street

Hartford, CT  06103

Facsimile No.: (860) 240-6150

E-mail:  Tdaniells@murthalaw.com

(b)          If to the Lender:

People’s United Bank, N.A.

One Financial Plaza

Hartford, Connecticut  06103

Attention: Sean Kenny

Facsimile No.: (860) 280-2690

E-Mail: Sean.Kenny@peoples.com

With a copy to:

John J. Kindl, Esquire

Pullman & Comley, LLC

90 State House Square

Hartford, Connecticut  06103

Facsimile No.: (860) 424-4370

E-Mail: JKindl@pullcom.com

or to any other address specified by such party in writing.  All such notices, requests, demands and other communication shall be deemed given upon the earlier of (i) receipt by the party to whom such notice is directed (or a person of suitable age and discretion accepting such notice at such address) or (ii) refusal to accept delivery by the party to whom such notice is directed (or by such other suitable person).

Section 11.02.     Expenses; Indemnity; Release of Claims.  Except as otherwise provided in this Agreement, Borrower will (a) pay all reasonable out-of-pocket expenses of the Lender in connection with (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Lender relating to this Agreement or any other Loan Document, including reasonable fees and disbursements of legal counsel to the Lender, (b) pay all reasonable out-of-pocket expenses of the Lender actually incurred in connection with any enforcement of any rights and remedies of the Lender under this Agreement after an Event of Default, including consulting with appraisers, accountants, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include the reasonable fees and disbursements of such Persons, provided, however, that while no Event of Default exists, Borrower shall not be required to reimburse the Lender for the costs and expenses of any appraisers, accountants, attorneys and other Persons, unless otherwise specified herein, and (c) defend, indemnify and hold harmless the Lender, and its Subsidiaries, Affiliates, employees, agents, officers and directors (each an Indemnified Party), from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Indemnified Party in connection with any claim, investigation, litigation or other proceeding (whether or not the Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with this Agreement, any other Loan Document or the Loan, including reasonable attorney’s and consultant’s fees, except to the extent that any of the foregoing directly results from the gross negligence or willful misconduct of any Indemnified Party.

Section 11.03.     Set-off.  In addition to any rights now or hereafter granted under Applicable Law, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized by Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all sums present or in transit to the Operating Account against and on account of the Obligations.

Section 11.04.     Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.  Any action or proceeding to enforce or defend any rights under this Agreement or under any agreement, instrument or other document contemplated hereby or related hereto; directly or indirectly related to or connected with the Loan or the negotiation, administration or enforcement thereof; or arising from the debtor/creditor relationship of the Borrower and the Lender shall be brought either in the Superior Court of Connecticut or the United States District Court for the District of Connecticut.  The parties hereto agree that any proceeding instituted in any of such courts shall be of proper venue, and waives any right to challenge the venue of such courts or to seek the transfer or relocation of any such proceeding for any reasons.  The parties hereto further agree that such courts shall have personal jurisdiction over the parties.  Any judgment or decree obtained in any such action or proceeding may be filed or enforced in any other appropriate court.

Section 11.05.     Consent to Jurisdiction; Service of Process.

(a)          Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in the State of Connecticut, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Note and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations.

(b)          To the extent that the Borrower has or hereafter may acquire: (i) any immunity from jurisdiction of the state or federal courts located in the State of Connecticut or from any legal process out of any such court (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, or (ii) any objection to the laying of the venue or of an inconvenient forum or any suit, action or proceeding brought in a state or federal court located in the State of Connecticut, Borrower hereby irrevocably waives such immunity or objection in respect of any suit, action or proceeding arising out of or relating to this Agreement or any Loan Document.

Section 11.06.     Waiver of Jury Trial; Commercial Waiver.

(a)          WAIVER OF JURY TRIAL.  THE BORROWER DOES HEREBY IRREVOCABLY WAIVE ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

(b)          COMMERCIAL WAIVER.  THE BORROWER HEREBY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR BY OTHER APPLICABLE LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE

LENDER OR ANY OTHER HOLDER OF THE OBLIGATIONS MAY DESIRE TO USE RELATING TO ANY OF THE COLLATERAL.

(c)        Preservation of Certain Remedies.  The parties hereto and to the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during any dispute, claim or controversy arising out of, connected with or relating to the Note or any other Loan Documents (“Dispute”) between or among parties to the Note or any other Loan Document. Each such Person shall have and hereby reserves the right to proceed in any court as provided in Section 11.04 hereof or by self-help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self-help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, and (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding.  Preservation of these remedies does not limit the power of any court of proper jurisdiction to grant similar remedies that may be requested by a party in a Dispute.

Section 11.07.     Reversal of Payments.  To the extent the Borrower makes a payment or payments to the Lender or the Lender receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Lender.

Section 11.08.     Punitive Damages.  The Lender and Borrower hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that it may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

Section 11.09.     Amendments, Waivers and Consents.  No amendment, modification, termination, or waiver of any provision of this Agreement or any agreement, instrument or other document contemplated hereby, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

Section 11.10.     Agreement Controls.  In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided, that any provision of the Security Documents which imposes additional burdens on the Borrower or further restricts the rights of the Borrower or gives the Lender additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

Section 11.11.     Survival.  Notwithstanding any termination of this Agreement, the indemnities to which the Lender is entitled under the provisions of this Article XI and any other provisions of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Lender against events arising after such termination as well as before.

Section 11.12.     Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic means shall be as effective as delivery of a manually executed counterpart of this Agreement.    The signature of any party on this Agreement by telecopier, facsimile or other electronic means is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party, any telecopier, facsimile or other electronic signature is to be re-executed in original form by the party which executed the telecopier, facsimile or other electronic signature.  No party may raise the use of a telecopier, facsimile machine or other electronic means, or the fact that any signature was transmitted through the use of a telecopier, facsimile machine or other electronic means, as a defense to the enforcement of this Agreement.

Section 11.13.     Headings.  Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

Section 11.14.     Severability.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 11.15.     Entirety.  This Agreement together with the other Loan Documents represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral and written, if any, including any commitment letters or correspondence relating  to the Loan Documents or the transactions contemplated herein or therein.

Section 11.16.     Termination.  This Agreement shall remain in effect from the date hereof through and including the date upon which all Obligations shall have been paid and satisfied in full.  The Lender shall release all Liens on the Collateral in favor of the Lender upon repayment in cash of the outstanding principal of and all accrued interest on the Loans and the payment of all outstanding fees and expenses hereunder.  No termination of this Agreement shall affect the rights and obligations of the parties hereto which by their express terms survive the repayment of the Loan or the termination of this Agreement.

Section 11.17.     No Commitment to Extend or Refinance.  The Borrower acknowledges that it is the Borrower’s responsibility to pay the Loan as required hereunder. Except as expressly set forth in this Agreement, the Lender is under no obligation to extend the maturity date of or refinance the Loan or to provide additional financing to the Borrower.  The Borrower acknowledges that, as of the date hereof, the Lender has not made any commitment or representations pertaining to the further extension or refinancing of the Loan or the provision of additional financing to the Borrower.  The Borrower further acknowledges that no oral representations or commitments by the Lender or any officer or employee thereof pertaining to the further extension or refinancing of the Loan or the provision of additional financing shall be binding upon the Lender.

Section 11.18.     Assignment; Participation.  The Lender reserves the right to assign all or any portion of all or any Loan to other lenders (with a corresponding reduction in Lender’s share of such Loan) or to participate out all or any portion of the Loan.  The Borrower hereby grants to the Lender the right to distribute to potential investors, assignees and participants, without further notice to the

Borrower, and at the Lender’s sole discretion, any information relative to the Borrower, including, but not limited to, preliminary budgets, pro forma statements and financial statements.  The rights conferred upon the Lender by this Agreement shall be automatically extended to and vested in any assignee or transferee of the Lender upon the Borrower’s receipt of notice of such assignment or transfer; provided, however, that no such assignment or transfer shall enlarge the obligations of the Borrower hereunder.

Section 11.19.     Exculpation.  Notwithstanding anything contained herein to the contrary, the provisions of Section 20 of the Note which limit recourse of the Obligations against the Borrower are hereby incorporated by reference to the fullest extent as if the text of such Section were set forth in its entirety herein.

Section 11.20     USA PATRIOT Act Notice.  Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies party to the Loan Documents, which information includes the name and address of each such party and other information that will allow Lender to identify each such party in accordance with the Act.  Borrower agrees to, promptly following a request by Lender, provide all such other documentation and information that Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

[No Further Text On This Page – Signature Page Follows]

IN WITNESS WHEREOF, the Lender has caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

LENDER:
PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION

/s/ JOANNA T. PISCITELLO	By:	/s/SEAN M. KENNY
Joanna T. Piscitello		Sean M. Kenny, Vice President

/s/ JOHN J. KINDL

John J. Kindl

STATE OF CONNECTICUT	)
	)	ss:	Hartford
COUNTY OF HARTFORD	)

On this the 26th day of April, 2016, before me, the undersigned officer, personally appeared Sean M. Kenny, who acknowledged himself to be the Vice President of PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, and that he as such and being duly authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the national banking association by himself as such Vice President.

IN WITNESS WHEREOF, I hereunto set my hand.

/s/JOHN J. KINDL
John J. Kindl
Commissioner of the Superior Court

Signature Page – Loan and Security Agreement (Lender)

IN WITNESS WHEREOF, the Borrower has caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

BORROWER:
GRIFFIN INDUSTRIAL REALTY, INC.,
a Delaware corporation

/s/ FRANK J. SACCOMANDI III	By:	/s/ ANTHONY J. GALICI
Frank J. Saccomandi III		Anthony J. Galici
Its Vice President
/s/ JOHN J. KINDL		Duly Authorized

John J. Kindl

STATE OF CONNECTICUT	)
	)	ss:	Hartford
COUNTY OF HARTFORD	)

On this the 26th day of April, 2016, before me, the undersigned officer, personally appeared Anthony J. Galici, who acknowledged himself to be the Vice President of GRIFFIN INDUSTRIAL REALTY, INC., a Delaware corporation and that he as such and being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such Vice President.

IN WITNESS WHEREOF, I hereunto set my hand.

/s/ FRANK J. SACCOMANDI III
Frank J. Saccomandi III
Commissioner of the Superior Court

Signature Page – Loan and Security Agreement (Borrower)

SCHEDULE 5.01(q)

DEFAULTS UNDER DEBT OR OBLIGATIONS

None

SCHEDULE 5.01(r)

LITIGATION

None

SCHEDULE 9.03(f)

LIENS

I.            Liens on the 14 International Drive Property

a.            Gas service easement in favor of The Connecticut Light and Power Company dated December 16, 1977 and recorded in Volume 59 at Page 122 of the East Granby Land Records; assigned to Yankee Gas Services Company by Assignment dated and recorded June 30, 1989 in Volume 86 at Page 630 of the East Granby Land Records.

b.            Electric distribution easement in favor of The Hartford Electric Light Company dated March 27, 1978 and recorded in Volume 59 at Page 347 of the East Granby Land Records.

c.            Electric distribution easement in favor of The Hartford Electric Light Company dated June 1, 1979 and recorded in Volume 61 at Page 373 of the East Granby Land Records.

d.            Declaration of Covenants and Restrictions/Easements of Use and to Use made by Culbro Land Resources, Inc. dated and recorded January 17, 1986 in Volume 74 at Page 121 of the East Granby Land Records; amended by Amendment dated April 23, 2002 and recorded May 7, 2002 in Volume 134 at Page 568 of the East Granby Land Records.

e.            Declaration of Easement for Right of Way and Drainage made by Culbro Land Resources, Inc. dated September 20, 1983 and recorded in Volume 68 at Page 727 of the East Granby Land Records.

f.            Boundary Line Agreement made by Griffin Land & Nurseries, Inc. dated April 23, 2002 and recorded May 7, 2002 in Volume 134 at Page 571 of the East Granby Land Records.

g.            Conditions of State Traffic Commission Report No. 170-0812-01 dated October 28, 2008 and recorded January 5, 2009 in Volume 176 at Page 378 of the East Granby Land Records.

h.            Conditions and Requirements of State Traffic Commission Certificate No. 813-B dated January 6, 2003 and recorded January 12, 2009 in Volume 176 at 467 of the East Granby Land Records.

i.            Matters as shown on a map entitled “PROPERTY SURVEY ALTA/NSPS LAND TITLE SURVEY PROPERTY OF GRIFFIN INDUSTRIAL REALTY, INC. 14, 15 & 16 INTERNATIONAL DRIVE EAST GRANBY, CONNECTICUT Date:  05-18-09 last revised 04-06-2016 Scale: 1” = 50’.Drawn by: CAD Checked by: TSH Job no: 07173 Sheet No: 1 OF 2”, are as follows:

a.     30’ side yards and 50’ front yards

b.     Easement for access & utilities per map reference #8 no recording information found

II.          Liens on the 15 International Drive Property

a.           Gas service easement in favor of The Connecticut Light and Power Company dated December 16, 1977 and recorded in Volume 59 at Page 122 of the East Granby Land

Records; assigned to Yankee Gas Services Company by Assignment dated and recorded June 30, 1989 in Volume 86 at Page 630 of the East Granby Land Records.

b.           Electric distribution easement in favor of The Hartford Electric Light Company dated March 27, 1978 and recorded in Volume 59 at Page 347 of the East Granby Land Records.

c.           Electric distribution easement in favor of The Hartford Electric Light Company dated June 1, 1979 and recorded in Volume 61 at Page 373 of the East Granby Land Records.

d.           Declaration of Covenants and Restrictions/Easements of Use and to Use made by Griffin Land & Nurseries, Inc. dated May 6, 1999 and recorded May 14, 1999 in Volume 121 at Page 374 of the East Granby Land Records.

e.           Conditions of State Traffic Commission Report No. 170-0812-01 dated October 28, 2008 and recorded January 5, 2009 in Volume 176 at Page 378 of the East Granby Land Records.

f.           Conditions and Requirements of State Traffic Commission Certificate No. 813-B dated January 6, 2003 and recorded January 12, 2009 in Volume 176 at 467 of the East Granby Land Records.

g.           Matters as shown on a map entitled “PROPERTY SURVEY ALTA/NSPS LAND TITLE SURVEY PROPERTY OF GRIFFIN INDUSTRIAL REALTY, INC. 14, 15 & 16 INTERNATIONAL DRIVE EAST GRANBY, CONNECTICUT Date:  05-18-09 last revised 04-06-2016 Scale: 1” = 50’ Drawn by: CAD Checked by: TSH Job no: 07173 Sheet No: 1 OF 2”, are as follows:

a.     30’ side yards and 50’ front yards

b.     Chain link fence along the northeasterly line

c.     Paved parking lot encroaches property of others

III.        Liens on the 16 International Drive Property

a.           Gas service easement in favor of The Connecticut Light and Power Company dated December 16, 1977 and recorded in Volume 59 at Page 122 of the East Granby Land Records; assigned to Yankee Gas Services Company by Assignment dated and recorded June 30, 1989 in Volume 86 at Page 630 of the East Granby Land Records.

b.           Electric distribution easement in favor of The Hartford Electric Light Company dated March 27, 1978 and recorded in Volume 59 at Page 347 of the East Granby Land Records.

c.           Electric distribution easement in favor of The Hartford Electric Light Company dated June 1, 1979 and recorded in Volume 61 at Page 373 of the East Granby Land Records.

d.           Declaration of Covenants and Restrictions/Easements of Use and to Use made by Griffin Land & Nurseries, Inc. dated May 6, 1999 and recorded May 14, 1999 in Volume 121 at Page 387 of the East Granby Land Records.

e.           Declaration of Easement for Right of Way and Drainage made by Culbro Land Resources, Inc. dated September 20, 1983 and recorded in Volume 68 at Page 727 of the East Granby Land Records.

f.           Easement Agreement by and between River Bend Associates, Inc. and Griffin Land & Nurseries, Inc dated April 23, 2002 and recorded May 7, 2002 in Volume 134 at Page 574 of the East Granby Land Records.

g.           Conditions of State Traffic Commission Report No. 170-0812-01 dated October 28, 2008 and recorded January 5, 2009 in Volume 176 at Page 378 of the East Granby Land Records.

h.           Conditions and Requirements of State Traffic Commission Certificate No. 813-B dated January 6, 2003 and recorded January 12, 2009 in Volume 176 at 467 of the East Granby Land Records.

i.           Matters as shown on a map entitled “PROPERTY SURVEY ALTA/NSPS LAND TITLE SURVEY PROPERTY OF GRIFFIN INDUSTRIAL REALTY, INC. 14, 15 & 16 INTERNATIONAL DRIVE EAST GRANBY, CONNECTICUT Date:  05-18-09 last revised 04-06-2016 Scale: 1” = 50’ Drawn by: CAD Checked by: TSH Job no: 07173 Sheet No: 1 OF 2”, are as follows:

a.     30’ side yards and 50’ front yards

b.     Driveway abutting #20 International Drive.

IV.        Liens on the 40 International Drive Property

a.           A certain map entitled:  “ALTA/NSPS LAND TITLE SURVEY Prepared For Griffin Industrial Realty Inc. 40 International Drive Windsor, Connecticut Scale 1” = 50’ Date 3/28/16 Sheet No. 1 of 1” by Denno Land Surveying & Consulting, LLC, discloses the following:

a.     Bituminous payment ends east of the easterly property line;

b.     50” building line along the easterly side of the premises;

c.     35” side yard set back lines and 35” rear set bank lines.

d.

V.         Liens on the 35 International Drive Property

a.           New England Tradeport Declaration of Covenants and Restrictions, Easements of Use and to Use by Griffin Land & Nurseries, Inc., as successor in interest to Culbro Corporation and Culbro Land Resources, Inc. dated May 6, 1999 and recorded in Volume 1195 at Page 94 of the Windsor land records.  Said Declaration supersedes that Declaration of Covenants and Restrictions, Easements of Use and to Use by Culbro Corporation dated January 31, 1992 and recorded in Volume 867 at Page 4 of the Windsor land records.

b.           Traffic Investigation Report to the State Traffic Commission (STC. No: 164-9803-02) dated June 16, 1998 and recorded in Volume 1191 at Page 511 of the Windsor land records; as modified by Traffic Investigation Report to the State Traffic Commission dated June 16, 1998 and recorded August 13, 2004  in Volume 1463 at Page 541 of the Windsor land records. (revisions of Certificate No. 813 STC Report No. 164-8704-02)

c.           Terms, rights and easements as set forth in a Reciprocal Easement Agreement between River Bend Associates, Inc. and Griffin Land & Nurseries, Inc. dated May 6, 1999 and recorded May 14, 1999 in Volume 1195 at Page 90 of the Windsor land records.

d..          Traffic Investigation Report to the State Traffic Commission (STC No. 164-0508-01 & 164-0502-02) dated September 20, 2005 and recorded October 19, 2005 in Volume 1524 at Page 46 of the Windsor land records.

e.           Traffic Investigation Report to the State Traffic Commission (STC No. 164-0507-01) dated November 15, 2005 and recorded January 31, 2006 in Volume 1536 at Page 548 of the Windsor land records.

f.           Traffic Investigation Report to the State Traffic Commission (STC No. 164-0601-02) dated January 16, 2006 and recorded April 20, 2006 in Volume 1546 at Page 237 of the Windsor land records.

g.           Certificate No. 813-A of order by the State of Connecticut Department of Transportation (STC No. 164-0601-02 ) dated August 8, 2006 and recorded August 15, 2006 in Volume 1562 at Page 471 of the Windsor land records. (includes revisions to TIR No. 164-8704-02, 164-0502-02 & 164-0507-01)

h..          Traffic Investigation Report to the State Traffic Commission (STC No. 164-0710-01) dated 11/20/2007 and recorded in Volume 1618 at Page 340 of the Windsor land records. (includes revisions to TIR No. 164-0601-02, 164-8704-02, 164-0502-02 &164-0507-01)

i.           Traffic Investigation Report to the State Traffic Commission (STC No. 170-0812-01) dated December 16, 2008 and recorded January 5, 2009 in Volume 1650 at Page 599 of the Windsor land records.

j.           Certificate No. 813-B of order by the State of Connecticut Department of Transportation (STC No. 170-0812-01) dated January 6, 2009 and recorded January 9, 2009 in Volume 1651 at Page 28 of the Windsor land records.

k.           Memorandum of Lease from River Bend Holdings, LLC to Bridgestone Americas Tire Operations, LLC dated March 13, 2015 and recorded April 14, 2015 in Volume 1811 at Page 500 of the Windsor land records.

l.           A certain map entitled:  “ALTA/NSPS LAND TITLE SURVEY Prepared For Griffin Industrial Realty Inc. 35 International Drive Windsor, Connecticut Scale 1 IN = 50 FT Date April 1, 2016” by Barresi Associates LLC, discloses the following:

Proposed 10’ wide easement to Town of Windsor for future roadway widening, proposed right to drain in favor of 25 International Drive, proposed right to drain in favor of 25 International Drive, proposed 10’ wide temporary grading rights in favor of the Town of Windsor, 50’ front yard line, 35’ side yard lines, and 35’ rear yard line (see map referenced Map 4727).

SCHEDULE 10.01(k)

POST CLOSING ITEMS

ITEM	DELIVERY DATE
NONE

SCHEDULE A

Note

Promissory Note

$14,350,000.00	April 26, 2016

FOR VALUE RECEIVED, the undersigned, GRIFFIN INDUSTRIAL REALTY, INC., a corporation organized and existing under the laws of the State of Delaware and having an office and mailing address of 204 West Newberry Road, Bloomfield, Connecticut 06002-1308 (the “Borrower”), promises to pay to the order of PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States with an office at One Financial Plaza, Hartford, Connecticut 06103 (the “Lender”), the principal sum of FOURTEEN MILLION THREE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($14,350,000.00), or so much thereof as may be advanced pursuant to that certain Loan and Security Agreement by and between the Borrower and the Lender and dated of even date herewith (the “Loan Agreement”) plus interest, payable at the rate and in the manner provided in paragraphs 1 and 2 of this Note, together with all taxes assessed upon said sum against the holder hereof, and any costs and expenses, including reasonable attorneys’ fees, incurred in the collection of this Note, the foreclosure of the Open-End Mortgage Deed and Security Agreement from Borrower to Lender and dated of even date herewith (the “Mortgage”) securing, inter alia, this Note or in enforcing the terms and conditions of the Loan Agreement or in protecting or sustaining the lien of said Mortgage.  Said amounts of principal, interest, fees, costs and expenses are collectively referred to in this Note as the “Entire Note Balance”.  Capitalized words and terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

INTEREST RATE.

The outstanding principal balance of this Note shall bear interest at a rate per annum equal to the LIBOR Rate (as hereinafter defined) plus two hundred (200) basis points adjusted as of the first day of each LIBOR Interest Period (as hereinafter defined), which rate, as adjusted on each Reset Date (as hereinafter defined) shall apply until the Maturity Date (as hereinafter defined) or the sooner imposition of Default Rate (as hereafter defined).

If the Lender shall reasonably determine (which determination shall, upon notice thereof to Borrower, be conclusive and binding on Borrower) that the introduction of or any change in the interpretation of any law, rule, regulation or guideline (whether or not having the force of law), makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Lender to make, continue or maintain the rate of interest charged hereunder based on the LIBOR Rate, then, upon such determination, the LIBOR Rate shall forthwith be suspended until the Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and all amounts outstanding hereunder shall automatically bear interest at the Alternate Rate (as hereinafter defined) plus two hundred (200) basis points at the end of the then current LIBOR Interest Period with respect thereto or sooner, if required by such law and assertion.

In the event that the Lender, in its sole but reasonable discretion, shall have determined that U.S. dollar deposits in the relevant amount and for the relevant LIBOR Interest Period are not

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available to the Lender in the London interbank market; or by reason of circumstances affecting the Lender in the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to the relevant LIBOR Interest Period; or the LIBOR Rate no longer adequately and fairly reflects the Lender’s cost of funding loans; or is no longer the applicable index rate under the Interest Rate Protection Agreement (as defined in the Loan Agreement), upon notice from the Lender to Borrower, the obligations of the Lender to make, continue or maintain the rate of interest charged under this Note based on the LIBOR Rate shall forthwith be suspended and all amounts outstanding hereunder shall bear interest at the Alternate Rate plus two hundred (200) basis points until the Lender shall notify Borrower that the circumstances causing such suspension no longer exist.

If on or after the date hereof the adoption of any applicable law, rule or regulation or guideline (whether or not having the force of law), or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by Lender for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in law”, regardless of the date enacted, adopted or issued):

shall subject the Lender to any tax, duty or other charge with respect to the Loan or its obligation to make the Loan, or shall change the basis of taxation of payments to the Lender of the principal of or interest on the Loan or any other amounts due under this agreement in respect of the Loan or its obligation to make the Loan (except for the introduction of, or change in the rate of, tax on the overall net income of the Lender or franchise taxes, imposed by the jurisdiction (or any political subdivision or taxing authority thereof) under the laws of which the Lender is organized or in which the Lender’s principal executive office is located); or

shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System of the United States) against assets of, deposits with or for the account of, or credit extended by, the Lender or shall impose on the Lender or on the London interbank market any other condition affecting the Loan or its obligation to make the Loan;

and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining the loan as a Loan, or to reduce the amount of any sum received or receivable by the Lender under this Note or the Loan Agreement with respect thereto, by an amount deemed by the Lender to be material, then, within fifteen (15) days after demand by the Lender, Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction.

If, after the date of this Note, there is any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive,

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guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority (provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by Lender for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in law”, regardless of the date enacted, adopted or issued) affects or would affect the amount of capital required or expected to be maintained by the Lender, or person controlling the Lender, and the Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling person’s capital as a consequence of its commitments or the Loan made by the Lender is reduced to a level below that which the Lender or such controlling person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Lender to Borrower, Borrower shall immediately pay directly to the Lender additional amounts sufficient to compensate the Lender or such controlling person for such reduction in rate of return.  A statement of the Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Borrower.  In determining such amount, the Lender may use any method of averaging and attribution that it (in its sole but reasonable discretion) shall deem applicable.

Definitions.  For purposes of this Note, the following definitions shall apply:

“Alternate Rate” applicable to a particular LIBOR Interest Period shall mean a rate per annum equal to the rate for US Dollar deposits with maturities of one (1) month, as are offered by the Reference Banks to prime banks in the London interbank market for the applicable LIBOR Interest Period as of approximately 11:00 a.m., London time, on the day that is two (2) LIBOR Business Days preceding the Reset Date.  Said rate shall correspond to the “USD-LIBOR-Reference Banks” rate as defined in the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc.

“Eurocurrency Reserve Rate” shall mean the weighted average of the rates (expressed as a decimal) at which the Lender would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System against “Eurocurrency Liabilities” (as that term is used in Regulation D), if such liabilities were outstanding.  The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

“LIBOR Business Day” shall mean any day on which commercial banks are open for international business (including dealings in US dollar deposits) in London and New York.

“LIBOR Interest Period” means the period commencing on the date of this Note and ending on (but not including) the first LIBOR Business Day (as hereinafter defined) of the first month following the month in which this Note is dated, and thereafter, each period commencing on the last day of the immediately preceding LIBOR Interest Period and ending one month thereafter; provided that if any LIBOR Interest Period would otherwise end on a day which is not a LIBOR Business Day, that LIBOR Interest Period shall be extended to the next succeeding LIBOR Business Day and no LIBOR Interest Period shall extend beyond the Maturity Date.

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“LIBOR Rate” applicable to a particular LIBOR Interest Period shall mean a rate per annum equal to the rate for US Dollar deposits with maturities of one (1) month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London Time, on the day that is two (2) LIBOR Business Days preceding the Reset Date, provided, however, that if such rate does not appear on the Reuters Screen LIBOR01 Page, the “LIBOR Rate” applicable to such LIBOR Interest Period shall mean a rate per annum equal to the rate at which US Dollar deposits in an amount approximately equal to the outstanding principal balance and with maturities of one (1) month, are offered in immediately available funds in the London Interbank Market on the day that is two (2) LIBOR Business Days preceding the Reset Date. If the day that is two (2) LIBOR Business Days preceding the Reset Date is not a LIBOR Business Day then the LIBOR Rate for such LIBOR Interest Period shall be established on the next LIBOR Business Day subsequent to the commencement of the LIBOR Interest Period.  Each determination of the LIBOR Rate applicable to a particular LIBOR Interest Period shall be made by the Lender and shall be conclusive and binding upon the Borrower absent manifest error.

In the event the Board of Governors of the Federal Reserve System shall, after the date of this Note, first impose or increase any reserve requirement with respect to LIBOR deposits of the Lender, then for any period during which such reserve requirements shall apply, the LIBOR Rate shall be equal to the LIBOR Rate amount determined above divided by an amount equal to one (1.00) minus the sum of the increased Eurocurrency Reserve Rate (as hereinafter defined) less the Eurocurrency Reserve Rate which exists as of the date of this Note.

“Reset Date” is the date the LIBOR Rate changes as of the first day of each LIBOR Interest Period.

Upon the occurrence, and during the continuance, of any Event of Default, as defined in this Note, the Mortgage or the Loan Agreement, the entire principal amount of this Note and all interest and other sums due thereon, at the option of Lender shall become immediately due and payable. Should an Event of Default occur, the outstanding balance of this Note shall bear interest at the rate set forth herein plus five percent (5%) per annum (the “Default Rate”) during the continuation of such Event of Default.

PAYMENTS.

Principal shall be payable in monthly installments in the amounts and on the dates set forth in Schedule A attached hereto and made a part hereof, together with interest accrued thereon at the rate set forth in paragraph 1 above.

All interest shall be computed on a daily basis and calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed, to be payable in arrears on the unpaid principal balance outstanding.

All monthly payments of principal and/or interest required pursuant to the terms of this Note shall be made together with one-twelfth (1/12) of the annual real estate taxes, insurance premiums and other charges and assessments which may accrue against the property if the Lender is requiring the same to be deposited in escrow pursuant to the Mortgage.

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MATURITY.  The Entire Note Balance, if not sooner paid, shall be due and payable without notice or demand on May 1, 2026 (the “Maturity Date”).

PREPAYMENT.

The Borrower may prepay this Note in whole or in part at any time upon delivery of written notice to the Lender (the “Prepayment Notice”) specifying the amount to be prepaid (the “Prepayment Amount”) and the date on which prepayment will be made (the “Prepayment Date”, which shall not be less than thirty (30) days following delivery of the Prepayment Notice to Lender), and payment to the Lender of a Prepayment Premium (as hereinafter defined).  The Borrower acknowledges that the Prepayment Premium is a reasonable approximation of the net economic loss that would be sustained or incurred by the Lender as a result of the prepayment of all or any portion of this Note. The Prepayment Premium, together with (i) all unpaid late charges, (ii) all accrued but unpaid interest, and (iii) any reasonable administrative costs incurred by Lender in connection with any prepayment and disclosed to the Borrower in advance of the Prepayment Date, shall be due and payable on the Prepayment Date.  Notwithstanding the foregoing, if the Lender applies all or any portion of insurance proceeds received by Lender as a result of a casualty pursuant to Section 3 of the Mortgage and applies the same to the amounts due hereunder, the Borrower shall not be responsible for the Prepayment Premium or for any termination, breakage or unwind fees which would otherwise be required to be paid pursuant to the Interest Rate Protection Agreement as a result of any such prepayment.

As used herein, the “Prepayment Premium” shall equal such amounts as shall, in the judgment of the Lender (which shall be conclusive so long as made on a reasonable basis), compensate the Lender for any actual loss, costs or expenses actually incurred by it as a result of (1) any payment or prepayment (under any circumstances whatsoever, whether voluntary or involuntary, by acceleration or otherwise) of any portion of the principal amount bearing interest at the LIBOR Rate on a date other than the last day of an applicable LIBOR Interest Period, or (2) the conversion (for any reason whatsoever, whether voluntary or involuntary by acceleration or otherwise) of the rate of interest payable under this Note from the LIBOR Rate to the rate based on the Alternate Rate with respect to any portion of the principal amount then bearing interest at the LIBOR Rate on a date other than the last day of an applicable LIBOR Interest Period, which amount shall be an amount equal to the present value (using as a discount rate the rate at which interest is computed pursuant to clause (ii) below) of the excess, if any, of (i) the amount of interest that would have accrued at the LIBOR Rate on the amount so prepaid, converted, not advanced or not borrowed, continued or converted, as the case may be, for the period from the date of occurrence to the last day of the applicable LIBOR Interest Period over (ii) the amount of interest (as determined in good faith by the Lender) that the Lender would have been paid on a Euro-Dollar deposit placed by the Lender with leading banks in the London Interbank Market for an amount comparable to the amount so prepaid, converted, not advanced or not borrowed, continued or converted, as the case may be, for the period from the date of occurrence to the last day of the applicable LIBOR Interest Period.  If the Loan shall be accelerated for any reason whatsoever, the applicable Prepayment Premium in effect as of the date of such acceleration shall be paid by the Borrower to the Lender in accordance with this Paragraph.  In addition to the foregoing, Borrower shall be responsible for any termination fee(s) pursuant to the terms and conditions of the Interest Rate Protection Agreement and nothing herein shall in any way limit or modify said obligations.

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Any such liability of the Borrower under the Interest Rate Protection Agreement shall be governed by the Interest Rate Protection Agreement.

All amounts received by the Lender in connection with any prepayment of this Note, in whole or in part, shall be applied in the following order:

all unpaid late charges;

any accrued and unpaid interest;

administrative costs incurred by Lender in connection with the prepayment disclosed to the Borrower prior to the Prepayment Date;

the Prepayment Premium; and

unpaid principal balance of the Note in the inverse order of maturity.

The Borrower shall not be entitled to any reduction in the amount of the Prepayment Premium even if the amount actually applied by Lender to reduce the principal of this Note in accordance with the foregoing order of payments is less than the Prepayment Amount.

Borrower’s obligation to make payments in accordance with the terms of this Note shall not be affected by any partial prepayment of this Note.

APPLICATION OF PAYMENTS.  Payments will be applied first to fully pay costs and expenses incurred by holder in collecting this Note or in sustaining and/or enforcing any security granted to secure this Note, then to fully pay any outstanding late charges or prepayment, then to fully pay accrued interest and the remainder will be applied to principal.

LATE CHARGE.  Borrower shall pay the holder of this Note a late charge of five percent (5%) of any monthly installment not received by the holder within ten (10) days after the installment is due, to cover the additional expenses involved in handling such overdue installment.  This charge shall be in addition to, and not in lieu of, any other remedy the holder of this Note may have and is in addition to any reasonable fees and charges of any agents or attorneys which the holder of this Note is entitled to employ in the Event of Default hereunder, whether authorized herein or by law.  Borrower will pay this late charge promptly but only once for each late payment.

DEFAULT.  Upon the occurrence and during the continuance of any Event of Default (as hereafter defined), the Entire Note Balance shall, at the option of the holder hereof, become immediately due and payable without notice or demand.

An “Event of Default” is defined as any one of the following: (i) default in the payment of any interest, principal, or other amounts due hereunder during the term of this loan and such default continuing for a period of ten (10) days after the due date thereof; (ii) default in the payment of any principal or other amounts due upon the Maturity Date; (iii) the occurrence of any other Event of Default as defined in the Loan Agreement.

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PREJUDGMENT REMEDY WAIVER.  BORROWER ACKNOWLEDGES AND REPRESENTS THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND THAT THE PROCEEDS OF THE LOAN SHALL NOT BE USED FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. THE BORROWER HEREBY VOLUNTARILY WAIVES ANY RIGHTS TO NOTICE OR HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES AS NOW OR HEREAFTER AMENDED, OR AS OTHERWISE REQUIRED BY ANY LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER MAY ELECT TO USE WITH RESPECT TO ANY OF THE COLLATERAL (AS DEFINED IN THE LOAN AGREEMENT).

DELAY IN ENFORCEMENT.  The liability of Borrower under this Note is unconditional and shall not be affected by any extension of time, renewal, waiver or any other modification whatsoever, granted or consented to by the holder.  Any failure by the holder to exercise any right it may have under this Note is not a waiver of the holder’s right to exercise the same or any other right at any other time.

CHANGES.  No agreement by the Lender to change, waive or release the terms of this Note will be valid unless it is in writing and signed by the Borrower and the Lender.

WAIVER, JURY TRIAL WAIVER.  BORROWER WAIVES PRESENTMENT, DEMAND FOR PAYMENT AND NOTICE OF DISHONOR.  BORROWER FURTHER WAIVES A TRIAL BY JURY IN ANY ACTION WITH RESPECT TO THIS NOTE AND AS TO ANY ISSUES ARISING RELATING TO THIS NOTE OR TO THE INSTRUMENTS SECURING THIS NOTE.

GOVERNING LAW; JURISDICTION AND VENUE.  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.  Any action or proceeding to enforce or defend any rights under this Note or under any agreement, instrument or other document contemplated hereby or related hereto; directly or indirectly related to, or connected with, the Loan evidenced hereby or the negotiation, administration or enforcement thereof; or arising from the debtor/creditor relationship of the Borrower and the Lender shall be brought either in the Superior Court of Connecticut or the United States District Court for the District of Connecticut; provided, however, that any action or suit on this Note or the Mortgage or Collateral Assignment (as defined in the Loan Agreement) securing this Note may, at the Lender’s sole option, be brought either in any State or Federal court located within the County in which the property securing this Note is located or other Connecticut Court properly having jurisdiction.  The parties hereto agree that any proceeding instituted in either of such courts shall be of proper venue, and waive any right to challenge the venue of such courts or to seek the transfer or relocation of any such proceeding for any reasons.  The parties hereto further agree that such courts shall have personal jurisdiction over the parties.  Any judgment or decree obtained in any such action or proceeding may be filed or enforced in any other appropriate court.

RIGHT OF SET-OFF.  During the continuance of any Event of Default as defined in this Note, the Lender shall have the right to set-off all sums then present or in transit to the Operating Account (as defined in the Loan Agreement) to the Entire Note Balance without prior notice or demand.  For the purposes of clarity, it is understood and agreed that unless an Event of Default has

9

occurred and is continuing the Lender shall not have any right to withdraw any funds from the Operating Account other than to make regularly scheduled payments of principal and/or interest on the Loan and payments owed by the Borrower under the Interest Rate Protection Agreement when the same are due and payable by the Borrower.

INVALIDITY.  If any provision of this Note or the application of any provision to any person or circumstance shall be invalid or unenforceable, neither the balance of this Note nor the application of the provision to other persons or circumstances shall be affected.

Note Secured by Mortgage.  This Note is secured, inter alia, by the Mortgage, conveying certain real estate and property therein described (the “Property”) and to be duly recorded on the appropriate land records of the Town(s)/City(ies) in which the Property is located.

BINDING EFFECT.  The provisions of this Note are binding on the assigns and successors of the Borrower and shall inure to the benefit of the Lender and its successors and assigns and to subsequent holders of this Note.

INTERPRETATION.  Captions and headings used in this Note are for convenience only.  The singular includes the plural and the plural includes the singular. “Any” means any and all.

Usury Savings Clause.  It is the intent of Lender and Borrower to comply at all times with applicable usury laws.  If at any time such laws would render usurious any amounts called for under this Note or any of the other Loan Documents (as defined in the Loan Agreement), then it is Borrower’s and Lender’s express intention that such excess amount be immediately credited on the principal balance of this Note (or, if this Note has been fully paid, refunded by Lender to Borrower, and Borrower shall accept such refund), and the provisions hereof and thereof be immediately deemed to be reformed and the amounts thereafter collectible hereunder reduced to comply with the then applicable laws, without the necessity of the execution of any further documents, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.  To the extent permitted by law, any such crediting or refund shall not cure or waive any default by Borrower under this Note or any of the other Loan Documents.  If at any time following any such reduction in the interest rate payable by Borrower, there remains unpaid any principal amounts under this Note and the maximum interest rate permitted by applicable law is increased or eliminated, then the interest rate payable hereunder shall be readjusted, to the extent permitted by applicable law, so that the total dollar amount of interest payable hereunder shall be equal to the dollar amount of interest which would have been paid by Borrower without giving effect to the reduction in interest resulting from compliance with the applicable usury laws theretofore in effect. Borrower agrees, however, that in determining whether or not any interest payable under this Note or any of the other Loan Documents is usurious, any non-principal payment (except payments specifically stated in this Note or in any other Loan Document to be interest), including, without limitation, prepayment fees and late charges, shall be deemed to the extent permitted by law, to be an expense, fee, premium or penalty rather than interest.

OTHER OBLIGATIONS.  To the extent the Entire Note Balance is reduced or paid in full by reason of any payment to the Lender, and all or any part of such payment is rescinded, avoided or recovered from the Lender for any reason whatsoever, including, without limitation, any proceedings in connection with the insolvency, bankruptcy or reorganization of the Borrower, the

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amount of such rescinded, avoided or returned payment shall be added to or, in the event this Note has been previously paid in full, shall revive the principal balance of this Note upon which interest may be charged at the applicable rate set forth in this Note and shall be considered part of the Entire Note Balance and all terms and provisions herein shall thereafter apply to same.

EXCULPATION.  Subject to the qualifications below, Lender shall not enforce the liability and obligations of Borrower to perform and observe the obligations contained in this Note, the Mortgage or in any of the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interests under this Note, the Mortgage and the other Loan Documents, or in the property pledged to the Lender in the Mortgage, the rentals or property income or profit received from the Property or any other Collateral (as defined in the Loan Agreement) given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property and all such other Collateral.  By accepting this Note, the Mortgage and the other Loan Documents, Lender agrees that, except as otherwise expressly set forth below, it shall not except as otherwise herein provided, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with this Note, the Mortgage or the other Loan Documents.  The provisions of such exculpation, however, shall not (1) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (2) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (3) affect the validity or enforceability of any guaranty or indemnity made in connection with the Loan or any of the rights and remedies of the Lender thereunder; (4) impair the right of Lender to obtain the appointment of a receiver; (5) impair the enforcement of the Collateral Assignment (as defined in the Loan Agreement); or (6) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of, but only to the extent of:

all costs, expenses, damages (excluding, however, consequential, exemplary or punitive damages) or losses actually incurred by the Lender in connection with the enforcement of the Note, the Mortgage or any other Loan Document and directly or indirectly resulting from any of the following:

the presence of hazardous waste or asbestos in, on or under the Property as set forth in a separate environmental indemnity to be signed by Borrower;

any security deposits or other refundable deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the leases or rental agreements affecting the Property prior to the occurrence of an Event of Default under this Note, the Mortgage or any other Loan Documents that gave rise to such foreclosure or action in lieu thereof;

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the misapplication or conversion by Borrower of (1) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, or (2) any awards or other amounts received in connection with the condemnation of all or a portion of the Property;

physical waste committed on the Property by the Borrower or its affiliates or employees; damage to the Property as a result of the intentional misconduct or gross negligence of Borrower or any affiliate thereof, or any agent or employee of any such persons to the extent not covered by the Borrower’s insurance; or the removal of any portion of the Property in violation of the terms of the Loan Documents following an Event of Default; or

to the extent that Borrower has retained, misapplied, misappropriated or converted rents or other income from the Property (1) after an Event of Default, or (2) prior to applying the rents or other income from the Property to the monthly mortgage debt service obligations or operating expenses directly attributable to the Property (including but not limited to real estate taxes, insurance charges and utilities) but nothing herein shall prevent or limit Borrower’s distribution of excess income after Borrower has discharged its obligations for current scheduled debt service obligations and property expenses on a monthly basis as long as the distributions are not made when Borrower is already aware that the Property will not generate sufficient ongoing cash flow to pay such expenses on a going forward basis.

repayment of the entire sums due under the Note and all other charges, expenses and obligations of the Borrower pursuant to the Mortgage, Loan Agreement and other Loan Documents upon the occurrence of any of the following events:

the commission of any fraud, material misrepresentation or willful misconduct by Borrower or any of its officers, or any other person authorized to make statements or representations, or act, on behalf of Borrower in connection with the Loan;

the Property or any part thereof or interest therein shall be encumbered by a voluntary lien in violation of the terms of the Loan Documents;

failure to maintain or cause to be maintained any insurance policies required under the Mortgage beyond any applicable period of notice and cure, or to pay or provide or cause to be provided the amount of any insurance deductible, to the extent of the applicable deductible, following a casualty event or other insured event;

any voluntary breach or violation of the due on sale provisions or transfer of ownership of the Property, or any portion thereof, other than as may be permitted in the Loan Documents; or

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if the Property or any part thereof shall become an asset in either (a) a voluntary bankruptcy filing or insolvency proceeding, or (b) an involuntary bankruptcy proceeding which is commenced by the Borrower or an entity owned or controlled by Borrower (collectively “Related Party”) and Borrower or Related Party objects to a motion for relief from stay or injunction following a voluntary or involuntary bankruptcy or insolvency proceeding; or

the breach of any material representation, warranty, covenant or indemnification provision in that certain environmental indemnity to be signed by Borrower or in the Mortgage concerning environmental laws, hazardous substances or asbestos;

Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Mortgage or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with the Note, the Mortgage and the other Loan Documents.

No Further Text On This Page – Signature Page Follows

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IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed the day and year first written above.

BORROWER:
GRIFFIN Industrial Realty, INC.,
a Delaware corporation

By:
Name: Anthony J. Galici
Title: Vice President

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Schedule A – Principal Pay Down Schedule

				Principal
				decrease last
	From and	Up to but	Principal	day accrual
#	including:	excluding:	Outstanding	period

1	04/26/2016	06/01/2016	14,350,000.00	26,484.30
2	06/01/2016	07/01/2016	14,323,515.70	28,196.47
3	07/01/2016	08/01/2016	14,295,319.23	26,675.94
4	08/01/2016	09/01/2016	14,268,643.29	26,769.43
5	09/01/2016	10/03/2016	14,241,873.87	28,473.37
6	10/03/2016	11/01/2016	14,213,400.49	26,963.04
7	11/01/2016	12/01/2016	14,186,437.45	28,661.39
8	12/01/2016	01/03/2017	14,157,776.06	27,157.99
9	01/03/2017	02/01/2017	14,130,618.07	27,253.17
10	02/01/2017	03/01/2017	14,103,364.90	32,132.08
11	03/01/2017	04/03/2017	14,071,232.82	27,461.30
12	04/03/2017	05/02/2017	14,043,771.53	29,145.27
13	05/02/2017	06/01/2017	14,014,626.26	27,659.69
14	06/01/2017	07/03/2017	13,986,966.57	29,337.93
15	07/03/2017	08/01/2017	13,957,628.64	27,859.45
16	08/01/2017	09/01/2017	13,929,769.19	27,957.09
17	09/01/2017	10/02/2017	13,901,812.10	29,626.75
18	10/02/2017	11/01/2017	13,872,185.35	28,158.90
19	11/01/2017	12/01/2017	13,844,026.44	29,822.74
20	12/01/2017	01/02/2018	13,814,203.71	28,362.11
21	01/02/2018	02/01/2018	13,785,841.59	28,461.52
22	02/01/2018	03/01/2018	13,757,380.08	33,227.31
23	03/01/2018	04/03/2018	13,724,152.77	28,677.72
24	04/03/2018	05/01/2018	13,695,475.05	30,326.57
25	05/01/2018	06/01/2018	13,665,148.47	28,884.51
26	06/01/2018	07/02/2018	13,636,263.96	30,527.40
27	07/02/2018	08/01/2018	13,605,736.56	29,092.73
28	08/01/2018	09/04/2018	13,576,643.83	29,194.70
29	09/04/2018	10/01/2018	13,547,449.13	30,828.63
30	10/01/2018	11/01/2018	13,516,620.50	29,405.06
31	11/01/2018	12/03/2018	13,487,215.44	31,032.92
32	12/03/2018	01/02/2019	13,456,182.52	29,616.88
33	01/02/2019	02/01/2019	13,426,565.64	29,720.68
34	02/01/2019	03/01/2019	13,396,844.96	34,368.60
35	03/01/2019	04/01/2019	13,362,476.36	29,945.29
36	04/01/2019	05/01/2019	13,332,531.07	31,557.56
37	05/01/2019	06/03/2019	13,300,973.51	30,160.84
38	06/03/2019	07/01/2019	13,270,812.66	31,766.89
39	07/01/2019	08/01/2019	13,239,045.78	30,377.88
40	08/01/2019	09/03/2019	13,208,667.89	30,484.35
41	09/03/2019	10/01/2019	13,178,183.54	32,081.06
42	10/01/2019	11/01/2019	13,146,102.49	30,703.62
43	11/01/2019	12/02/2019	13,115,398.86	32,294.00
44	12/02/2019	01/02/2020	13,083,104.87	30,924.41
45	01/02/2020	02/03/2020	13,052,180.45	31,032.79
46	02/03/2020	03/02/2020	13,021,147.66	34,085.78
47	03/02/2020	04/01/2020	12,987,061.88	31,261.02
48	04/01/2020	05/01/2020	12,955,800.86	32,835.30
49	05/01/2020	06/01/2020	12,922,965.56	31,485.66
50	06/01/2020	07/01/2020	12,891,479.90	33,053.46

51	07/01/2020	08/03/2020	12,858,426.44	31,711.85
52	08/03/2020	09/01/2020	12,826,714.59	31,822.99
53	09/01/2020	10/01/2020	12,794,891.61	33,381.05
54	10/01/2020	11/02/2020	12,761,510.55	32,051.51
55	11/02/2020	12/01/2020	12,729,459.04	33,602.98
56	12/01/2020	01/04/2021	12,695,856.06	32,281.61
57	01/04/2021	02/01/2021	12,663,574.45	32,394.75
58	02/01/2021	03/01/2021	12,631,179.70	36,792.36
59	03/01/2021	04/01/2021	12,594,387.34	32,637.23
60	04/01/2021	05/04/2021	12,561,750.11	34,171.79
61	05/04/2021	06/01/2021	12,527,578.32	32,871.38
62	06/01/2021	07/01/2021	12,494,706.94	34,399.18
63	07/01/2021	08/02/2021	12,460,307.76	33,107.14
64	08/02/2021	09/01/2021	12,427,200.61	33,223.17
65	09/01/2021	10/01/2021	12,393,977.44	34,740.82
66	10/01/2021	11/01/2021	12,359,236.62	33,461.37
67	11/01/2021	12/01/2021	12,325,775.25	34,972.14
68	12/01/2021	01/04/2022	12,290,803.11	33,701.21
69	01/04/2022	02/01/2022	12,257,101.90	33,819.32
70	02/01/2022	03/01/2022	12,223,282.57	38,083.58
71	03/01/2022	04/01/2022	12,185,198.99	34,071.32
72	04/01/2022	05/03/2022	12,151,127.67	35,564.49
73	05/03/2022	06/01/2022	12,115,563.18	34,315.38
74	06/01/2022	07/01/2022	12,081,247.81	35,801.50
75	07/01/2022	08/01/2022	12,045,446.31	34,561.12
76	08/01/2022	09/01/2022	12,010,885.19	34,682.24
77	09/01/2022	10/03/2022	11,976,202.95	36,157.77
78	10/03/2022	11/01/2022	11,940,045.18	34,930.52
79	11/01/2022	12/01/2022	11,905,114.66	36,398.88
80	12/01/2022	01/03/2023	11,868,715.78	35,180.51
81	01/03/2023	02/01/2023	11,833,535.27	35,303.81
82	02/01/2023	03/01/2023	11,798,231.46	39,429.10
83	03/01/2023	04/03/2023	11,758,802.36	35,565.73
84	04/03/2023	05/02/2023	11,723,236.63	37,015.75
85	05/02/2023	06/01/2023	11,686,220.88	35,820.10
86	06/01/2023	07/03/2023	11,650,400.78	37,262.78
87	07/03/2023	08/01/2023	11,613,137.99	36,076.24
88	08/01/2023	09/01/2023	11,577,061.76	36,202.68
89	09/01/2023	10/02/2023	11,540,859.08	37,634.31
90	10/02/2023	11/01/2023	11,503,224.77	36,461.45
91	11/01/2023	12/01/2023	11,466,763.31	37,885.62
92	12/01/2023	01/02/2024	11,428,877.69	36,722.02
93	01/02/2024	02/01/2024	11,392,155.67	36,850.72
94	02/01/2024	03/01/2024	11,355,304.95	39,547.43
95	03/01/2024	04/02/2024	11,315,757.52	37,118.47
96	04/02/2024	05/01/2024	11,278,639.05	38,523.68
97	05/01/2024	06/03/2024	11,240,115.37	37,383.58
98	06/03/2024	07/01/2024	11,202,731.79	38,781.13
99	07/01/2024	08/01/2024	11,163,950.66	37,650.51
100	08/01/2024	09/03/2024	11,126,300.15	37,782.47
101	09/03/2024	10/01/2024	11,088,517.68	39,168.51
102	10/01/2024	11/01/2024	11,049,349.17	38,052.16
103	11/01/2024	12/02/2024	11,011,297.01	39,430.41
104	12/02/2024	01/02/2025	10,971,866.60	38,323.72
105	01/02/2025	02/03/2025	10,933,542.88	38,458.03
106	02/03/2025	03/03/2025	10,895,084.85	42,288.06

107	03/03/2025	04/01/2025	10,852,796.79	38,741.02
108	04/01/2025	05/01/2025	10,814,055.76	40,099.39
109	05/01/2025	06/02/2025	10,773,956.38	39,017.34
110	06/02/2025	07/01/2025	10,734,939.04	40,367.73
111	07/01/2025	08/01/2025	10,694,571.31	39,295.56
112	08/01/2025	09/02/2025	10,655,275.75	39,433.28
113	09/02/2025	10/01/2025	10,615,842.47	40,771.66
114	10/01/2025	11/03/2025	10,575,070.81	39,714.38
115	11/03/2025	12/01/2025	10,535,356.44	41,044.64
116	12/01/2025	01/02/2026	10,494,311.79	39,997.41
117	01/02/2026	02/02/2026	10,454,314.38	40,137.59
118	02/02/2026	03/02/2026	10,414,176.79	43,810.41
119	03/02/2026	04/01/2026	10,370,366.38	40,431.81
120	04/01/2026	05/01/2026	10,329,934.57	10,329,934.57

SCHEDULE B

Master Lease

MASTER LEASE

BETWEEN

GRIFFIN INDUSTRIAL REALTY, INC.

as Landlord

AND

TRADEPORT DEVELOPMENT IV, LLC

as Tenant

Dated:  ____________, 20___

-i-

24.	Fees and Expenses; Interest	18

25.	Waiver of Trial by Jury; Waiver of Notice	18

26.	Delivery of Lease; Integration	19

27.	Successors and Assigns	19

28.	Rules and Regulations	19

29.	Governing Law	19

30.	No Brokerage	19

31.	Invalidity of Particular Provisions	19

32.	Recording	19

33.	Survival	20

34.	Estoppel Certificates	20

35.	Power to Execute	20

36.	Environmental	20

37.	Attorneys’ Fees	21

38.	Partial Release; Early Termination	21

39.	Exhibits	22

-ii-

LIST OF EXHIBITS

Exhibit A – Plan Showing Premises

Exhibit A-1 – Legal Description of 40 International Drive

Exhibit B – Landlord’s Standard Form of Lease

-iii-

MASTER LEASE

This Master Lease (“Lease”) is made as of this ____ day of __________, 20___, by and between GRIFFIN INDUSTRIAL REALTY, INC. a Delaware corporation with an office and place of business at 204 West Newbury Road, Bloomfield, Connecticut 06002 (“Landlord”) and TRADEPORT DEVELOPMENT IV, LLC, a Connecticut limited liability company having an office and place of business at 204 West Newbury Road, Bloomfield, Connecticut 06002 (“Tenant”).

Premises; Term; Proportionate Share; Master Lease.

The Premises.  Upon and subject to the provisions of this Lease, Landlord hereby leases to Tenant and Tenant hereby takes from Landlord certain space consisting of approximately 57,600 rentable square feet as shown on Exhibit A attached hereto (the “Premises”), the Premises being located within and forming a portion of the building known and numbered as 40 International Drive, Windsor, Connecticut (which building contains approximately 100,000 rentable square feet), the building being more particularly described on Exhibit A-1 attached hereto.  The Premises is located within the business park known as New England Tradeport located in Windsor and East Granby, Connecticut (the “Park”), and is leased together with certain areas, improvements, facilities and equipment from time to time designated by Landlord for the general and non-exclusive common use or benefit of Tenant, other tenants and Landlord (“Common Areas”).  For purposes of this Lease the term “Building” shall be deemed to include the building, the land upon which the building is situated, the Common Areas, the parking facilities, and any other buildings, walkways, driveways, fences, and landscaping comprising and forming a portion of 40 International Drive, Windsor, Connecticut.

The Term.  On the terms and conditions herein set forth, Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord, the Premises for a term (the “Lease Term”) commencing on February 1, 2021 (the “Commencement Date”) and terminating on the earlier to occur of (i) January 31, 2026 or (ii) the payment in full of the Loan, as defined in Section 1.4 hereof (such earlier date herein called, the “Expiration Date”).  The term “Lease Year” as used herein shall mean each consecutive twelve (12) month period elapsing after: (i) the Commencement Date if the Commencement Date occurs on the first day of the month; or (ii) the first day of the month following the Commencement Date if the Commencement Date does not occur on the first day of the month.  Notwithstanding the foregoing, the first Lease Year shall include the additional days if any, between the Commencement Date and the first day of the month following the Commencement Date, in the event the Commencement Date does not occur on the first day of a month.

Tenant’s Proportionate Share. For purposes of this Lease, Tenant’s Proportionate Share shall mean 57.60%.

Master Lease.  This Lease is executed and delivered as required by People’s United Bank, National Association (“Lender”) in connection with Lender’s loan to Landlord dated April ____, 2016 in the original principal amount of up to Fourteen Million Three Hundred Fifty Thousand Dollars ($14,350,000) (the “Loan”).  This Lease shall be subordinate to any new lease of any portion of the Premises hereinafter entered into by the Landlord as provided in Section 9 hereof (each a “New Lease” and all of the same hereinafter collectively referred to as, the “New Leases”).  This Lease is intended to be a “Master Lease” and, although Tenant will have the right, subject to any New Leases, to occupy all or part of the Premises for Tenant’s own purposes, the parties contemplate that Landlord will (with the cooperation of Tenant) attempt to lease all or substantial portions of the Premises to third parties for use as offices or any other uses specifically permitted in the Building as provided in Section 9 hereof.  Tenant’s obligation to pay all Fixed Rent and Additional Rent due hereunder, without any deduction or setoff whatsoever, is an independent covenant and is not and shall not be subject, contingent upon, or waived by Landlord’s failure to perform any term or condition of this Lease required to be performed by Landlord.

Rent.  (a) The rent reserved under this Lease (the “Rent”) for the term hereof shall be and consist of:

(i)        Subject to the provisions of Section 2(a)(iii) below, for each Lease Year, annual fixed rent (the “Fixed Rent”) shall be equal to the lesser of (a) the then fair market value of the Premises, but in no event less than $331,200.00 ($5.75 per rentable square foot) minus the fixed or base rent actually collected by the Landlord from tenants at the Premises other than Tenant; or (b) the amount of rent required to achieve the minimum debt service coverage ratio as required under the Loan.  Within ninety (90) days after the expiration of each Lease Year, Landlord shall provide Tenant a notice (“Rent Reconciliation Notice”) setting forth the total amount of Fixed Rent, if any, which was payable by Tenant during such Lease Year in accordance with the requirements of the preceding sentence and Tenant shall pay such sum to Landlord within fifteen (15) days of receipt; plus such other sums of money as shall become due and payable by the Tenant to the Landlord as provided in this Lease, such other sums of money to be deemed to be additional rental whether or not such sums of money are designated as such hereunder.

(ii)        Notwithstanding anything contained herein to the contrary, in the event that Landlord defaults on the Loan and Lender, or a purchaser at a foreclosure of the Mortgage securing the Loan, acquire the Premises, the Fixed Rent payable from and after transfer of title to the Premises through such foreclosure shall thereafter be the then fair market value of the Premises, but in no event less than $5.75 per rentable square foot per Lease Year (prorated for any partial Lease Year) minus the fixed rent or base rent actually collected by the then Landlord from other tenants at the Premises other than Tenant, and such Fixed Rent shall be payable in equal monthly installments on the first day of each calendar month commencing on the first day of the calendar month after the title to the Premises is transferred through the aforesaid foreclosure proceeding.

It is understood and agreed that (i) no delay in the completion or delivery of any Rent Reconciliation Notice shall be deemed a waiver of Landlord’s right to collect Fixed Rent owed by Tenant to Landlord hereunder and (ii) in addition to the Landlord, the Lender shall have the right to send the Rent Reconciliation Notices provided for above.

(b)        The Rent shall be paid to Landlord at its address specified in Section 20 hereof, or at such other place as the Landlord may from time to time designate, in lawful money of the United States of America, as and when the same shall become due and payable and without abatement or offset and without notice or demand therefore except as otherwise specifically provided herein.

(c)        The additional rent shall be payable as hereinafter provided.

Additional Rent.  (a) As used herein:

(i)        “Calendar Year” means each period of twelve (12) consecutive calendar months commencing on January 1 and ending on December 31.

Intentionally Deleted.

“Operating Expenses” means all expenses, costs and disbursements of every kind and nature, except as specially excluded herein, which Landlord incurs because of, or in connection with, the ownership, maintenance, management and operation of the Building and shall include, without limitation, all costs, expenses and disbursements incurred or made in connection with the following:  (a) wages and salaries of all employees, whether employed by Landlord or the Building’s management company, engaged in the operation and maintenance of the Building, and all costs related to or associated with such employees or the carrying out of their duties, including uniforms and their cleaning, taxes, auto allowances and insurance and benefits (including, without limitation, contributions to pension and/or profit sharing plans and vacation or other paid absences); (b) All supplies and materials, including janitorial and lighting supplies, used directly in the operation and maintenance of the Building; (c) All utilities, including, without limitation, electricity, telephone, water, sewer, power, gas, heating, lighting and air conditioning for the Building, except to the extent such utilities are charged directly to, or paid directly by, a tenant of the Building other than as a part of the Operating Expenses; (d) All maintenance, operation and service agreements for the Building, and any equipment related thereto, including, without limitation, service and/or maintenance agreements for the parking facilities, energy management, heating, ventilation, and air-conditioning (“HVAC”), plumbing and electrical systems, and for window cleaning, elevator maintenance, janitorial service, groundskeeping, interior and exterior landscaping and plant maintenance; (e) All repairs to the Building (excluding to the extent repairs are paid for by the proceeds of insurance or by Tenant or other third parties other than as a part of the Operating Expenses), including interior, exterior, structural or nonstructural repairs, and regardless of whether foreseen or unforeseen; provided, however, any such repairs which under generally accepted accounting principles should be classified as capital expenditures shall be amortized on a straight-line basis over their useful lives; (f) All maintenance of the Building, including, without limitation, ice and snow removal, window washing, landscaping, groundskeeping, trash removal and the patching, painting, resealing and complete resurfacing of roads, driveways and parking lots; provided, however, any such maintenance, repairs or replacements which, under generally accepted accounting principles, should be classified as capital expenditures shall be amortized on a straight-line basis over their useful lives; (g) A management fee payable to Landlord or the company or companies managing the Building (not to exceed 4% of total rent payable at the Building); (h) That part of office rent or rental value of space in the Building used or furnished by Landlord to enhance, manage, operate and maintain the Building; (i) Accounting and legal fees incurred in connection with the operation and maintenance of the Building, or related thereto; (j) Any capital improvements made to the Building for the purpose of reducing Operating Expenses or which are required under any governmental law or regulation that was not applicable to the Building as of the Commencement Date of Lease (which are not a result of the nature of Tenant’s specific use of the Premises, which capital improvements shall be the responsibility of Tenant), the cost of which shall be amortized on a straight-line basis over the improvement’s useful life, together with interest on the unamortized balance of such cost at the interest rate (as provided in Section 16.2 of this Lease), or such higher rate as may have been paid by Landlord on funds borrowed for the purposes of constructing such capital improvements; (k) insurance premiums on all insurance policies maintained by Landlord as provided in Section 16.2 hereof; and (l) Other expenses and costs reasonably necessary for operating and maintaining the Building.

Operating Expenses shall not include:  (i) depreciation on the Building (other than as provided in subsections (e), (f) and (j) above); (ii) costs of improvements made specifically for the benefit of a particular tenant and within such tenant’s leased space; (iii) finders’ fees and real estate brokers’ commissions; (iv) Building mortgage principal or interest; (v) capital items other than those referred to in subsections (e),(f) and (j) above.  If the entire Building shall not have been occupied for any part of a Calendar Year, Operating Expenses for that Calendar Year shall be adjusted to reflect the amount of such Operating Expenses that would reasonably have been incurred had the entire Building been occupied by projection of Operating Expenses actually incurred in those portions of the Building occupied throughout the Calendar Year to those portions of the Building which are vacant during part or all of the Calendar Year.

“Taxes” means all taxes, special and general assessments, water rents, rates and charges, sewer rents, and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, and each and every installment thereof which shall or may during the Lease Term hereof (commencing on the Commencement Date) be charged, levied, laid, assessed, imposed, or become due and payable with respect to the Building, or any part thereof, or any buildings, appurtenances or equipment owned by Landlord thereon or therein or any part thereof, together with all interest, under or by virtue of all present or future laws, ordinances, requirements, orders, directives, rules or regulations of the Federal, State, Town or City governments.  Should any governmental taxing authority levy, assess or impose any tax, excise or assessment (other than existing income or franchise tax) upon or against the rentals payable by Tenant to Landlord, either by way of substitution for, or in addition to, any existing tax on land or buildings or otherwise, Tenant shall be responsible for and shall pay directly, or reimburse Landlord, for such tax, excise, or assessment.

(b) In addition to Fixed Rent, and as Additional Rent, Tenant shall pay to Landlord a share of the Operating Expenses and Taxes incurred during the Lease Term equal to the amount determined by the following formula:  (a) Tenant’s Proportionate Share of the total amount of Operating Expenses and Taxes incurred by Landlord during the Lease Term minus (b) an amount equal to the amount which Landlord actually collected from tenants at the Premises other than Tenant with respect to Operating Expenses and Taxes applicable to the Lease Term.

Within ninety (90) days after expiration of each Calendar Year, Landlord shall deliver to Tenant a statement (the “Operating Expenses and Taxes Reconciliation Statement”) certified as correct by Landlord’s certified public accountants setting forth the Operating Expenses and Taxes actually incurred by the Landlord during such Calendar Year.  As a component of the Rent Reconciliation Notice, Landlord shall also provide Tenant with a notice setting forth all amounts of Operating Expenses and Taxes for which Tenant was responsible during such Calendar Year, said amount being Tenant’s Proportionate Share of all Operating Expenses and Taxes as shown on the Operating Expenses and Taxes Reconciliation Statement  minus the total amount of Operating Expenses and Taxes collected by Landlord from tenants at the Premises other than Tenant during such Calendar Year.  Tenant shall pay the amount due within fifteen (15) days of receipt of the Rent Reconciliation Notice.  Tenant shall, at its expense, have the right at all reasonable times (but in no event more often than once per Calendar Year) and upon reasonable advance notice, to audit Landlord’s books and records relating to Operating Expenses and Taxes hereunder.  Any such audit shall be limited to the most recently completed Calendar Year.

It is understood and agreed that (i) no delay in the completion or delivery of any Rent Reconciliation Notice or any Operating Expenses and Tax Reconciliation Statement shall be deemed a waiver of Landlord’s right to collect Additional Rent owed by Tenant to Landlord hereunder and (ii) in addition to the Landlord, the Lender shall have the right to send the Rent Reconciliation Notice and the Operating Expenses and Tax Reconciliation Statements provided for above.

Tenant shall be entitled to Tenant’s Proportionate Share of any refunds, abatements or credits of items of Additional Rent which Landlord receives and which have been paid by Tenant as set forth in this Section 3, after deducting any reasonable costs and expenses incurred by Landlord in the recovery thereof.  Nothing contained herein shall be construed to require Tenant to pay (i) principal, interest or any other charge under any mortgage obtained by Landlord on the Premises, and (ii) any inheritance, estate, succession, transfer, gift, franchise, or income or profit taxes that are or may be imposed upon Landlord.  The provisions of Section 3 hereof and this Section 3 with respect to all final adjustments to account for the actual Fixed Rent and/or Additional Rent payable by Tenant with respect to the applicable periods shall survive any termination or expiration of this Lease.

Repairs and Maintenance.  During the Lease Term, all repairs, both inside and outside, in and about the Premises and the Building which may be necessary, required or desirable to maintain the Premises and the Building at all times in good order and condition (ordinary and reasonable wear and tear excepted), all repairs and maintenance necessary or desirable (ordinary and reasonable wear and tear excepted) to the walls, roof, foundation and structural and non-structural parts of the Building and the Premises, all pipes, mains, conduits, downspouts and mechanical equipment, in, upon or servicing the same, and all landscaping, shall be performed and paid for as follows:

Landlord’s Obligation.  Landlord shall perform and pay for (subject to reimbursement as set forth in Section 3 of this Lease) necessary repairs and maintenance to all exterior walls, roof and other structural components of the Building, repairs of the HVAC, electrical, and plumbing systems, and repairs and maintenance of the sidewalks, parking areas, curbs and landscaped areas and utility lines to the extent located outside of the Premises (however, where the repair or maintenance of any of the foregoing has been made necessary by misuse or neglect by Tenant or Tenant’s agents or employees, licensees, invitees, servants or contractors, or because of any specific use or application by Tenant or Tenant’s business, Tenant shall pay Landlord 100% of the cost necessary to so repair).  Landlord shall also perform (subject to reimbursement as provided in Section 3 of this Lease) reasonable snow, lawn and landscape maintenance, and refuse removal.

Tenant’s Obligation.  Tenant shall maintain and repair, at its expense, all portions of the Premises other than those which Landlord is obligated to maintain or repair as set forth above or herein, including but not limited to plate and window glass.  Tenant shall keep the areas and walkways appurtenant to the Premises free and clear of rubbish and debris and shall store its refuse and rubbish in areas to be designated by, and in accordance with schedules to be established by, Landlord.  Tenant shall be responsible, at its expense, for refuse removal from the Premises.  Tenant shall not commit waste and shall keep the interior of the Premises in a reasonably neat and clean condition at all times.

Utilities.

Services to the Premises.  During the Lease Term, and so long as no event of default shall have occurred and be continuing hereunder, the Landlord shall furnish at Tenant’s cost as provided in Section 5.2, HVAC, hot and cold running water for drinking purposes, electricity for normal office use, restroom facilities and, if applicable elevator facilities to the Premises on a round-the-clock basis.

Utility Charges.  Commencing on the Commencement Date Tenant shall pay all utility charges applicable to the Premises during the Lease Term to Landlord as Additional Rent or directly to the applicable utility company, as directed by Landlord, less any sums actually paid by tenants other than Tenant.  Throughout the term of this Lease and any and all extensions thereof, Landlord shall have the sole and exclusive right to designate and/or change all utility providers to the Premises, the Building and all common areas relating thereto (including, without limitation, electricity, gas, steam, water, sewer, and all other fuels).  The provisions of this paragraph shall be applicable whether or not the Premises are separately metered, and whether or not Tenant pays utility charges to Landlord or directly to any utility company or other utility provider.

Interruption of Services.  Landlord shall not be liable for any interruption in services or for any surges or interruption of electricity, provided Landlord with diligence acts to terminate such interruption.

Use of the Premises.  The Premises shall be used only for general office, warehousing, distribution, assembly, light manufacturing purposes, any ancillary use related thereto, and for no other purpose.  It is understood that Tenant shall not be permitted to use any areas adjacent to the Premises, or any areas designated for parking purposes, for the storage of any materials used in connection with Tenant’s business.  Any unauthorized use of the Premises or areas adjacent to the Premises or areas designated for parking shall constitute a default by Tenant under the terms of this Lease.  All use of the Premises must be in compliance with rules and regulations promulgated for the Premises, the Building and/or the Park by Landlord which may now or hereafter be in effect and of which Tenant has notice and in compliance with all applicable laws, ordinances and regulations of all governmental or quasi-governmental authorities and of all insurance companies insuring the Premises.

In this connection it is understood that Tenant shall only engage in business activities  in the Premises, and in no other areas of the Building or the exterior areas of the Park, without the written permission of Landlord.

Signage.  Landlord shall at Tenant’s expense install any exterior signage with respect to the Premises (including any interior signs visible from the exterior).  Such signage shall be compatible (in terms of size, design, location and color) with Landlord’s sign criteria for the Building and the Park.  Tenant shall not install or exhibit any of the above specified signage.  If any prohibited sign is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same, and Tenant shall pay upon demand any and all expenses incurred by Landlord in such removal.

Parking.  Landlord shall provide to the Tenant at least one (1) unreserved, non-exclusive parking space per 1,000 rentable square feet of Premises in the parking areas maintained by Landlord in the Park.

Assignment and Subletting.

(a) As mentioned in Section 1.4 above, given the nature of this Lease as security for the Loan, the Landlord and Tenant agree to work cooperatively in order to lease to third parties portions of the Premises which are or will become vacant during the term of this Lease.  Any lease of a portion of the Premises which is or will become vacant during the term hereof entered into by Landlord with the consent of Tenant, not to be unreasonably withheld, shall be superior to this Lease and Tenant shall enter into a subordination, non-disturbance agreement or any other document reasonably requested by Landlord to evidence such lease’s superiority hereto.  It is understood and agreed that without Lender’s prior written consent, neither Tenant nor Landlord shall enter into a New Lease, as defined herein, for any portion of the Premises other than a Safe Harbor Lease, as herein defined, which by the terms of the Collateral Assignment, as defined in Section 38 hereof, does not need the consent of the Lender.  A “Safe Harbor Lease” shall mean a lease which meets the following criteria (a) the proposed lease is to a creditworthy, third party tenant not affiliated with the Landlord for a commercially reasonable use consistent with the other current uses at the Premises and which does not involve the storage or handling of hazardous substances, (b) the rent payable under such proposed lease is a rent that is no less than Five and 75/100 Dollars ($5.75) per square foot on a triple net basis, (c) the lease shall be for a term of not less than three (3) years and no greater than ten (10) years, including any tenant extension option(s); provided, however, that such lease, including any extension options, may extend to fifteen (15) years if lease years 11-15 have a rental rate equal to market rental rate as determined during the 10th lease year, (d) the tenant improvement allocation or allowance shall not exceed Fifteen Dollars ($15.00) per rentable square foot unless Landlord provides assurance reasonably acceptable to Lender for the payment of such allocation or allowance in excess of Fifteen Dollars ($15.00) per rentable square foot, (e) such lease does not contain any options to purchase, or other rights to acquire the Premises, or any portion thereof, (f) such lease does not contain any material restrictions on Landlord’s rights to lease remaining portions of the Premises; provided, however, that the granting of the right or option to lease additional space within the Premises upon terms which would otherwise comply with the provisions of this Section 9(a) shall not be considered a material restriction, if such right or option must be exercised upon no more than thirty (30) days’ notice to the tenant and (g) such lease is entered into on Landlord’s standard form of Lease, a copy of which is attached hereto as Exhibit B, or another form of lease approved by Lender, without material modification thereto and provided it conforms to the leasing guidelines in this Section 9(a).

(b)        Tenant shall not sublease or rent the Premises, or any portion thereof or otherwise permit the Premises, or any portion thereof to be used or occupied except pursuant to a Safe Harbor Lease or other lease approved by the Landlord and the Lender.  Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease except with the consent of the Landlord, which Landlord may withhold in its sole discretion, Tenant acknowledges any such consent by Landlord to any such assignment, transfer, mortgage or encumbrance of this Lease by Tenant will require the consent of the Lender.

Compliance with Law, Etc.  Landlord agrees that the Premises may be lawfully used for the purposes set forth in Section 6 hereof.  Tenant shall throughout the Lease Term, at its sole expense, promptly comply with all present and future laws and regulations of all federal, state and municipal governments and appropriate departments, commissions, boards, and officers thereof, or of any policies of insurance affecting the same of which Tenant has notice, or any other body now or hereafter exercising similar functions, which may be applicable to Tenant’s use thereof and/or business operations therefrom, and shall hold Landlord harmless from any fine, penalty or other charge that may be imposed as a result of any such non-compliance.  If Landlord is required to comply with any of the foregoing, then Tenant shall be required to pay Landlord’s costs therefor, such payment to be made upon demand by Landlord.  Any increase in Landlord’s insurance premiums caused by Tenant, or its use of the Premises, shall be paid by Tenant to Landlord upon demand as Additional Rent hereunder, in addition to Tenant’s Proportionate Share of normal rates as provided in Section 3 of this Lease.

Condition of the Premises; Initial Construction; Alterations.

Condition of Premises.  Tenant hereby agrees that it has examined the Premises, is satisfied with the condition thereof, is not relying upon any information, warranty, or other statement by Landlord not specifically set forth herein with respect to the Premises shall accept the Premises “as is” in all respects.

Alterations and Improvements.  Tenant shall not make any alterations or improvements in or to the Building, the Premises or to any systems of the Premises and/or the Building, without the prior written consent of Landlord in each instance.  If approved by Landlord, whether at the Commencement Date or at any other time during the Lease Term, such improvements or alterations shall be performed at the cost of Tenant.  Prior to commencing any such work, Tenant shall deliver to Landlord complete and detailed plans and specifications therefor, for Landlord’s approval, which approval Landlord agrees not to unreasonably withhold or delay provided Landlord is satisfied that Tenant’s work has been properly planned and engineered so as not to affect or lessen the structural integrity of the Building, so as not to overburden or overload any Building system, and so as not to interfere with other tenants within the Building.  Landlord shall have the right to approve the selection of Tenant’s contractors and/or subcontractors performing any work with respect to the Premises, said approval to be withheld in Landlord’s sole discretion.  Prior to commencing any such work, Tenant shall procure (or cause its contractor to procure) and deliver to Landlord comprehensive builder’s risk “all risk” and comprehensive general liability and property damage insurance certificates, in amounts and underwritten by companies reasonably satisfactory to Landlord, naming Landlord as an additional insured party, and requiring at least thirty (30) days’ notice to Landlord prior to any cancellation or modification thereof, and such performance and payment bonds as may be required by Landlord.  Any approved alteration or improvement shall be performed in a good and workmanlike manner, in accordance with all applicable laws, and in a manner so that the structural integrity of the Building shall not be impaired.  Tenant shall obtain all necessary permits and, at Landlord’s option, shall submit to Landlord as-built drawings and/or lien waivers, as required by Landlord.  Upon the making of such alterations or improvements the same shall become the property of Landlord, provided, however, that, at its option, Landlord may, on the termination of this Lease, require that Tenant remove the same at no expense to Landlord and repair any damage caused by such removal so that the Premises shall be left by Tenant in the condition that the Premises were in as of the Commencement Date, ordinary wear and tear excepted.

Landlord’s Right of Entry.  Landlord and Landlord’s authorized agents shall have the right, upon reasonable prior notice (except for cases of emergency), to enter upon the Premises from time to time in order to inspect the same and to perform any work therein as Landlord deems necessary, including without limitation, maintenance, repairs and replacements therein which Landlord deems appropriate, or for the purpose of showing the Premises to prospective purchasers, lessees or mortgagees, but this right shall be exercised in such a manner so as not to unreasonably interfere with Tenant’s use and enjoyment of the Premises.  Without limiting the generality of the foregoing, Landlord shall have the right to install utilities and other appurtenances within the Premises for the benefit of Tenant or for the benefit of other tenants of Landlord, provided that Landlord shall exercise such right upon reasonable prior notice and in such a manner so as not to unreasonably interfere with Tenant’s use and enjoyment of the Premises.

Liens.  Tenant will indemnify and save Landlord harmless from all mechanics’ liens or damages arising with respect to the Premises as a result of any work performed by Tenant and should any such lien be recorded, Tenant will within thirty (30) days after such lien is recorded pay or bond and discharge same.  Should any such lien be recorded and not be released or discharged, Landlord may, at Landlord’s option (but without obligation so to pay or discharge such lien) and after fifteen (15) days’ notice to Tenant, pay and discharge any such lien, at the cost and expense of Tenant.  Landlord’s consent to the performance by Tenant of work on the Premises shall not be deemed consent to or permission for the liening of the Premises by any of Tenant’s contractors.

Default by Tenant; Right to Terminate; Damages; Self Help.

Events of Default.  Each of the following shall constitute an Event of Default:  (i) Tenant fails to pay Rent when due and such failure continues for five (5) days after written notice from Landlord; (ii) Tenant fails to observe or perform any other term, condition or covenant herein binding upon or obligating Tenant within thirty (30) days after written notice from Landlord or if the failure cannot with due diligence be cured within a period of thirty (30) days, if Tenant shall not (a) within such thirty (30) day period advise Landlord of Tenant’s intention to institute all steps necessary to remedy such failure and (b) institute within such thirty (30) day period, and diligently thereafter prosecutes to completion all steps necessary to remedy the same; (iii) Tenant or any guarantor of Tenant’s obligations hereunder (any such guarantor herein called, a “Guarantor”) makes or consents to a general assignment for the benefit of creditors or  a common law composition of creditors, or a receiver of the Premises or for all, or substantially all, of Tenant’s or Guarantor’s assets is appointed; (iv) Tenant or Guarantor files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant or Guarantor and is not discharged by Tenant or Guarantor within ninety (90) days or; (v) Tenant fails to immediately remedy or discontinue any hazardous conditions which Tenant has created or permitted in violation of law or of this Lease.

Landlord’s Remedies.  Upon the occurrence of an Event of Default, Landlord, at its option, without further notice or demand to Tenant, may, in addition to all other rights and remedies provided in this Lease and/or available, at law or in equity, elect one or more of the following remedies:

(A)        Terminate this Lease and Tenant’s right of possession of the Premises, and recover all damages to which Landlord is entitled under law, specifically including but without limitation, all of Landlord’s expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, alterations, legal fees and brokerage commissions).  If Landlord elects to terminate this Lease, every obligation of the parties shall cease as of the date of such termination, except that Tenant shall remain liable for payment of Rent, performance of all other terms and conditions of this Lease to the date of termination and performance of all other terms and conditions of this Lease which expressly survive termination hereof;

Terminate Tenant’s right of possession of the Premises without terminating this Lease, in which event Landlord may, but shall not be obligated to, relet the Premises, or any part thereof, for the account of Tenant, for such rent and term and upon such other conditions as are acceptable to Landlord.   For purposes of such reletting, Landlord is authorized to redecorate, repair, alter and improve the Premises to the extent necessary in Landlord’s discretion.  Until Landlord relets the Premises, Tenant shall remain obligated to pay Rent to Landlord as provided in this Lease.  If and when the Premises are relet and if a sufficient sum is not realized from such reletting after payment of all of Landlord’s expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, alterations, legal fees and brokerage commissions) to satisfy the payment of Rent due under this Lease for any month, Tenant shall pay Landlord any such deficiency upon demand.  Tenant agrees that Landlord may file suit to recover any sums due Landlord under this Section 14.2 from time to time and that such suit or recovery of any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord;

Terminate this Lease and Tenant’s right of possession of the Premises, and recover from Tenant the net present value of the Rent due from the date of termination until the expiration date of the full Lease Term as defined in Section 1.2 of this Lease.

In addition to the foregoing, re-enter and repossess the Premises and remove all persons and effects therefrom, by summary proceeding, ejectment or other legal action or by using such force as may be necessary.  Landlord shall have no liability by reason of any such re-entry, repossession or removal.

Landlord acknowledges that notwithstanding the foregoing, Landlord shall not terminate this Lease due to an Event of Default without first obtaining the Lender’s prior written consent.

Rights Upon Possession.  If Landlord takes possession pursuant to this Section 14, with or without terminating this Lease, Landlord may, at its option, remove Tenant’s alterations, signs, personal property, equipment and other evidences of tenancy, and store them at Tenant’s risk and expense or dispose of them as Landlord may see fit, and take and hold possession of the Premises; provided, however, that if Landlord elects to take possession only without terminating this Lease, such entry and possession shall not terminate this Lease or release Tenant or any Guarantor, in whole or in part, from the obligation to pay the Rent reserved hereunder for the full Lease Term or from any other obligation under this Lease or any guaranty thereof.

No Waiver.  If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord’s rights hereunder.  No waiver by Landlord of any breach shall operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof.  No payment of Rent by Tenant or acceptance of Rent by Landlord shall operate as a waiver of any breach or default by Tenant under this Lease.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent herein stipulated shall be deemed to be other than a payment on account of the earliest unpaid Rent, nor shall any endorsement or statement on any check or communication accompanying a check for the payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.  No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

Right of Landlord to Cure Tenant’s Default.  If an Event of Default shall occur, then Landlord may (but shall not be obligated to) make such payment or do such act to cure the Event of Default, and charge the amount of the expense thereof to Tenant.  Such payment shall be due and payable upon demand; however, the making of such payment or the taking of such action by Landlord shall not be deemed to cure the Event of Default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.  Any such payment made by Landlord on Tenant’s behalf shall bear interest until paid at the interest rate set forth in Section 25.2 of this Lease.

Limitation on Landlord’s Liability; Indemnity.

Limitation on Landlord’s Liability.

(A) Tenant shall look solely to Landlord’s then equity interest in the Building for recovery of any judgment from Landlord and subject to the prior rights of any mortgagee of the Premises, Building or Park; it being agreed that neither Landlord (original or successor), nor any partner (general or limited), associate, executor, participant, principal, agent, employee, executor, or other fiduciary, beneficiary, officer, or other person or entity in or of any partnership, association, joint venture, corporation or other entity, Trust, or Estate from time to time owning Landlord’s interest in this Lease, shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant (it being agreed by Tenant that such exoneration from personal liability is and shall be absolute and complete with no exception whatsoever).

The term “Landlord” as used in this Lease, so far as covenants or agreements on the part of the Landlord are concerned, shall be limited to mean and include only the owner of the Landlord’s interest in this Lease at the time in question, and in the event of any subsequent transfer or transfers of such interest, Landlord herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all liability as respects the performance of any covenants or agreements on the part of Landlord contained in this Lease thereafter to be performed.  Upon any such transfer, the transferee shall be deemed to have assumed, subject to the limitations of this Section 15.1, all of the terms of this Lease to be performed by Landlord.  A mortgagee in possession of the Premises, the Building or the Park, shall not be required to fulfill any of Landlord’s obligations under this Lease unless it agrees to do so in writing.

With respect to any services to be furnished or obligations to be performed by Landlord to Tenant, Landlord shall never be responsible for failure to furnish or perform the same when (and the time for performance of the same shall be extended for such period as Landlord is) prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or, after reasonable effort to obtain same, because of failure of supply, or, after reasonable effort to obtain same, inability to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord’s control, or for any cause due to any act or omission of Tenant, Tenant’s invitees, customers, servants, agents, employees, licensees or any person claiming by, through or under Tenant.

Under no circumstances whatsoever, shall Landlord ever be liable under this Lease for consequential or special damages.

Tenant’s Indemnity.  To the maximum extent this Agreement may be made effective, Tenant agrees to indemnify and save Landlord harmless from and against all claims arising in or about the Premises, the Building or the Park from any act or omission of Tenant, or Tenant’s contractors, licensees, agents, invitees, servants or employees, or arising from any accident, injury or damage whatsoever caused by Tenant’s negligence and to any person or to any property, occurring during the Lease Term and thereafter, so long as Tenant is in occupancy of any part of the Premises.  This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities accrued in or in connection with any such claim or proceeding brought thereon, and the defense thereof with counsel acceptable to Landlord.

Insurance.

Certain Insurance Risks.  Tenant will not do or permit to be done any act or thing upon the Premises, the Building or the Park which would: (i) jeopardize or be in conflict with fire insurance policies covering the Building, and fixtures and property in the Building; or (ii) increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be for general office use of the Premises, the Building or the Park; or (iii) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being conducted upon the Premises.

Landlord’s Insurance.  At all times during the Lease Term, Landlord will carry and maintain:

(A)        fire and extended coverage insurance covering the Building, its equipment and Common Area furnishings, and leasehold improvements in the Premises to the extent of any initial build out of the Premises by the Landlord;

bodily injury and property damage insurance; and

such other insurance as Landlord reasonably determines from time to time, including but not limited to rental interruption insurance.

The insurance coverages and amounts in this Section 16.2 will be determined by Landlord in an exercise of its reasonable discretion.

Tenant’s Insurance.  Unless and until Tenant (or any entity claiming by, through or under Tenant by virtue of this Lease) actually occupies the Premises, Tenant shall not have any obligation to maintain any insurance coverages hereunder.  Upon any party occupying the Premises or any portion thereof under this Lease and at all times during the Lease Term thereafter while such occupancy continues, Tenant will carry and maintain, at Tenant’s expense, the following insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to Landlord:

(A)        Bodily injury and property damage liability insurance, with a combined single occurrence limit of not less than $5,000,000.  All such insurance will be on a commercial general liability form including without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease.  Such insurance shall include waiver of subrogation rights against Landlord.

Insurance covering all of Tenant’s furniture and fixtures, machinery, equipment, stock and any other personal property owned and used in Tenant’s business and found in, on or about the Building, and any leasehold improvements to the Premises in excess of any initial buildout of the Premises by the Landlord, in an amount not less than the full replacement cost.  Property forms will provide coverage on an open perils basis insuring against “all risks of direct physical loss.”  All policy proceeds will be used for the repair or replacement of the property damaged or destroyed, however, if this Lease terminates under the provisions Section 17 of this Lease, Tenant will be entitled to any proceeds resulting from damage to Tenant’s furniture and fixtures, machinery and equipment, stock and any other personal property;

Worker’s compensation insurance insuring against and satisfying Tenant’s obligations and liabilities under the worker’s compensation laws of the state in which the Premises are located, including employer’s liability insurance in the limit of $1,000,000 aggregate.  Such insurance shall include waiver of subrogation rights against Landlord; and

If Tenant operates owned, hired, or nonowned vehicles on the Premises, comprehensive automobile liability will be carried at a limit of liability not less than $1,000,000 combined bodily injury and property damage.

All insurance required under this Section 16.3 shall be issued by such good and reputable insurance companies qualified to do and doing business in the state in which the Premises are located and having a rating not less than Avii as rated in the most current copy of Best’s Insurance Report in the form customary to this locality.

Forms of the Policies.  Certificates of insurance together with copies of the endorsements when applicable naming Landlord, Landlord’s management company, and any others specified by Landlord as additional insureds will be delivered to Landlord prior to Tenant’s occupancy of the Premises and from time to time at least thirty (30) days prior to the expiration of the term of each such policy.  All policies maintained by Tenant will name Landlord, Landlord’s management company, and any such other persons or firms as Landlord specifies from time to time as additional insureds.  All policies maintained by Tenant will provide that they may not be terminated nor may coverage be reduced except after thirty (30) days’ prior written notice to Landlord.  All commercial general liability and property policies maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry.  Commercial general liability insurance required to be maintained by Tenant by this Section 16 will not be subject to a deductible.

Waiver of Subrogation.  Landlord and Tenant each waive any and all rights to recover against the other or against the agents of such other party for any loss or damage to such waiving party in excess of deductible amounts arising from any cause covered by any property insurance required to be carried by such party pursuant to this Section 16 or any other property insurance actually carried by such party to the extent of the limits of such policy.  Landlord and Tenant, from time to time, will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Park or the Premises or the contents of the Park or the Premises.  Tenant agrees to cause all other occupants of the Premises claiming by, under or through Tenant, to execute and deliver to Landlord such a waiver of claims and to obtain such waiver of subrogation rights endorsements.

Adequacy of Coverage.  Landlord and its agents make no representation that the limits of liability specified to be carried by Tenant pursuant to this Section 16 are adequate to protect Tenant.  If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems adequate, at Tenant’s sole expense.

Damage to Premises.  In the event of damage to the Premises or any portion thereof, by fire, the elements or other casualty, so long as the Lender makes available to the Landlord the proceeds of casualty insurance maintained with respect to the Premises, the Landlord shall promptly repair such damage or destruction to the Premises and while rent interruption or business interruption insurance is available to the Landlord or the Lender under the insurance being maintained in accordance with the Mortgage, the Tenant’s obligation to pay Rent shall abate with respect to any portion of the Premises which is untenable until the damages have been repaired, based upon the portion that the untenable portion of the Premises bears to the total Premises.  If rent interruption insurance is not so available, then the Rent shall not so abate.  If the Lender does not so make available to the Landlord the proceeds of casualty insurance, then in the event of damage to the Premises or any portion thereof by fire, the elements or other casualty, the Landlord and the Tenant shall each have the right to remove from this Lease that portion of the Premises which has been so damaged or destroyed or otherwise been rendered unusable due to such damage and destruction, and the Rent payable hereunder shall be reduced based upon the elimination of such space from this Lease.

Condemnation.  If any portion of the Premises is taken by condemnation or any right of eminent domain, and such event results in the taking of any rentable area of the Premises, and the Lender does not turn over to the Landlord the condemnation award payable with respect to such taking, then in such case, the Fixed Rent and Tenant’s Proportionate Share shall be reduced by the ratio that the rentable square footage of the portion of the Premises so taken bears to the rentable square footage of the Premises before such taking, effective as of the date when title vests in the condemning authority.  In the event any such condemnation or taking where the Lender does turn over to the Landlord any condemnation award with respect thereto, this Lease shall continue unaffected thereby and the Tenant shall continue to be responsible for Fixed Rent  and Additional Rent as if no such condemnation shall have occurred.  Tenant shall have no claim against Landlord (or otherwise) as a result of such taking and Landlord alone, and not Tenant, shall have the right to participate in and receive damages and/or compensation for any such taking.  Tenant hereby grants to Landlord all of the Tenant’s rights, if any, to such damages and covenants to execute and deliver such further instruments of assignment thereof as Landlord may from time to time request, provided that the limitations imposed upon Tenant by this Section 18 shall be conditioned upon Landlord diligently pursuing its rights to compensation and/or damages.

Subordination; Mortgagee Protection.

Subordination.  This Lease is and shall be subordinate to any mortgage or mortgages hereafter encumbering the Premises, the Building or the Park, or any portion thereof or interest therein, without the necessity of any further documents.  Tenant agrees to execute and deliver any further instruments which may be required to further effectuate said subordination and nondisturbance and to attorn to the holder of any such mortgage if the holder subsequently becomes the owner of the Premises, the Building or the Park, if such mortgagee shall require such attornment, upon demand of Landlord.  Tenant hereby constitutes and appoints Landlord’s as Tenant’s attorney-in-fact to execute any such instrument on behalf of Tenant.  Upon such attornment no such mortgagee or purchaser shall be (a) liable for any act or omission of Landlord (provided that any such mortgagee or purchaser shall be responsible for curing on-going defaults to the extent they continue beyond the date such mortgagee or purchaser acquires title to the Premises), or (b) bound by any payment of Rent, or other charge made more than thirty (30) days in advance of the due date thereof, or (c) bound by any assignment, surrender, termination, cancellation (except as permitted by this Lease), or by any amendment or modification of this Lease made without the express written consent of such mortgagee if such mortgagee holds its mortgage at the time the instrument in question is executed and Tenant has received written notice of such mortgagee and its address.

Mortgagee Protection.  Tenant agrees to give any mortgagee by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that before such notice Tenant has been notified in writing of the address of such mortgagee.  Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then mortgagee shall have an additional ten (10) days within which to cure such default; provided, however, that if such default cannot be reasonably cured within that time, then such mortgagee shall have such additional time as may be necessary to cure such default so long as mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, the commencement of foreclosure proceedings, if necessary), in which event this Lease shall not be terminated or Rent abated while such remedies are being so diligently pursued.  In the event of the sale of the Park, the Building or the Premises by foreclosure or deed in lieu thereof, the mortgagee or purchaser at such sale shall be responsible for the return of the Security Deposit (as hereinafter defined), if any, only to the extent that such mortgagee or purchaser actually received the Security Deposit.

Notices.  All notices or demands, or exercise of options, given or required to be given hereunder shall be in writing, and shall be deemed delivered if enclosed in a wrapper, sent by United States Certified mail, or by a nationally recognized overnight delivery service with proof of delivery, with proper postage prepaid, addressed to the party to be affected thereby, at the following address:

Landlord:	Griffin Industrial Realty, Inc.
204 West Newberry Road
Bloomfield, CT 06002

With a Copy to:	Thomas M. Daniells, Esquire
Murtha Cullina LLP
CityPlace I
185 Asylum Street
Hartford, CT 06103

Tenant:	Tradeport Development IV, LLC
204 West Newberry Road
Bloomfield, CT 06002

With a Copy to:	Thomas M. Daniells, Esquire
Murtha Cullina LLP
CityPlace I
185 Asylum Street
Hartford, CT 06103

Either party may upon notice as provided for herein,  designate a different address to which subsequent communications shall be sent.

Quiet Enjoyment.  Upon compliance with the terms, conditions, covenants, agreement and provisions of this Lease to be performed by Tenant, Tenant may peaceably and quietly have, hold and enjoy the Premises for the Lease Term.

Expiration/Hold Over.  At the expiration of the Lease Term, Tenant will quit and surrender the Premises in as good a state and condition as reasonable use and wear thereof will permit, and comply with the provisions of Section 11.2 hereof, as applicable.  Any holding over by Tenant shall not operate, except by written agreement, to extend or renew this Lease, and no tenancy of any duration shall be created thereby, provided, however, if Tenant does hold over, without creating any additional estate in Tenant, the then Fixed Rent during the holding over period shall be one hundred twenty-five (125%) percent of the Fixed Rent provided for in the Lease immediately prior to such holding over period.

Control of the Premises and Park.  All automobile parking areas, driveways, walkways, entrances and exits thereto, and other facilities furnished by Landlord in the Premises, the Building and the Park shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Section 23.  Landlord shall have the right to restrict parking by tenants, their officers, agents and employees to employee parking areas; to change traffic patterns, parking spaces and entrances and exits to the Park; to build, remove, or modify existing buildings and structures in the Park; to close all or any portion of the parking areas or facilities; to discourage non-customer parking; to tow and impound, at Tenant’s expense, any improperly parked vehicles belonging to Tenant, or Tenant’s officers, employees, agents or business invitees; and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgment, Landlord shall determine to be advisable.  Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the common areas and facilities of the Park.

Fees and Expenses; Interest.

Fees and Expenses.  If Tenant shall default in the observance or performance of any term on its part to be observed or performed hereunder after applicable cure periods, then Landlord may immediately or at any time thereafter and, unless otherwise provided herein, upon ten (10) days’ notice, perform the same for the account of Tenant.  If Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith including, without limitation, attorney’s fees, in instituting, prosecuting or defending any action or proceedings, such sums paid or obligations incurred with interest and costs shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within fifteen (15) days of rendition of any bill or statement to Tenant therefor.

Interest.  All payments becoming due under this Lease and not paid when due shall bear interest from the applicable due date until received at the lesser of: (i) a floating rate equal to 3% over the prime rate of Citibank, N.A.; or (ii) the highest rate of interest permitted by law.  Tenant shall pay such interest upon demand, and Landlord shall have the same rights and remedies for the non-payment by Tenant of such interest as Landlord has hereunder for the failure of Tenant to pay Fixed Rent.

Waiver of Trial by Jury; Waiver of Notice.

(A)        The parties hereto hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters arising out of or connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises and any emergency, statutory or other remedy.

BECAUSE THIS IS A COMMERCIAL TRANSACTION AS SUCH IS DEFINED IN CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, IN THE EVENT OF DEFAULT OF MONETARY OBLIGATIONS HEREUNDER, TENANT ACKNOWLEDGES AND AGREES THAT AN ATTACHMENT OR A GARNISHMENT MAY BE ISSUED AGAINST TENANT, WITHOUT ANY NOTICE AND  HEARING TO DETERMINE WHETHER OR NOT THERE IS PROBABLE CAUSE TO SUSTAIN THE VALIDITY OF LANDLORD’S CLAIM.  TENANT AUTHORIZES THE ATTORNEY FOR LANDLORD TO ISSUE A WRIT FOR PREJUDGMENT REMEDY WITHOUT A COURT ORDER.  THE TERMS OF THIS WAIVER ARE UNDERSTOOD BY TENANT AND THIS WAIVER IS VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY MADE.

Delivery of Lease; Integration.   No rights are to be conferred upon Tenant until this Lease has been signed by Landlord, and an executed copy of the Lease has been delivered to Tenant.  Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith.  The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant.  All negotiations, considerations, representations and understandings between Landlord and Tenant, or any agent or other representative thereof, are incorporated herein and no prior representations, understandings or agreements from one party to the other shall be binding upon the parties.  The terms hereof may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

Successors and Assigns.  Subject to the terms hereof, all of the terms of this Lease shall inure to the benefit of and be binding upon the respective successors (and to the extent permitted hereunder) and assigns of the parties hereto.

Rules and Regulations.  The rules and regulations appended to this Lease, if any, are hereby made a part of this Lease, and Tenant agrees to comply with and observe the same.  Tenant’s failure to keep and observe said rules and regulations shall constitute a default under the terms of this Lease.  Landlord reserves the right, from time to time, to adopt or amend or supplement said rules and regulations and to reasonably adopt and promulgate additional rules and regulations applicable to the Premises, the Building and to the Park.  Notice of such additional rules and regulations and amendments and supplements, if any, shall be given to Tenant, and Tenant agrees thereupon to comply with any observe all such rules and regulations, and amendments thereto and supplements thereof, provided the same shall be reasonable and shall apply uniformly to all tenants of Landlord within the Park.

Governing Law.  This Lease shall be governed by the law of the State of Connecticut.

No Brokerage.  Tenant warrants and represents that Tenant has not dealt with any broker or other party in connection with the consummation of this Lease; in the event of any brokerage claims against Landlord predicated upon prior dealings with the Tenant named herein by any party, Tenant agrees to defend the same and indemnify Landlord against any such claim.

Invalidity of Particular Provisions.  If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Recording.  Tenant shall not record this Lease, and any such recording will be a default hereunder.  Each party shall, on the request of the other, execute a so-called Notice of Lease or short form lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord’s attorneys.  In no event shall such document set forth the rental or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

Survival.  Without limitation, the obligations hereunder shall survive the termination of this Lease.

Estoppel Certificates.  Tenant and Landlord agree that at any time and from time to time within fifteen (15) days following written notice from the other that both will execute, acknowledge and deliver in recordable form a statement in writing certifying whether this Lease is in full force and effect and if it is in full force and effect, what modifications have been made to the date of the certificates and whether or not any defaults or offsets exist with respect to this Lease and if there are, what they are claimed to be and setting forth the dates to which rent and other charges have been paid in advance, if any, and stating whether or not either party is in default and if so, specifying what the default may be and stating the amount of security deposited with Landlord and stating the commencement and termination dates of the Lease.  The failure of either party to timely execute, acknowledge and deliver to said party a statement as above shall constitute an acknowledgement by said party that this Lease is unmodified and in full force and effect, without default, and the rent and other charges have been duly and fully paid to and including the respective due dates immediately preceding the date of notice regarding such statement.

Power to Execute.  The persons signing this Lease on behalf of Tenant and Landlord each individually certify that they have the full authority to execute the same on behalf of Tenant and Landlord, respectively, and that this Lease has been duly authorized, executed and delivered by Tenant and Landlord and is binding upon Tenant and Landlord in accordance with its terms.

Environmental.  Tenant covenants and agrees (a) that Tenant will not violate any Environmental Laws (as hereinafter defined); (b) that Tenant will not use, store, dispose or generate any Hazardous Materials (as hereinafter defined) in, on, at, or under the Premises, the Building and/or the Park except with Landlord’s written consent, such consent to be withheld in Landlord’s sole discretion; (c) that Tenant will not cause or permit any release, leak, discharge, spill, disposal, or emission of Hazardous Materials in, at, on, or under the Premises, the Building and/or the Park; (d) to give notice to Landlord immediately upon Tenant acquiring any knowledge of the presence of any Hazardous Materials at the Premises, the Building or the Park or of any release, leak, discharge, spill, disposal or emission of Hazardous Materials at the Premises, the Building or the Park, with a full description thereof; (e) to give notice to Landlord immediately of any notice of violation or potential violation of any Environmental Laws received by Tenant; and (f) to promptly comply with any governmental requirements relating to the removal, treatment or disposal of Hazardous Materials caused by or resulting from Tenant’s actions, inactions and/or business operations at the Premises, and provide Landlord with satisfactory evidence of such compliance.

Tenant covenants and agrees that it shall indemnify, hold harmless and defend Landlord and its successors and assigns as owner of the Premises, from and against any and all liability, loss, damage, cost and expense (including, without limitation, attorneys' fees, consultant fees, and expert fees), causes of action, suit, claim, demand or judgment against Tenant, Landlord and/or the Premises and/or the Park of any nature pertaining to a violation by Tenant of the covenants set forth in the immediately preceding paragraph and/or of any nature resulting from the existence of Hazardous Materials at, in, on or under the Premises and/or the Park as a result of any action, inaction and/or business operations of Tenant, Tenant’s agents, employees, contractors, invitees, subtenants, successors or assigns.  The foregoing indemnification shall not apply in the event Landlord has caused the event or circumstance giving rise to the indemnification.

As used in this Section 36 “Environmental Laws” means any and all present and future federal, state or local laws (whether common law, statute, rule, order, regulation or otherwise), permits, and other requirements of governmental authorities  relating in any manner to the environment (land, air and/or water) or to any Hazardous Materials.  As used in this Section 36, “Hazardous Materials” means any and all present and/or future materials and/or substances which are in any way prohibited, controlled or regulated by, or are otherwise defined as hazardous, toxic or controlled under, any Environmental Law.

Without limitation, the representations, covenants and obligations of Tenant as set forth in this Section 36 shall survive any expiration or termination of this Lease.

Attorneys’ Fees.  If, as a result of any default of Tenant in its performance of any of the provisions of this Lease, Landlord uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all attorneys’ fees and expenses so incurred by Landlord.

Partial Release; Early Termination.

Landlord and Tenant acknowledge that pursuant to that certain Open-End Mortgage Deed and Security Agreement dated as of the date hereof granted by Landlord to the Lender as security for the Loan which encumbers the Building in addition to other property owned by Landlord (the “Mortgage”), upon the satisfaction of certain conditions as set forth in the Mortgage, Landlord has the right to obtain partial releases of the Mortgage which may release the Building from the Mortgage.

Landlord and Tenant agree that since the purpose of this Lease is to provide additional security to the Lender for the Loan, notwithstanding anything contained herein to the contrary, this Lease shall automatically terminate upon (i) Landlord’s obtaining Lender’s approval of the Master Lease Release Request as provided in the Assignment of Leases and Rentals dated as of the date hereof granted by the Landlord to the Lender (the “Collateral Assignment”); (ii) upon the payment of the Loan in full prior to the Expiration Date; or (iii) upon the Building being released from the Mortgage as provided in Section 38(a) above.  Landlord agrees that in such event, Landlord shall accept and honor any lease which shall have been entered into by Tenant with any third party in accordance with Section 9 hereof which extends beyond any such early termination of this Lease and Landlord agrees that from and after such early termination date Landlord shall perform all obligations of Tenant, as landlord, thereunder.

Exhibits.  All Exhibits referred to in this Lease are intended to be, and hereby are, included herein and specifically made a part hereof.

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SIGNATURE PAGE F OLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and year first above written.

LANDLORD:

GRIFFIN INDUSTRIAL REALTY, INC.

By:
Name: Anthony J. Galici
Title: Vice President

TENANT:

TRADEPORT DEVELOPMENT IV, LLC

By:	River Bend Holdings, LLC
Its Sole Member

By:	Griffin Industrial, LLC
Its Sole Member

By:
Name: Anthony J. Galici
Title: Vice President

SCHEDULE C

Master Lease

MASTER LEASE

BETWEEN

GRIFFIN INDUSTRIAL REALTY, INC.

as Landlord

AND

TRADEPORT DEVELOPMENT IV, LLC

as Tenant

Dated:  ____________, 20___

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26.	Delivery of Lease; Integration	19

27.	Successors and Assigns	19

28.	Rules and Regulations	19

29.	Governing Law	19

30.	No Brokerage	19

31.	Invalidity of Particular Provisions	19

32.	Recording	19

33.	Survival	20

34.	Estoppel Certificates	20

35.	Power to Execute	20

36.	Environmental	20

37.	Attorneys’ Fees	21

38.	Partial Release; Early Termination	21

39.	Exhibits	22

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LIST OF EXHIBITS

Exhibit A – Legal Description of the Premises

Exhibit B – Landlord’s Standard Form of Lease

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MASTER LEASE

This Master Lease (“Lease”) is made as of this ____ day of __________, 20___, by and between GRIFFIN INDUSTRIAL REALTY, INC. a Delaware corporation with an office and place of business at 204 West Newbury Road, Bloomfield, Connecticut 06002 (“Landlord”) and TRADEPORT DEVELOPMENT IV, LLC, a Connecticut limited liability company having an office and place of business at 204 West Newbury Road, Bloomfield, Connecticut 06002 (“Tenant”).

Premises; Term; Proportionate Share; Master Lease.

The Premises.  Upon and subject to the provisions of this Lease, Landlord hereby leases to Tenant and Tenant hereby takes from Landlord certain space consisting of the land and building known and numbered as 14 International Drive, East Granby, Connecticut (which building contains approximately 40,060 rentable square feet) and being more particularly described on Exhibit A attached hereto (collectively, the “Premises”).  The Premises is located within the business park known as New England Tradeport located in Windsor and East Granby, Connecticut (the “Park”), and is leased together with certain areas, improvements, facilities and equipment from time to time designated by Landlord for the general and non-exclusive common use or benefit of Tenant, other tenants of the Premises and Landlord (“Common Areas”).  For purposes of this Lease the term “Building” shall be deemed to include the building, the land upon which the building is situated, the Common Areas, the parking facilities, and any other buildings, walkways, driveways, fences, and landscaping comprising and forming a portion of 14 International Drive, Connecticut.

The Term.  On the terms and conditions herein set forth, Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord, the Premises for a term (the “Lease Term”) commencing on November 1, 2021 (the “Commencement Date”) and terminating on the earlier to occur of (i) April 30, 2026 or (ii) the payment in full of the Loan, as defined in Section 1.4 hereof (such earlier date herein called, the “Expiration Date”).  The term “Lease Year” as used herein shall mean each consecutive twelve (12) month period elapsing after: (i) the Commencement Date if the Commencement Date occurs on the first day of the month; or (ii) the first day of the month following the Commencement Date if the Commencement Date does not occur on the first day of the month.  Notwithstanding the foregoing, the first Lease Year shall include the additional days if any, between the Commencement Date and the first day of the month following the Commencement Date, in the event the Commencement Date does not occur on the first day of a month, and the last Lease Year shall be the period from the expiration of the last full twelve (12) month Lease Year to the Expiration Date.

Tenant’s Proportionate Share. For purposes of this Lease, Tenant’s Proportionate Share shall mean 100%.

Master Lease.  This Lease is executed and delivered as required by People’s United Bank, National Association (“Lender”) in connection with Lender’s loan to Landlord dated April ____, 2016 in the original principal amount of up to Fourteen Million Three Hundred Fifty Thousand Dollars ($14,350,000) (the “Loan”).  This Lease shall be subordinate to any new lease of any portion of the Premises hereinafter entered into by the Landlord as provided in Section 9 hereof (each a “New Lease” and all of the same hereinafter collectively referred to as, the “New Leases”).  This Lease is intended to be a “Master Lease” and, although Tenant will have the right, subject to any New Leases, to occupy all or part of the Premises for Tenant’s own purposes, the parties contemplate that Landlord will (with the cooperation of Tenant) attempt to lease all or substantial portions of the Premises to third parties for use as offices or any other uses specifically permitted in the Building as provided in Section 9 hereof.  Tenant’s obligation to pay all Fixed Rent and Additional Rent due hereunder, without any deduction or setoff whatsoever, is an independent covenant and is not and shall not be subject, contingent upon, or waived by Landlord’s failure to perform any term or condition of this Lease required to be performed by Landlord.

Rent.  (a) The rent reserved under this Lease (the “Rent”) for the term hereof shall be and consist of:

(ii)        Subject to the provisions of Section 2(a)(iii) below, for each Lease Year, annual fixed rent (the “Fixed Rent”) shall be equal to the lesser of (a) the then fair market value of the Premises, but in no event less than $200,300.00 ($5.00 per rentable square foot) minus the fixed or base rent actually collected by the Landlord from tenants at the Premises other than Tenant; or (b) the amount of rent required to achieve the minimum debt service coverage ratio as required under the Loan.  Fixed Rent shall be appropriately prorated for the last Lease Year.  Within ninety (90) days after the expiration of each Lease Year, Landlord shall provide Tenant a notice (“Rent Reconciliation Notice”) setting forth the total amount of Fixed Rent, if any, which was payable by Tenant during such Lease Year in accordance with the requirements of the preceding sentence and Tenant shall pay such sum to Landlord within fifteen (15) days of receipt; plus such other sums of money as shall become due and payable by the Tenant to the Landlord as provided in this Lease, such other sums of money to be deemed to be additional rental whether or not such sums of money are designated as such hereunder.

(iii)        Notwithstanding anything contained herein to the contrary, in the event that Landlord defaults on the Loan and Lender, or a purchaser at a foreclosure of the Mortgage securing the Loan, acquire the Premises, the Fixed Rent payable from and after transfer of title to the Premises through such foreclosure shall thereafter be the then fair market value of the Premises, but in no event less than $5.00 per rentable square foot per Lease Year (prorated for any partial Lease Year) minus the fixed rent or base rent actually collected by the then Landlord from other tenants at the Premises other than Tenant, and such Fixed Rent shall be payable in equal monthly installments on the first day of each calendar month commencing on the first day of the calendar month after the title to the Premises is transferred through the aforesaid foreclosure proceeding.

It is understood and agreed that (i) no delay in the completion or delivery of any Rent Reconciliation Notice shall be deemed a waiver of Landlord’s right to collect Fixed Rent owed by Tenant to Landlord hereunder and (ii) in addition to the Landlord, the Lender shall have the right to send the Rent Reconciliation Notices provided for above.

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(b)        The Rent shall be paid to Landlord at its address specified in Section 20 hereof, or at such other place as the Landlord may from time to time designate, in lawful money of the United States of America, as and when the same shall become due and payable and without abatement or offset and without notice or demand therefore except as otherwise specifically provided herein.

(c)        The additional rent shall be payable as hereinafter provided.

Additional Rent.  (a) As used herein:

(iv)        “Calendar Year” means each period of twelve (12) consecutive calendar months commencing on January 1 and ending on December 31.

Intentionally Deleted.

“Operating Expenses” means all expenses, costs and disbursements of every kind and nature, except as specially excluded herein, which Landlord incurs because of, or in connection with, the ownership, maintenance, management and operation of the Building and shall include, without limitation, all costs, expenses and disbursements incurred or made in connection with the following:  (a) wages and salaries of all employees, whether employed by Landlord or the Building’s management company, engaged in the operation and maintenance of the Building, and all costs related to or associated with such employees or the carrying out of their duties, including uniforms and their cleaning, taxes, auto allowances and insurance and benefits (including, without limitation, contributions to pension and/or profit sharing plans and vacation or other paid absences); (b) All supplies and materials, including janitorial and lighting supplies, used directly in the operation and maintenance of the Building; (c) All utilities, including, without limitation, electricity, telephone, water, sewer, power, gas, heating, lighting and air conditioning for the Building, except to the extent such utilities are charged directly to, or paid directly by, a tenant of the Building other than as a part of the Operating Expenses; (d) All maintenance, operation and service agreements for the Building, and any equipment related thereto, including, without limitation, service and/or maintenance agreements for the parking facilities, energy management, heating, ventilation, and air-conditioning (“HVAC”), plumbing and electrical systems, and for window cleaning, elevator maintenance, janitorial service, groundskeeping, interior and exterior landscaping and plant maintenance; (e) All repairs to the Building (excluding to the extent repairs are paid for by the proceeds of insurance or by Tenant or other third parties other than as a part of the Operating Expenses), including interior, exterior, structural or nonstructural repairs, and regardless of whether foreseen or unforeseen; provided, however, any such repairs which under generally accepted accounting principles should be classified as capital expenditures shall be amortized on a straight-line basis over their useful lives; (f) All maintenance of the Building, including, without limitation, ice and snow removal, window washing, landscaping, groundskeeping, trash removal and the patching, painting, resealing and complete resurfacing of roads, driveways and parking lots; provided, however, any such maintenance, repairs or replacements which, under generally accepted accounting principles, should be classified as capital expenditures shall be amortized on a straight-line basis over their useful lives; (g) A management fee payable to Landlord or the company or companies managing the Building (not to exceed 4% of total rent payable at the Building); (h) That part of office

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rent or rental value of space in the Building used or furnished by Landlord to enhance, manage, operate and maintain the Building; (i) Accounting and legal fees incurred in connection with the operation and maintenance of the Building, or related thereto; (j) Any capital improvements made to the Building for the purpose of reducing Operating Expenses or which are required under any governmental law or regulation that was not applicable to the Building as of the Commencement Date of Lease (which are not a result of the nature of Tenant’s specific use of the Premises, which capital improvements shall be the responsibility of Tenant), the cost of which shall be amortized on a straight-line basis over the improvement’s useful life, together with interest on the unamortized balance of such cost at the interest rate (as provided in Section 16.2 of this Lease), or such higher rate as may have been paid by Landlord on funds borrowed for the purposes of constructing such capital improvements; (k) insurance premiums on all insurance policies maintained by Landlord as provided in Section 16.2 hereof; and (l) Other expenses and costs reasonably necessary for operating and maintaining the Building.

Operating Expenses shall not include:  (i) depreciation on the Building (other than as provided in subsections (e), (f) and (j) above); (ii) costs of improvements made specifically for the benefit of a particular tenant and within such tenant’s leased space; (iii) finders’ fees and real estate brokers’ commissions; (iv) Building mortgage principal or interest; (v) capital items other than those referred to in subsections (e),(f) and (j) above.  If the entire Building shall not have been occupied for any part of a Calendar Year, Operating Expenses for that Calendar Year shall be adjusted to reflect the amount of such Operating Expenses that would reasonably have been incurred had the entire Building been occupied by projection of Operating Expenses actually incurred in those portions of the Building occupied throughout the Calendar Year to those portions of the Building which are vacant during part or all of the Calendar Year.

“Taxes” means all taxes, special and general assessments, water rents, rates and charges, sewer rents, and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, and each and every installment thereof which shall or may during the Lease Term hereof (commencing on the Commencement Date) be charged, levied, laid, assessed, imposed, or become due and payable with respect to the Building, or any part thereof, or any buildings, appurtenances or equipment owned by Landlord thereon or therein or any part thereof, together with all interest, under or by virtue of all present or future laws, ordinances, requirements, orders, directives, rules or regulations of the Federal, State, Town or City governments.  Should any governmental taxing authority levy, assess or impose any tax, excise or assessment (other than existing income or franchise tax) upon or against the rentals payable by Tenant to Landlord, either by way of substitution for, or in addition to, any existing tax on land or buildings or otherwise, Tenant shall be responsible for and shall pay directly, or reimburse Landlord, for such tax, excise, or assessment.

(b) In addition to Fixed Rent, and as Additional Rent, Tenant shall pay to Landlord a share of the Operating Expenses and Taxes incurred during the Lease Term equal to the amount determined by the following formula:  (a) the total amount of Operating Expenses and Taxes incurred by Landlord during the Lease Term minus (b) an amount equal to the amount which

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Landlord actually collected from tenants at the Premises other than Tenant with respect to Operating Expenses and Taxes applicable to the Lease Term.

Within ninety (90) days after expiration of each Calendar Year, Landlord shall deliver to Tenant a statement (the “Operating Expenses and Taxes Reconciliation Statement”) certified as correct by Landlord’s certified public accountants setting forth the Operating Expenses and Taxes actually incurred by the Landlord during such Calendar Year.  As a component of the Rent Reconciliation Notice, Landlord shall also provide Tenant with a notice setting forth all amounts of Operating Expenses and Taxes for which Tenant was responsible during such Calendar Year, said amount being the total of all Operating Expenses and Taxes as shown on the Operating Expenses and Taxes Reconciliation Statement  minus the total amount of Operating Expenses and Taxes collected by Landlord from tenants at the Premises other than Tenant during such Calendar Year.  Tenant shall pay the amount due within fifteen (15) days of receipt of the Rent Reconciliation Notice.  Tenant shall, at its expense, have the right at all reasonable times (but in no event more often than once per Calendar Year) and upon reasonable advance notice, to audit Landlord’s books and records relating to Operating Expenses and Taxes hereunder.  Any such audit shall be limited to the most recently completed Calendar Year.

It is understood and agreed that (i) no delay in the completion or delivery of any Rent Reconciliation Notice or any Operating Expenses and Tax Reconciliation Statement shall be deemed a waiver of Landlord’s right to collect Additional Rent owed by Tenant to Landlord hereunder and (ii) in addition to the Landlord, the Lender shall have the right to send the Rent Reconciliation Notice and the Operating Expenses and Tax Reconciliation Statements provided for above.

Tenant shall be entitled to Tenant’s Proportionate Share of any refunds, abatements or credits of items of Additional Rent which Landlord receives and which have been paid by Tenant as set forth in this Section 3, after deducting any reasonable costs and expenses incurred by Landlord in the recovery thereof.  Nothing contained herein shall be construed to require Tenant to pay (i) principal, interest or any other charge under any mortgage obtained by Landlord on the Premises, and (ii) any inheritance, estate, succession, transfer, gift, franchise, or income or profit taxes that are or may be imposed upon Landlord.  The provisions of Section 3 hereof and this Section 3 with respect to all final adjustments to account for the actual Fixed Rent and/or Additional Rent payable by Tenant with respect to the applicable periods shall survive any termination or expiration of this Lease.

Repairs and Maintenance.  During the Lease Term, all repairs, both inside and outside, in and about the Premises and the Building which may be necessary, required or desirable to maintain the Premises and the Building at all times in good order and condition (ordinary and reasonable wear and tear excepted), all repairs and maintenance necessary or desirable (ordinary and reasonable wear and tear excepted) to the walls, roof, foundation and structural and non-structural parts of the Building and the Premises, all pipes, mains, conduits, downspouts and mechanical equipment, in, upon or servicing the same, and all landscaping, shall be performed and paid for as follows:

Landlord’s Obligation.  Landlord shall perform and pay for (subject to reimbursement as set forth in Section 3 of this Lease) necessary repairs and maintenance to all

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exterior walls, roof and other structural components of the Building, repairs of the HVAC, electrical, and plumbing systems, and repairs and maintenance of the sidewalks, parking areas, curbs and landscaped areas and utility lines to the extent located outside of the Premises (however, where the repair or maintenance of any of the foregoing has been made necessary by misuse or neglect by Tenant or Tenant’s agents or employees, licensees, invitees, servants or contractors, or because of any specific use or application by Tenant or Tenant’s business, Tenant shall pay Landlord 100% of the cost necessary to so repair).  Landlord shall also perform (subject to reimbursement as provided in Section 3 of this Lease) reasonable snow, lawn and landscape maintenance, and refuse removal.

Tenant’s Obligation.  Tenant shall maintain and repair, at its expense, all portions of the Premises other than those which Landlord is obligated to maintain or repair as set forth above or herein, including but not limited to plate and window glass.  Tenant shall keep the areas and walkways appurtenant to the Premises free and clear of rubbish and debris and shall store its refuse and rubbish in areas to be designated by, and in accordance with schedules to be established by, Landlord.  Tenant shall be responsible, at its expense, for refuse removal from the Premises.  Tenant shall not commit waste and shall keep the interior of the Premises in a reasonably neat and clean condition at all times.

Utilities.

Services to the Premises.  During the Lease Term, and so long as no event of default shall have occurred and be continuing hereunder, the Landlord shall furnish at Tenant’s cost as provided in Section 5.2, HVAC, hot and cold running water for drinking purposes, electricity for normal office use, restroom facilities and, if applicable elevator facilities to the Premises on a round-the-clock basis.

Utility Charges.  Commencing on the Commencement Date Tenant shall pay all utility charges applicable to the Premises during the Lease Term to Landlord as Additional Rent or directly to the applicable utility company, as directed by Landlord, less any sums actually paid by tenants other than Tenant.  Throughout the term of this Lease and any and all extensions thereof, Landlord shall have the sole and exclusive right to designate and/or change all utility providers to the Premises, the Building and all common areas relating thereto (including, without limitation, electricity, gas, steam, water, sewer, and all other fuels).  The provisions of this paragraph shall be applicable whether or not the Premises are separately metered, and whether or not Tenant pays utility charges to Landlord or directly to any utility company or other utility provider.

Interruption of Services.  Landlord shall not be liable for any interruption in services or for any surges or interruption of electricity, provided Landlord with diligence acts to terminate such interruption.

Use of the Premises.  The Premises shall be used only for general office, warehousing, distribution, assembly, light manufacturing purposes, any ancillary use related thereto, and for no other purpose.  It is understood that Tenant shall not be permitted to use any areas adjacent to the Premises, or any areas designated for parking purposes, for the storage of any materials used in connection with Tenant’s business.  Any unauthorized use of the Premises or areas adjacent to the Premises or areas designated for parking shall constitute a default by Tenant under the terms of

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this Lease.  All use of the Premises must be in compliance with rules and regulations promulgated for the Premises, the Building and/or the Park by Landlord which may now or hereafter be in effect and of which Tenant has notice and in compliance with all applicable laws, ordinances and regulations of all governmental or quasi-governmental authorities and of all insurance companies insuring the Premises.

In this connection it is understood that Tenant shall only engage in business activities  in the Premises, and in no other areas of the Building or the exterior areas of the Park, without the written permission of Landlord.

Signage.  Landlord shall at Tenant’s expense install any exterior signage with respect to the Premises (including any interior signs visible from the exterior).  Such signage shall be compatible (in terms of size, design, location and color) with Landlord’s sign criteria for the Building and the Park.  Tenant shall not install or exhibit any of the above specified signage.  If any prohibited sign is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same, and Tenant shall pay upon demand any and all expenses incurred by Landlord in such removal.

Parking.  Landlord shall provide to the Tenant at least one (1) unreserved, non-exclusive parking space per 1,000 rentable square feet of Premises in the parking areas maintained by Landlord in the Park.

Assignment and Subletting.

(a) As mentioned in Section 1.4 above, given the nature of this Lease as security for the Loan, the Landlord and Tenant agree to work cooperatively in order to lease to third parties portions of the Premises which are or will become vacant during the term of this Lease.  Any lease of a portion of the Premises which is or will become vacant during the term hereof entered into by Landlord with the consent of Tenant, not to be unreasonably withheld, shall be superior to this Lease and Tenant shall enter into a subordination, non-disturbance agreement or any other document reasonably requested by Landlord to evidence such lease’s superiority hereto.  It is understood and agreed that without Lender’s prior written consent, neither Tenant nor Landlord shall enter into a New Lease, as defined herein, for any portion of the Premises other than a Safe Harbor Lease, as herein defined, which by the terms of the Collateral Assignment, as defined in Section 38 hereof, does not need the consent of the Lender.  A “Safe Harbor Lease” shall mean a lease which meets the following criteria (a) the proposed lease is to a creditworthy, third party tenant not affiliated with the Landlord for a commercially reasonable use consistent with the other current uses at the Premises and which does not involve the storage or handling of hazardous substances, (b) the rent payable under such proposed lease is a rent that is no less than Five and 00/100 Dollars ($5.00) per square foot on a triple net basis, (c) the lease shall be for a term of not less than three (3) years and no greater than ten (10) years, including any tenant extension option(s); provided, however, that such lease, including any extension options, may extend to fifteen (15) years if lease years 11-15 have a rental rate equal to market rental rate as determined during the 10th lease year, (d) the tenant improvement allocation or allowance shall not exceed Fifteen Dollars ($15.00) per rentable square foot unless Landlord provides assurance reasonably acceptable to Lender for the payment of such allocation or allowance in excess of Fifteen Dollars ($15.00) per rentable square foot, (e) such lease does not contain any options to purchase, or other

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rights to acquire the Premises, or any portion thereof, (f) such lease does not contain any material restrictions on Landlord’s rights to lease remaining portions of the Premises; provided, however, that the granting of the right or option to lease additional space within the Premises upon terms which would otherwise comply with the provisions of this Section 9(a) shall not be considered a material restriction, if such right or option must be exercised upon no more than thirty (30) days’ notice to the tenant and (g) such lease is entered into on Landlord’s standard form of Lease, a copy of which is attached hereto as Exhibit B, or another form of lease approved by Lender, without material modification thereto and provided it conforms to the leasing guidelines in this Section 9(a).

(b)        Tenant shall not sublease or rent the Premises, or any portion thereof or otherwise permit the Premises, or any portion thereof to be used or occupied except pursuant to a Safe Harbor Lease or other lease approved by the Landlord and the Lender.  Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease except with the consent of the Landlord, which Landlord may withhold in its sole discretion, Tenant acknowledges any such consent by Landlord to any such assignment, transfer, mortgage or encumbrance of this Lease by Tenant will require the consent of the Lender.

Compliance with Law, Etc.  Landlord agrees that the Premises may be lawfully used for the purposes set forth in Section 6 hereof.  Tenant shall throughout the Lease Term, at its sole expense, promptly comply with all present and future laws and regulations of all federal, state and municipal governments and appropriate departments, commissions, boards, and officers thereof, or of any policies of insurance affecting the same of which Tenant has notice, or any other body now or hereafter exercising similar functions, which may be applicable to Tenant’s use thereof and/or business operations therefrom, and shall hold Landlord harmless from any fine, penalty or other charge that may be imposed as a result of any such non-compliance.  If Landlord is required to comply with any of the foregoing, then Tenant shall be required to pay Landlord’s costs therefor, such payment to be made upon demand by Landlord.  Any increase in Landlord’s insurance premiums caused by Tenant, or its use of the Premises, shall be paid by Tenant to Landlord upon demand as Additional Rent hereunder, in addition to Tenant’s Proportionate Share of normal rates as provided in Section 3 of this Lease.

Condition of the Premises; Initial Construction; Alterations.

Condition of Premises.  Tenant hereby agrees that it has examined the Premises, is satisfied with the condition thereof, is not relying upon any information, warranty, or other statement by Landlord not specifically set forth herein with respect to the Premises shall accept the Premises “as is” in all respects.

Alterations and Improvements.  Tenant shall not make any alterations or improvements in or to the Building, the Premises or to any systems of the Premises and/or the Building, without the prior written consent of Landlord in each instance.  If approved by Landlord, whether at the Commencement Date or at any other time during the Lease Term, such improvements or alterations shall be performed at the cost of Tenant.  Prior to commencing any such work, Tenant shall deliver to Landlord complete and detailed plans and specifications therefor, for Landlord’s approval, which approval Landlord agrees not to unreasonably withhold or delay provided Landlord is satisfied that Tenant’s work has been properly planned and

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engineered so as not to affect or lessen the structural integrity of the Building, so as not to overburden or overload any Building system, and so as not to interfere with other tenants within the Building.  Landlord shall have the right to approve the selection of Tenant’s contractors and/or subcontractors performing any work with respect to the Premises, said approval to be withheld in Landlord’s sole discretion.  Prior to commencing any such work, Tenant shall procure (or cause its contractor to procure) and deliver to Landlord comprehensive builder’s risk “all risk” and comprehensive general liability and property damage insurance certificates, in amounts and underwritten by companies reasonably satisfactory to Landlord, naming Landlord as an additional insured party, and requiring at least thirty (30) days’ notice to Landlord prior to any cancellation or modification thereof, and such performance and payment bonds as may be required by Landlord.  Any approved alteration or improvement shall be performed in a good and workmanlike manner, in accordance with all applicable laws, and in a manner so that the structural integrity of the Building shall not be impaired.  Tenant shall obtain all necessary permits and, at Landlord’s option, shall submit to Landlord as-built drawings and/or lien waivers, as required by Landlord.  Upon the making of such alterations or improvements the same shall become the property of Landlord, provided, however, that, at its option, Landlord may, on the termination of this Lease, require that Tenant remove the same at no expense to Landlord and repair any damage caused by such removal so that the Premises shall be left by Tenant in the condition that the Premises were in as of the Commencement Date, ordinary wear and tear excepted.

Landlord’s Right of Entry.  Landlord and Landlord’s authorized agents shall have the right, upon reasonable prior notice (except for cases of emergency), to enter upon the Premises from time to time in order to inspect the same and to perform any work therein as Landlord deems necessary, including without limitation, maintenance, repairs and replacements therein which Landlord deems appropriate, or for the purpose of showing the Premises to prospective purchasers, lessees or mortgagees, but this right shall be exercised in such a manner so as not to unreasonably interfere with Tenant’s use and enjoyment of the Premises.  Without limiting the generality of the foregoing, Landlord shall have the right to install utilities and other appurtenances within the Premises for the benefit of Tenant or for the benefit of other tenants of Landlord, provided that Landlord shall exercise such right upon reasonable prior notice and in such a manner so as not to unreasonably interfere with Tenant’s use and enjoyment of the Premises.

Liens.  Tenant will indemnify and save Landlord harmless from all mechanics’ liens or damages arising with respect to the Premises as a result of any work performed by Tenant and should any such lien be recorded, Tenant will within thirty (30) days after such lien is recorded pay or bond and discharge same.  Should any such lien be recorded and not be released or discharged, Landlord may, at Landlord’s option (but without obligation so to pay or discharge such lien) and after fifteen (15) days’ notice to Tenant, pay and discharge any such lien, at the cost and expense of Tenant.  Landlord’s consent to the performance by Tenant of work on the Premises shall not be deemed consent to or permission for the liening of the Premises by any of Tenant’s contractors.

Default by Tenant; Right to Terminate; Damages; Self Help.

Events of Default.  Each of the following shall constitute an Event of Default:  (i) Tenant fails to pay Rent when due and such failure continues for five (5) days after written notice from Landlord; (ii) Tenant fails to observe or perform any other term, condition or covenant herein

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binding upon or obligating Tenant within thirty (30) days after written notice from Landlord or if the failure cannot with due diligence be cured within a period of thirty (30) days, if Tenant shall not (a) within such thirty (30) day period advise Landlord of Tenant’s intention to institute all steps necessary to remedy such failure and (b) institute within such thirty (30) day period, and diligently thereafter prosecutes to completion all steps necessary to remedy the same; (iii) Tenant or any guarantor of Tenant’s obligations hereunder (any such guarantor herein called, a “Guarantor”) makes or consents to a general assignment for the benefit of creditors or  a common law composition of creditors, or a receiver of the Premises or for all, or substantially all, of Tenant’s or Guarantor’s assets is appointed; (iv) Tenant or Guarantor files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant or Guarantor and is not discharged by Tenant or Guarantor within ninety (90) days or; (v) Tenant fails to immediately remedy or discontinue any hazardous conditions which Tenant has created or permitted in violation of law or of this Lease.

Landlord’s Remedies.  Upon the occurrence of an Event of Default, Landlord, at its option, without further notice or demand to Tenant, may, in addition to all other rights and remedies provided in this Lease and/or available, at law or in equity, elect one or more of the following remedies:

(B)        Terminate this Lease and Tenant’s right of possession of the Premises, and recover all damages to which Landlord is entitled under law, specifically including but without limitation, all of Landlord’s expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, alterations, legal fees and brokerage commissions).  If Landlord elects to terminate this Lease, every obligation of the parties shall cease as of the date of such termination, except that Tenant shall remain liable for payment of Rent, performance of all other terms and conditions of this Lease to the date of termination and performance of all other terms and conditions of this Lease which expressly survive termination hereof;

Terminate Tenant’s right of possession of the Premises without terminating this Lease, in which event Landlord may, but shall not be obligated to, relet the Premises, or any part thereof, for the account of Tenant, for such rent and term and upon such other conditions as are acceptable to Landlord.   For purposes of such reletting, Landlord is authorized to redecorate, repair, alter and improve the Premises to the extent necessary in Landlord’s discretion.  Until Landlord relets the Premises, Tenant shall remain obligated to pay Rent to Landlord as provided in this Lease.  If and when the Premises are relet and if a sufficient sum is not realized from such reletting after payment of all of Landlord’s expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, alterations, legal fees and brokerage commissions) to satisfy the payment of Rent due under this Lease for any month, Tenant shall pay Landlord any such deficiency upon demand.  Tenant agrees that Landlord may file suit to recover any sums due Landlord under this Section 14.2 from time to time and that such suit or recovery of any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord;

Terminate this Lease and Tenant’s right of possession of the Premises, and recover from Tenant the net present value of the Rent due from the date of termination until the expiration date of the full Lease Term as defined in Section 1.2 of this Lease.

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In addition to the foregoing, re-enter and repossess the Premises and remove all persons and effects therefrom, by summary proceeding, ejectment or other legal action or by using such force as may be necessary.  Landlord shall have no liability by reason of any such re-entry, repossession or removal.

Landlord acknowledges that notwithstanding the foregoing, Landlord shall not terminate this Lease due to an Event of Default without first obtaining the Lender’s prior written consent.

Rights Upon Possession.  If Landlord takes possession pursuant to this Section 14, with or without terminating this Lease, Landlord may, at its option, remove Tenant’s alterations, signs, personal property, equipment and other evidences of tenancy, and store them at Tenant’s risk and expense or dispose of them as Landlord may see fit, and take and hold possession of the Premises; provided, however, that if Landlord elects to take possession only without terminating this Lease, such entry and possession shall not terminate this Lease or release Tenant or any Guarantor, in whole or in part, from the obligation to pay the Rent reserved hereunder for the full Lease Term or from any other obligation under this Lease or any guaranty thereof.

No Waiver.  If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord’s rights hereunder.  No waiver by Landlord of any breach shall operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof.  No payment of Rent by Tenant or acceptance of Rent by Landlord shall operate as a waiver of any breach or default by Tenant under this Lease.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent herein stipulated shall be deemed to be other than a payment on account of the earliest unpaid Rent, nor shall any endorsement or statement on any check or communication accompanying a check for the payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.  No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

Right of Landlord to Cure Tenant’s Default.  If an Event of Default shall occur, then Landlord may (but shall not be obligated to) make such payment or do such act to cure the Event of Default, and charge the amount of the expense thereof to Tenant.  Such payment shall be due and payable upon demand; however, the making of such payment or the taking of such action by Landlord shall not be deemed to cure the Event of Default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.  Any such payment made by Landlord on Tenant’s behalf shall bear interest until paid at the interest rate set forth in Section 25.2 of this Lease.

Limitation on Landlord’s Liability; Indemnity.

Limitation on Landlord’s Liability.

(C)        Tenant shall look solely to Landlord’s then equity interest in the Building for recovery of any judgment from Landlord and subject to the prior rights of any mortgagee of

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the Premises, Building or Park; it being agreed that neither Landlord (original or successor), nor any partner (general or limited), associate, executor, participant, principal, agent, employee, executor, or other fiduciary, beneficiary, officer, or other person or entity in or of any partnership, association, joint venture, corporation or other entity, Trust, or Estate from time to time owning Landlord’s interest in this Lease, shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant (it being agreed by Tenant that such exoneration from personal liability is and shall be absolute and complete with no exception whatsoever).

The term “Landlord” as used in this Lease, so far as covenants or agreements on the part of the Landlord are concerned, shall be limited to mean and include only the owner of the Landlord’s interest in this Lease at the time in question, and in the event of any subsequent transfer or transfers of such interest, Landlord herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all liability as respects the performance of any covenants or agreements on the part of Landlord contained in this Lease thereafter to be performed.  Upon any such transfer, the transferee shall be deemed to have assumed, subject to the limitations of this Section 15.1, all of the terms of this Lease to be performed by Landlord.  A mortgagee in possession of the Premises, the Building or the Park, shall not be required to fulfill any of Landlord’s obligations under this Lease unless it agrees to do so in writing.

With respect to any services to be furnished or obligations to be performed by Landlord to Tenant, Landlord shall never be responsible for failure to furnish or perform the same when (and the time for performance of the same shall be extended for such period as Landlord is) prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or, after reasonable effort to obtain same, because of failure of supply, or, after reasonable effort to obtain same, inability to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord’s control, or for any cause due to any act or omission of Tenant, Tenant’s invitees, customers, servants, agents, employees, licensees or any person claiming by, through or under Tenant.

Under no circumstances whatsoever, shall Landlord ever be liable under this Lease for consequential or special damages.

Tenant’s Indemnity.  To the maximum extent this Agreement may be made effective, Tenant agrees to indemnify and save Landlord harmless from and against all claims arising in or about the Premises, the Building or the Park from any act or omission of Tenant, or Tenant’s contractors, licensees, agents, invitees, servants or employees, or arising from any accident, injury or damage whatsoever caused by Tenant’s negligence and to any person or to any property, occurring during the Lease Term and thereafter, so long as Tenant is in occupancy of any part of the Premises.  This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities accrued in or in connection with any such claim or proceeding brought thereon, and the defense thereof with counsel acceptable to Landlord.

Insurance.

Certain Insurance Risks.  Tenant will not do or permit to be done any act or thing upon the Premises, the Building or the Park which would: (i) jeopardize or be in conflict with fire

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insurance policies covering the Building, and fixtures and property in the Building; or (ii) increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be for general office use of the Premises, the Building or the Park; or (iii) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being conducted upon the Premises.

Landlord’s Insurance.  At all times during the Lease Term, Landlord will carry and maintain:

(D)        fire and extended coverage insurance covering the Building, its equipment and Common Area furnishings, and leasehold improvements in the Premises to the extent of any initial build out of the Premises by the Landlord;

bodily injury and property damage insurance; and

such other insurance as Landlord reasonably determines from time to time, including but not limited to rental interruption insurance.

The insurance coverages and amounts in this Section 16.2 will be determined by Landlord in an exercise of its reasonable discretion.

Tenant’s Insurance.  Unless and until Tenant (or any entity claiming by, through or under Tenant by virtue of this Lease) actually occupies the Premises, Tenant shall not have any obligation to maintain any insurance coverages hereunder.  Upon any party occupying the Premises or any portion thereof under this Lease and at all times during the Lease Term thereafter while such occupancy continues, Tenant will carry and maintain, at Tenant’s expense, the following insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to Landlord:

(E)        Bodily injury and property damage liability insurance, with a combined single occurrence limit of not less than $5,000,000.  All such insurance will be on a commercial general liability form including without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease.  Such insurance shall include waiver of subrogation rights against Landlord.

Insurance covering all of Tenant’s furniture and fixtures, machinery, equipment, stock and any other personal property owned and used in Tenant’s business and found in, on or about the Building, and any leasehold improvements to the Premises in excess of any initial buildout of the Premises by the Landlord, in an amount not less than the full replacement cost.  Property forms will provide coverage on an open perils basis insuring against “all risks of direct physical loss.”  All policy proceeds will be used for the repair or replacement of the property damaged or destroyed, however, if this Lease terminates under the provisions Section 17 of this Lease, Tenant will be entitled to any proceeds resulting from damage to Tenant’s furniture and fixtures, machinery and equipment, stock and any other personal property;

Worker’s compensation insurance insuring against and satisfying Tenant’s obligations and liabilities under the worker’s compensation laws of the state in which the Premises

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are located, including employer’s liability insurance in the limit of $1,000,000 aggregate.  Such insurance shall include waiver of subrogation rights against Landlord; and

If Tenant operates owned, hired, or nonowned vehicles on the Premises, comprehensive automobile liability will be carried at a limit of liability not less than $1,000,000 combined bodily injury and property damage.

All insurance required under this Section 16.3 shall be issued by such good and reputable insurance companies qualified to do and doing business in the state in which the Premises are located and having a rating not less than Avii as rated in the most current copy of Best’s Insurance Report in the form customary to this locality.

Forms of the Policies.  Certificates of insurance together with copies of the endorsements when applicable naming Landlord, Landlord’s management company, and any others specified by Landlord as additional insureds will be delivered to Landlord prior to Tenant’s occupancy of the Premises and from time to time at least thirty (30) days prior to the expiration of the term of each such policy.  All policies maintained by Tenant will name Landlord, Landlord’s management company, and any such other persons or firms as Landlord specifies from time to time as additional insureds.  All policies maintained by Tenant will provide that they may not be terminated nor may coverage be reduced except after thirty (30) days’ prior written notice to Landlord.  All commercial general liability and property policies maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry.  Commercial general liability insurance required to be maintained by Tenant by this Section 16 will not be subject to a deductible.

Waiver of Subrogation.  Landlord and Tenant each waive any and all rights to recover against the other or against the agents of such other party for any loss or damage to such waiving party in excess of deductible amounts arising from any cause covered by any property insurance required to be carried by such party pursuant to this Section 16 or any other property insurance actually carried by such party to the extent of the limits of such policy.  Landlord and Tenant, from time to time, will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Park or the Premises or the contents of the Park or the Premises.  Tenant agrees to cause all other occupants of the Premises claiming by, under or through  Tenant, to execute and deliver to Landlord such a waiver of claims and to obtain such waiver of subrogation rights endorsements.

Adequacy of Coverage.  Landlord and its agents make no representation that the limits of liability specified to be carried by Tenant pursuant to this Section 16 are adequate to protect Tenant.  If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems adequate, at Tenant’s sole expense.

Damage to Premises.  In the event of damage to the Premises or any portion thereof, by fire, the elements or other casualty, so long as the Lender makes available to the Landlord the proceeds of casualty insurance maintained with respect to the Premises, the Landlord shall promptly repair such damage or destruction to the Premises and while rent interruption or business interruption insurance is available to the Landlord or the Lender under the insurance being maintained in accordance with the Mortgage, the Tenant’s obligation to pay Rent shall abate with

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respect to any portion of the Premises which is untenable until the damages have been repaired, based upon the portion that the untenable portion of the Premises bears to the total Premises.  If rent interruption insurance is not so available, then the Rent shall not so abate.  If the Lender does not so make available to the Landlord the proceeds of casualty insurance, then in the event of damage to the Premises or any portion thereof by fire, the elements or other casualty, the Landlord and the Tenant shall each have the right to remove from this Lease that portion of the Premises which has been so damaged or destroyed or otherwise been rendered unusable due to such damage and destruction, and the Rent payable hereunder shall be reduced based upon the elimination of such space from this Lease.

Condemnation.  If any portion of the Premises is taken by condemnation or any right of eminent domain, and such event results in the taking of any rentable area of the Premises, and the Lender does not turn over to the Landlord the condemnation award payable with respect to such taking, then in such case, the Fixed Rent and Tenant’s Proportionate Share shall be reduced by the ratio that the rentable square footage of the portion of the Premises so taken bears to the rentable square footage of the Premises before such taking, effective as of the date when title vests in the condemning authority.  In the event any such condemnation or taking where the Lender does turn over to the Landlord any condemnation award with respect thereto, this Lease shall continue unaffected thereby and the Tenant shall continue to be responsible for Fixed Rent  and Additional Rent as if no such condemnation shall have occurred.  Tenant shall have no claim against Landlord (or otherwise) as a result of such taking and Landlord alone, and not Tenant, shall have the right to participate in and receive damages and/or compensation for any such taking.  Tenant hereby grants to Landlord all of the Tenant’s rights, if any, to such damages and covenants to execute and deliver such further instruments of assignment thereof as Landlord may from time to time request, provided that the limitations imposed upon Tenant by this Section 18 shall be conditioned upon Landlord diligently pursuing its rights to compensation and/or damages.

Subordination; Mortgagee Protection.

Subordination.  This Lease is and shall be subordinate to any mortgage or mortgages hereafter encumbering the Premises, the Building or the Park, or any portion thereof or interest therein, without the necessity of any further documents.  Tenant agrees to execute and deliver any further instruments which may be required to further effectuate said subordination and nondisturbance and to attorn to the holder of any such mortgage if the holder subsequently becomes the owner of the Premises, the Building or the Park, if such mortgagee shall require such attornment, upon demand of Landlord.  Tenant hereby constitutes and appoints Landlord’s as Tenant’s attorney-in-fact to execute any such instrument on behalf of Tenant.  Upon such attornment no such mortgagee or purchaser shall be (a) liable for any act or omission of Landlord (provided that any such mortgagee or purchaser shall be responsible for curing on-going defaults to the extent they continue beyond the date such mortgagee or purchaser acquires title to the Premises), or (b) bound by any payment of Rent, or other charge made more than thirty (30) days in advance of the due date thereof, or (c) bound by any assignment, surrender, termination, cancellation (except as permitted by this Lease), or by any amendment or modification of this Lease made without the express written consent of such mortgagee if such mortgagee holds its mortgage at the time the instrument in question is executed and Tenant has received written notice of such mortgagee and its address.

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Mortgagee Protection.  Tenant agrees to give any mortgagee by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that before such notice Tenant has been notified in writing of the address of such mortgagee.  Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then mortgagee shall have an additional ten (10) days within which to cure such default; provided, however, that if such default cannot be reasonably cured within that time, then such mortgagee shall have such additional time as may be necessary to cure such default so long as mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, the commencement of foreclosure proceedings, if necessary), in which event this Lease shall not be terminated or Rent abated while such remedies are being so diligently pursued.  In the event of the sale of the Park, the Building or the Premises by foreclosure or deed in lieu thereof, the mortgagee or purchaser at such sale shall be responsible for the return of the Security Deposit (as hereinafter defined), if any, only to the extent that such mortgagee or purchaser actually received the Security Deposit.

Notices.  All notices or demands, or exercise of options, given or required to be given hereunder shall be in writing, and shall be deemed delivered if enclosed in a wrapper, sent by United States Certified mail, or by a nationally recognized overnight delivery service with proof of delivery, with proper postage prepaid, addressed to the party to be affected thereby, at the following address:

Landlord:	Griffin Industrial Realty, Inc.
204 West Newberry Road
Bloomfield, CT 06002

With a Copy to:	Thomas M. Daniells, Esquire
Murtha Cullina LLP
CityPlace I
185 Asylum Street
Hartford, CT 06103

Tenant:	Tradeport Development IV, LLC
204 West Newberry Road
Bloomfield, CT 06002

With a Copy to:	Thomas M. Daniells, Esquire
Murtha Cullina LLP
CityPlace I
185 Asylum Street
Hartford, CT 06103

Either party may upon notice as provided for herein,  designate a different address to which subsequent communications shall be sent.

Quiet Enjoyment.  Upon compliance with the terms, conditions, covenants, agreement and provisions of this Lease to be performed by Tenant, Tenant may peaceably and quietly have, hold and enjoy the Premises for the Lease Term.

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Expiration/Hold Over.  At the expiration of the Lease Term, Tenant will quit and surrender the Premises in as good a state and condition as reasonable use and wear thereof will permit, and comply with the provisions of Section 11.2 hereof, as applicable.  Any holding over by Tenant shall not operate, except by written agreement, to extend or renew this Lease, and no tenancy of any duration shall be created thereby, provided, however, if Tenant does hold over, without creating any additional estate in Tenant, the then Fixed Rent during the holding over period shall be one hundred twenty-five (125%) percent of the Fixed Rent provided for in the Lease immediately prior to such holding over period.

Control of the Premises and Park.  All automobile parking areas, driveways, walkways, entrances and exits thereto, and other facilities furnished by Landlord in the Premises, the Building and the Park shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Section 23.  Landlord shall have the right to restrict parking by tenants, their officers, agents and employees to employee parking areas; to change traffic patterns, parking spaces and entrances and exits to the Park; to build, remove, or modify existing buildings and structures in the Park; to close all or any portion of the parking areas or facilities; to discourage non-customer parking; to tow and impound, at Tenant’s expense, any improperly parked vehicles belonging to Tenant, or Tenant’s officers, employees, agents or business invitees; and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgment, Landlord shall determine to be advisable.  Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the common areas and facilities of the Park.

Fees and Expenses; Interest.

Fees and Expenses.  If Tenant shall default in the observance or performance of any term on its part to be observed or performed hereunder after applicable cure periods, then Landlord may immediately or at any time thereafter and, unless otherwise provided herein, upon ten (10) days’ notice, perform the same for the account of Tenant.  If Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith including, without limitation, attorney’s fees, in instituting, prosecuting or defending any action or proceedings, such sums paid or obligations incurred with interest and costs shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within fifteen (15) days of rendition of any bill or statement to Tenant therefor.

Interest.  All payments becoming due under this Lease and not paid when due shall bear interest from the applicable due date until received at the lesser of: (i) a floating rate equal to 3% over the prime rate of Citibank, N.A.; or (ii) the highest rate of interest permitted by law.  Tenant shall pay such interest upon demand, and Landlord shall have the same rights and remedies for the non-payment by Tenant of such interest as Landlord has hereunder for the failure of Tenant to pay Fixed Rent.

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Waiver of Trial by Jury; Waiver of Notice.

(F)        The parties hereto hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters arising out of or connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises and any emergency, statutory or other remedy.

BECAUSE THIS IS A COMMERCIAL TRANSACTION AS SUCH IS DEFINED IN CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, IN THE EVENT OF DEFAULT OF MONETARY OBLIGATIONS HEREUNDER, TENANT ACKNOWLEDGES AND AGREES THAT AN ATTACHMENT OR A GARNISHMENT MAY BE ISSUED AGAINST TENANT, WITHOUT ANY NOTICE AND  HEARING TO DETERMINE WHETHER OR NOT THERE IS PROBABLE CAUSE TO SUSTAIN THE VALIDITY OF LANDLORD’S CLAIM.  TENANT AUTHORIZES THE ATTORNEY FOR LANDLORD TO ISSUE A WRIT FOR PREJUDGMENT REMEDY WITHOUT A COURT ORDER.  THE TERMS OF THIS WAIVER ARE UNDERSTOOD BY TENANT AND THIS WAIVER IS VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY MADE.

Delivery of Lease; Integration.   No rights are to be conferred upon Tenant until this Lease has been signed by Landlord, and an executed copy of the Lease has been delivered to Tenant.  Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith.  The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant.  All negotiations, considerations, representations and understandings between Landlord and Tenant, or any agent or other representative thereof, are incorporated herein and no prior representations, understandings or agreements from one party to the other shall be binding upon the parties.  The terms hereof may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

Successors and Assigns.  Subject to the terms hereof, all of the terms of this Lease shall inure to the benefit of and be binding upon the respective successors (and to the extent permitted hereunder) and assigns of the parties hereto.

Rules and Regulations.  The rules and regulations appended to this Lease, if any, are hereby made a part of this Lease, and Tenant agrees to comply with and observe the same.  Tenant’s failure to keep and observe said rules and regulations shall constitute a default under the terms of this Lease.  Landlord reserves the right, from time to time, to adopt or amend or supplement said rules and regulations and to reasonably adopt and promulgate additional rules and regulations applicable to the Premises, the Building and to the Park.  Notice of such additional rules and regulations and amendments and supplements, if any, shall be given to Tenant, and Tenant agrees thereupon to comply with any observe all such rules and regulations, and amendments thereto and supplements thereof, provided the same shall be reasonable and shall apply uniformly to all tenants of Landlord within the Park.

Governing Law.  This Lease shall be governed by the law of the State of Connecticut.

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No Brokerage.  Tenant warrants and represents that Tenant has not dealt with any broker or other party in connection with the consummation of this Lease; in the event of any brokerage claims against Landlord predicated upon prior dealings with the Tenant named herein by any party, Tenant agrees to defend the same and indemnify Landlord against any such claim.

Invalidity of Particular Provisions.  If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Recording.  Tenant shall not record this Lease, and any such recording will be a default hereunder.  Each party shall, on the request of the other, execute a so-called Notice of Lease or short form lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord’s attorneys.  In no event shall such document set forth the rental or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

Survival.  Without limitation, the obligations hereunder shall survive the termination of this Lease.

Estoppel Certificates.  Tenant and Landlord agree that at any time and from time to time within fifteen (15) days following written notice from the other that both will execute, acknowledge and deliver in recordable form a statement in writing certifying whether this Lease is in full force and effect and if it is in full force and effect, what modifications have been made to the date of the certificates and whether or not any defaults or offsets exist with respect to this Lease and if there are, what they are claimed to be and setting forth the dates to which rent and other charges have been paid in advance, if any, and stating whether or not either party is in default and if so, specifying what the default may be and stating the amount of security deposited with Landlord and stating the commencement and termination dates of the Lease.  The failure of either party to timely execute, acknowledge and deliver to said party a statement as above shall constitute an acknowledgement by said party that this Lease is unmodified and in full force and effect, without default, and the rent and other charges have been duly and fully paid to and including the respective due dates immediately preceding the date of notice regarding such statement.

Power to Execute.  The persons signing this Lease on behalf of Tenant and Landlord each individually certify that they have the full authority to execute the same on behalf of Tenant and Landlord, respectively, and that this Lease has been duly authorized, executed and delivered by Tenant and Landlord and is binding upon Tenant and Landlord in accordance with its terms.

Environmental.  Tenant covenants and agrees (a) that Tenant will not violate any Environmental Laws (as hereinafter defined); (b) that Tenant will not use, store, dispose or generate any Hazardous Materials (as hereinafter defined) in, on, at, or under the Premises, the Building and/or the Park except with Landlord’s written consent, such consent to be withheld in Landlord’s sole discretion; (c) that Tenant will not cause or permit any release, leak, discharge,

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spill, disposal, or emission of Hazardous Materials in, at, on, or under the Premises, the Building and/or the Park; (d) to give notice to Landlord immediately upon Tenant acquiring any knowledge of the presence of any Hazardous Materials at the Premises, the Building or the Park or of any release, leak, discharge, spill, disposal or emission of Hazardous Materials at the Premises, the Building or the Park, with a full description thereof; (e) to give notice to Landlord immediately of any notice of violation or potential violation of any Environmental Laws received by Tenant; and (f) to promptly comply with any governmental requirements relating to the removal, treatment or disposal of Hazardous Materials caused by or resulting from Tenant’s actions, inactions and/or business operations at the Premises, and provide Landlord with satisfactory evidence of such compliance.

Tenant covenants and agrees that it shall indemnify, hold harmless and defend Landlord and its successors and assigns as owner of the Premises, from and against any and all liability, loss, damage, cost and expense (including, without limitation, attorneys' fees, consultant fees, and expert fees), causes of action, suit, claim, demand or judgment against Tenant, Landlord and/or the Premises and/or the Park of any nature pertaining to a violation by Tenant of the covenants set forth in the immediately preceding paragraph and/or of any nature resulting from the existence of Hazardous Materials at, in, on or under the Premises and/or the Park as a result of any action, inaction and/or business operations of Tenant, Tenant’s agents, employees, contractors, invitees, subtenants, successors or assigns.  The foregoing indemnification shall not apply in the event Landlord has caused the event or circumstance giving rise to the indemnification.

As used in this Section 36 “Environmental Laws” means any and all present and future federal, state or local laws (whether common law, statute, rule, order, regulation or otherwise), permits, and other requirements of governmental authorities  relating in any manner to the environment (land, air and/or water) or to any Hazardous Materials.  As used in this Section 36, “Hazardous Materials” means any and all present and/or future materials and/or substances which are in any way prohibited, controlled or regulated by, or are otherwise defined as hazardous, toxic or controlled under, any Environmental Law.

Without limitation, the representations, covenants and obligations of Tenant as set forth in this Section 36 shall survive any expiration or termination of this Lease.

Attorneys’ Fees.  If, as a result of any default of Tenant in its performance of any of the provisions of this Lease, Landlord uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all attorneys’ fees and expenses so incurred by Landlord.

Partial Release; Early Termination.

Landlord and Tenant acknowledge that pursuant to that certain Open-End Mortgage Deed and Security Agreement dated as of the date hereof granted by Landlord to the Lender as security for the Loan which encumbers the Premises in addition to other property owned by Landlord (the “Mortgage”), upon the satisfaction of certain conditions as set forth in the Mortgage, Landlord has the right to obtain partial releases of the Mortgage which may release the Premises from the Mortgage.

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Landlord and Tenant agree that since the purpose of this Lease is to provide additional security to the Lender for the Loan, notwithstanding anything contained herein to the contrary, this Lease shall automatically terminate upon (i) Landlord’s obtaining Lender’s approval of the Master Lease Release Request as provided in the Assignment of Leases and Rentals dated as of the date hereof granted by the Landlord to the Lender (the “Collateral Assignment”); (ii) upon the payment of the Loan in full prior to the Expiration Date; or (iii) upon the Premises being released from the Mortgage as provided in Section 38(a) above.  Landlord agrees that in such event, Landlord shall accept and honor any lease which shall have been entered into by Tenant with any third party in accordance with Section 9 hereof which extends beyond any such early termination of this Lease and Landlord agrees that from and after such early termination date Landlord shall perform all obligations of Tenant, as landlord, thereunder.

Exhibits.  All Exhibits referred to in this Lease are intended to be, and hereby are, included herein and specifically made a part hereof.

[REMAINDER OF PAGE INTENTIONALL LEFT BLANK –

SIGNATURE PAGE F OLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and year first above written.

LANDLORD:

GRIFFIN INDUSTRIAL REALTY, INC.

By:
Name: Anthony J. Galici
Title: Vice President

TENANT:

TRADEPORT DEVELOPMENT IV, LLC

By:	River Bend Holdings, LLC
Its Sole Member

By:	Griffin Industrial, LLC
Its Sole Member

By:
Name: Anthony J. Galici
Title: Vice President

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SCHEDULE D

Guaranty of Lease

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GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (“Guaranty”) made as of the ___ day of _____, 20___ by GRIFFIN INDUSTRIAL REALTY, INC., a Delaware corporation with an office and place of business at 204 West Newberry Road, Bloomfield, Connecticut 06002 (the “Guarantor”) in favor of PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, a national banking association having an office at One Financial Plaza, Hartford, Connecticut 06103 (the “Lender”).

W I T N E S S E T H :

WHEREAS, the Guarantor has received a loan from the Lender in the original principal amount of Fourteen Million Three Hundred Fifty Thousand Dollars ($14,350,000) (the “Loan”), which is evidenced by that certain Loan and Security Agreement dated as of April ___, 2016 between the Guarantor, as Borrower, and the Lender (the “Loan Agreement”) and by that certain $14,350,000 Promissory Note dated April ___, 2016 made by the Guarantor, as Borrower, to the order of the Lender (the “Note”); and

WHEREAS, the obligations of the Guarantor under the Loan Agreement and the Note are secured inter alia by (i) that certain Open-End Mortgage Deed and Security Agreement dated as of April ___, 2016 granted by the Guarantor, as Mortgagor, to the Lender, as Mortgagee, recorded in the East Granby and Windsor, Connecticut Land Records (the “Mortgage”), (ii) that certain Assignment of Lease and Rentals dated as of April ___, 2016 granted by Guarantor, as Assignor, to the Lender, as Assignee and (iii) the other Loan Documents, as defined in the Note (all of such foregoing documents herein called, the “Loan Documents”); and

WHEREAS, as a condition to making the Loan to the Guarantor, the Lender has required that [if the conditions set forth in Section 8.02(a) of the Loan Agreement shall occur, then the Guarantor shall be obligated to enter into this Guaranty to guarantee payment and performance of the Master Lease to be entered into by the Guarantor, as Landlord, and Tradeport Development IV, LLC (“Tradeport”), as Tenant, as provided in such Section 8.02(a) of the Loan Agreement] [if the conditions set forth in Section 8.02(b) of the Loan Agreement shall occur, then the Guarantor shall be obligated to enter into this Guaranty to guarantee payment and performance of the Master Lease to be entered into by the Guarantor, as Landlord, and Tradeport Development IV, LLC (“Tradeport”), as Tenant, as provided in such Section 8.02(b) of the Loan Agreement]; and

WHEREAS, the conditions set forth in Section [8.02(a)] [8.02(b)] of the Loan Agreement have occurred and the Guarantor and Tradeport have entered into that certain Master Lease dated as of the date hereof (the “Master Lease”) relating to [the property known and numbered as 14 International Drive, East Granby, Connecticut] [certain space in the property known and numbered as 40 International Drive, Windsor, Connecticut].

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NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lender to make the Loan to the Guarantor, the Guarantor hereby agrees as follows:

1.        Guaranty.  The Guarantor absolutely and unconditionally guarantees (i) the due and punctual payment of all Rent, as defined in the Master Lease, including all Fixed Rent, Additional Rent and all other sums due and payable by Tradeport under the Master Lease and (ii) the due and punctual performance of, and compliance with all other covenants, agreements, terms, conditions and provisions of the Master Lease required to be performed or complied with by Tradeport under the Master Lease.  This Guaranty is an absolute, unconditional and continuing guaranty of payment and not of collectibility, and in no way conditional or contingent upon any attempt to collect from Tradeport or upon any other condition or contingency.  The Guarantor acknowledges that during the continuance of any Event of Default under the Loan Documents, the Lender has the right to require that the Rent payable by Tradeport under the Master Lease be paid to the Lender and that in the event that the Lender forecloses upon the Mortgage or acquires the Mortgaged Property, as defined in the Mortgage, by deed in lieu of foreclosure (such party so acquiring title to the Mortgaged Property through foreclosure or deed in lieu of foreclosure herein called, the “Subsequent Landlord”), the Subsequent Landlord shall also acquire the Guarantor’s interest as Landlord under the Master Lease, and in any of such events, any payments required to be made by the Guarantor hereunder shall be made directly to the Lender or such Subsequent Landlord, as applicable.

2.        The Guarantor agrees to pay all costs and expenses (including without limitation, reasonable attorneys’ fees and court costs) incurred by, or on behalf of, the Lender in enforcing the obligations of the Guarantor hereunder, but only if the Lender prevails in enforcing this Guaranty.

3.        Any notice or other communication hereunder (each a “Notice”) to any party hereto shall be in writing and shall be given (a) by personal delivery, (b) by certified mail, return receipt requested, or (c) by nationally recognized overnight courier (e.g., Federal Express, UPS), in each case addressed to such party at its address indicated below:

(a)	If to the Guarantor, to:

Griffin Industrial Realty, Inc.
One Rockefeller Plaza
Suite 2301
New York, New York 10020
Attention: Michael S. Gamzon

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and

Griffin Industrial Realty, Inc.
204 West Newberry Street
Bloomfield, Connecticut 06002
Attention: Anthony Galici

With a copy to:

Thomas M. Daniells, Esquire
Murtha Cullina LLP
CityPlace I, 185 Asylum Street
Hartford, Connecticut 06103

(b)	If to the Lender, to:

People’s United Bank, National Association
One Financial Plaza
Hartford, Connecticut 06103
Attention: Sean M. Kenny, Vice President

With a copy to:

John J. Kindl, Esquire
Pullman & Comley, LLC
90 State House Square
Hartford, Connecticut 06103

or to any other address specified by such party in writing.  All such Notices shall be deemed given upon the earlier of (i) receipt by the party to whom such Notice is directed (or a person of suitable age and discretion accepting such Notice at such address) or (ii) refusal to accept delivery by the party to whom such Notice is directed (or by such other suitable person).

4.        The Guarantor represents and warrants to the Lender that: (i) this Guaranty constitutes a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, (ii) the execution and delivery of this Guaranty and compliance with the terms hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of any agreement or instrument to which the Guarantor is a party or by which the Guarantor may be bound, or constitute a default thereunder, or render the Guarantor insolvent, or result in the creation of a lien, charge or encumbrance upon any property or assets of the Guarantor; (iii) as of the date of this Guaranty, the fair saleable value of the Guarantor’s assets exceed its liabilities; (iv) the Guarantor is meeting current liabilities as they mature; and (v) no petition in bankruptcy has been filed by or against the Guarantor.

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5.        This Guaranty, all acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed, construed and interpreted according to the laws of the State of Connecticut.

6.        No failure, omission or delay on the part of the Lender in exercising any rights hereunder or in taking any action to collect or enforce payment or performance of the obligations of the Guarantor hereunder, shall operate as a waiver of any such right or in any manner prejudice the rights of the Lender against the Guarantor.

7.        In case any one or more of the provisions contained in this Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  Notwithstanding the foregoing, it is the intention of the Guarantor and the Lender that if any provision of this Guaranty is capable of two (2) constructions, one of which would render the provision void and the other of which would render the provision valid, then such provision shall be construed in accordance with the construction which renders such provision valid.

8.        THE GUARANTOR ACKNOWLEDGES THAT THIS GUARANTY AND THE TRANSACTIONS CONTEMPLATED BY THE MASTER LEASE ARE COMMERCIAL TRANSACTIONS AND NOT CONSUMER TRANSACTIONS, AND THE GUARANTOR WAIVES ANY RIGHT TO (1) NOTICE AND HEARING ON THE RIGHT OF THE LENDER TO OBTAIN A PREJUDGMENT REMEDY UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, REV. 1958, AS AMENDED, OR AS THE SAME MAY BE AMENDED; (2) NOTICE AND PRIOR HEARING OR OTHER PROCESS ALLOWED UNDER ANY STATE OR FEDERAL CONSTITUTION, STATUTE OR OTHER LAW, NOW OR HEREAFTER AFFECTING PREJUDGMENT REMEDIES; AND (3) ANY REQUIREMENT THAT THE LENDER POST A BOND IN ORDER TO OBTAIN ANY PREJUDGMENT REMEDY.

IN ADDITION, THE GUARANTOR DOES HEREBY WAIVE:  ALL RIGHTS BY STATUTE OR OTHERWISE TO REQUIRE THE LENDER TO INSTITUTE SUIT AGAINST TRADEPORT UNDER THE MASTER LEASE, OR TO EXHAUST ITS RIGHTS AND REMEDIES AGAINST TRADEPORT UNDER THE MASTER LEASE, THE GUARANTOR BEING BOUND TO THE PAYMENT OF EACH AND ALL OBLIGATIONS OF TRADEPORT UNDER THE MASTER LEASE, WHETHER NOW EXISTING OR HEREAFTER ACCRUING, AS FULLY AS IF SUCH OBLIGATIONS WERE DIRECTLY OWING TO THE LENDER BY THE GUARANTOR.

THE GUARANTOR FURTHER WAIVES ALL RIGHTS TO THE BENEFITS OF ANY MORATORIUM, APPRAISEMENT, EXEMPTION AND HOMESTEAD NOW PROVIDED OR WHICH MAY HEREAFTER BE PROVIDED BY ANY FEDERAL OR STATE STATUTE, INCLUDING BUT NOT LIMITED TO EXEMPTIONS PROVIDED BY OR ALLOWED UNDER THE BANKRUPTCY REFORM ACT OF 1978, AS THE SAME MAY BE AMENDED, BOTH AS TO THE GUARANTOR PERSONALLY AND AS TO ALL OF THE GUARANTOR’S PROPERTY, WHETHER REAL OR PERSONAL,

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AGAINST THE ENFORCEMENT AND COLLECTION OF THE OBLIGATIONS OF THE GUARANTOR HEREUNDER; AND THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS GUARANTY.

THE GUARANTOR ACKNOWLEDGES AND AGREES THAT THE WAIVERS CONTAINED IN THIS GUARANTY HAVE BEEN SPECIFICALLY REQUESTED BY THE LENDER AND HAVE BEEN GRANTED BY THE GUARANTOR TO INDUCE THE LENDER TO ACCEPT THIS GUARANTY AND THAT SUCH WAIVERS HAVE BEEN KNOWINGLY AND VOLUNTARILY GIVEN ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF SUCH WAIVERS WITH THE GUARANTOR’S ATTORNEY.

9.        None of the terms, covenants, conditions, warranties or representations contained in this Guaranty may be amended, waived, consolidated, modified or terminated except by an agreement in writing signed by the party against whom enforcement is sought.

10.       This Guaranty shall (i) be binding on the Guarantor and the Guarantor’s successors and assigns and (ii) inure to the benefit of the Lender, any other person or entity who may now or hereafter hold any interest in the Loan and their respective successors and assigns.  Notwithstanding the foregoing, the Guarantor may not assign or otherwise transfer this Guaranty or any of the Guarantor’s rights or obligations hereunder without the express written consent of the Lender, in each instance.

11.         References in this Guaranty to “herein,” “hereof” and “hereunder” shall be deemed to refer to this Guaranty and shall not be limited to the particular text or paragraph in which such words appear.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed as of the day and year first above written.

Signed, Sealed and Delivered

in the Presence of:

GRIFFIN INDUSTRIAL REALTY, INC.

By:
Name:		Name:
Title:

Name:

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